Exhibit 10.1

LOAN AND SECURITY AGREEMENT

dated as of

March 27, 2026

among

ASME O HOLDINGS I FINCO LLC, ASME O HOLDINGS II FINCO LLC,
ASME O HOLDINGS III FINCO LLC,
and each other entity that becomes a Company hereunder,
as Companies,

ASME O HOLDINGS I LP, ASME O HOLDINGS II LP
and
ASME O HOLDINGS III LP
as Parents,

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

and

Ares SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP,
as Servicer

Table of Contents

- ii -

- iii -

Schedules

Schedule 1	Transaction Schedule
Schedule 2	[Reserved]
Schedule 3	Eligibility Criteria
Schedule 4	Concentration Limitations
Schedule 5	Initial Portfolio Investments
Schedule 6	[Reserved]
Schedule 7	Equity Interests
Schedule 8	Excluded Assets

Exhibits

Exhibit A	Form of Request for Advance
Exhibit B	Form of Partial Deferrable Obligation Notice
Exhibit C	Contents of Notice of Acquisition

Annexes

Annex A	Certain Defined Terms, Interest Rates, Schedules and Exhibits

LOAN AND SECURITY AGREEMENT dated as of March 27, 2026 (this “Agreement”) among ASME O HOLDINGS I FINCO LLC, a Delaware limited liability company (as defined below) (“Company I”), ASME O HOLDINGS II FINCO LLC, a Delaware limited liability company (“Company II”), and ASME O HOLDINGS III FINCO LLC, a Delaware limited liability company (“Company III” and together with Company I, Company II, and each other Person that becomes an Excluded Asset Company hereunder, each a “Company” and collectively, the “Companies”), as borrowers; ASME O HOLDINGS I LP, a Delaware limited partnership (“Parent I”), ASME O HOLDINGS II LP, a Delaware limited partnership (“Parent II”) and ASME O HOLDINGS III LP, a Delaware limited partnership (“Parent III” and together with Parent I and Parent II, each a “Parent” and collectively, the “Parents”), Ares SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP, a Delaware limited partnership, as servicer (in such capacity, the “Servicer”); the Lenders party hereto; THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, in its capacities as collateral agent (in such capacity, the “Collateral Agent”) and collateral administrator (in such capacity, the “Collateral Administrator”), and as securities intermediary (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The Servicer and the Companies wish for the Companies to acquire and finance certain sports, media and entertainment assets that are corporate loans, corporate debt securities, music rights securitizations and equity interests (the “Portfolio Investments”), all on and subject to the terms and conditions set forth herein.

Furthermore, each of the Companies intend to enter into a Contribution Agreement (the “Contribution Agreement”), dated on or about the date hereof, between the applicable Company and applicable Parent, pursuant to which such Company shall from time to time acquire Portfolio Investments from its Parent.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”), each other lender party hereto from time to time and each of their respective successors and permitted assigns (collectively, the “Lenders”), have agreed to make advances to the Companies (collectively, “Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”).

Accordingly, in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Certain Defined Terms

“ABL” means a Loan secured solely by a first priority security interest in a discrete asset, pool of assets or stream of revenues.

“Account Control Agreements” means, (a) for each Collateral Account that is a deposit account, a deposit account control agreement in form and substance reasonably satisfactory to the Administrative Agent and (b) for each Collateral Account that is a securities account, a securities account control agreement in form and substance reasonably satisfactory to the Administrative Agent, in each case executed by (i) the Companies or the Guarantor, as applicable, (ii) the Collateral Agent and (iii) the financial institution maintaining such Collateral Account; provided that, in the case of any Collateral Account (including any subaccounts of such Collateral Account) in the name of a Company established with The Bank of New York Mellon Trust Company, National Association in its capacity as Securities Intermediary on the date hereof, the provisions of Article VIII of this Agreement shall be deemed to be the Account Control Agreement with respect to such Collateral Accounts, and no additional Account Control Agreement shall be required to evidence the control of the Collateral Agent over such Collateral Accounts.

“Additional Distribution Date” has the meaning set forth in Section 4.05.

“Adjusted Applicable Margin” means the stated Applicable Margin for Equity Asset Advances, the stated Applicable Margin for First Lien Private Credit Asset Advances, the stated Applicable Margin for First Lien Liquid Credit Asset Advances and the stated Applicable Margin for Other Credit Asset Advances, as applicable, set forth on the Transaction Schedule plus 2% per annum.

“Adjusted Term CORRA” means a per annum rate equal to Term CORRA plus the Term CORRA Adjustment.

“Administrative Agent” has the meaning set forth in the introductory section of this Agreement.

“Advances” has the meaning set forth in the introductory section of this Agreement.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to any Company’s or the Servicer’s knowledge, threatened against or affecting any Company or the Servicer or their respective property that would reasonably be expected to result in a Material Adverse Effect.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Companies, include the obligors under any Portfolio Investment. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that for purposes of determining whether any Portfolio Investment satisfies the Eligibility Criteria and as used in Schedule 4 regarding Concentration Limitations, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common financial sponsor. For the avoidance of doubt, the terms “Affiliate” and “affiliate” shall include future Affiliates or affiliates, as applicable.

“Agent” has the meaning set forth in Section 9.01.

“Agent Business Day” means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Houston, Texas).

“Aggregate Market Value” means, as of any date of determination, (a) the aggregate Market Value of all Equity Assets (other than any Ineligible Investments), plus (b) the sum of the product, for each Credit Asset (other than any Ineligible Investment), of (x) the Market Value of such Credit Asset multiplied by (y) the funded principal amount of such Credit Asset (this clause (b), the “Aggregate Credit Asset Value”), plus (c) the amounts on deposit in the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds as of such date and the amounts on deposit in the Unfunded Exposure Account (including cash and Eligible Investments) as of such date.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Amendment” has the meaning set forth in Section 6.03.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Company from time to time concerning or relating to bribery or corruption.

“Annex A” means that certain Annex to this Agreement, delivered by the Administrative Agent to the Companies and Agents and which forms an integral part of this Agreement.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin for Equity Asset Advances” means the applicable margin for Equity Asset Advances, as set forth on the Transaction Schedule.

“Applicable Margin for First Lien Liquid Credit Asset Advances” means the applicable margin for First Lien Liquid Credit Asset Advances, as set forth on the Transaction Schedule.

“Applicable Margin for First Lien Private Credit Asset Advances” means the applicable margin for First Lien Private Credit Asset Advances, as set forth on the Transaction Schedule.

“Applicable Margin for Other Credit Asset Advances” means the applicable margin for Other Credit Asset Advances, as set forth on the Transaction Schedule.

“AR Cap” has the meaning specified in Annex A.

“Asset Advance Tests” means each of the following tests: Equity Asset Advance Test, First Lien Private Credit Asset Advance Test, First Lien Liquid Credit Asset Advance Test and Other Credit Asset Advance Test.

“AUD” means Australian dollars.

“AUD Screen Rate” means, for each Calculation Period relating to an Advance in AUD, the average bid reference rate administered by the Australian Financial Markets Association (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal to such Calculation Period as displayed on page BBSY of the Reuters screen that displays such rate (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Calculation Period. If such rate is not available at such time for any reason, then the AUD Screen Rate for such Calculation Period shall be deemed to be the rate (which shall not be less than zero) at which AUD deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered in the Sydney interbank market in immediately available funds at such time (as determined by the Administrative Agent in its commercially reasonable discretion). Notwithstanding anything in the foregoing to the contrary, if the AUD Screen Rate as calculated for any purpose under this Agreement is below zero percent, the AUD Screen Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Bank” means The Bank of New York Mellon Trust Company, National Association.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Calculation Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Calculation Period” pursuant to Section 3.02(f).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, liquidator, provisional liquidator or similar Person charged with the reorganization, winding up, dissolution, liquidation or provisional liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day,(i) with respect to USD denominated Advances, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.5% , (ii) with respect to CAD denominated Advances, the Canadian Prime Rate and (iii) with respect to any AUD, NZD, Euro or GBP denominated Advances, the annual rate of interest announced from time to time by the Administrative Agent (or an affiliate thereof) as being its reference rate then in effect for determining interest rates on commercial loans made by it in Australia (with respect to Advances denominated in AUD), New Zealand (with respect to Advances denominated in NZD), the United Kingdom (with respect to Advances denominated in GBP) or the Euro Zone (with respect to Advances denominated in Euros). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Canadian Prime Rate or a rate specified in clause (iii) above shall be effective from and including the effective date of such change as determined by the Administrative Agent. In the event that any applicable Base Rate is below zero percent at any time during the term of this Agreement, it shall be deemed to be zero percent until it exceeds zero percent again.

“Base Rate Advance” means, on any date of determination, any Advance denominated in any Currency that bears interest at the applicable Base Rate plus the Applicable Margin for Advances (or the Adjusted Applicable Margin, as applicable).

“Benchmark” means, with respect to Advances in each Currency, initially, the applicable Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.02(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Advance denominated in a Permitted Non-USD Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)            the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(2)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Lead Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0% per annum, the Benchmark Replacement will be deemed to be 0% per annum for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Calculation Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)            for purposes of clause (1) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)            the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Calculation Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)            the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Calculation Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)            for purposes of clause (2) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Lead Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion (in consultation with the Lead Company).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Calculation Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion, in consultation with the Lead Company, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent and the Lead Company mutually agree is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrowing Base” means, as of any date of determination, an amount equal to the lesser of (A) the sum of (a) the product of (i) the Equity Asset AR and (ii) the Net Equity Asset Value, (b) the product of (i) the First Lien Private Credit Asset AR and (ii) the Net First Lien Private Credit Asset Value, (c) the product of (i) the First Lien Liquid Credit Asset AR and (ii) the Net First Lien Liquid Credit Asset Value and (d) the product of (i) the Other Credit Asset AR and (ii) the Net Other Credit Asset Value and (B) the product of (a) the AR Cap and (b) the Net Asset Value.

“Borrowing Base Test” means a test that will be satisfied on any date of determination if the Net Advances are less than or equal to the Borrowing Base.

“Business Day” means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Houston, Texas); provided that (i) with respect to any SONIA related provisions herein or the payment, calculation or conversion of amounts denominated in GBP, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England, (ii) with respect to any provisions herein relating to the setting of EURIBOR or the payment, calculation or conversion of amounts denominated in Euros, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England or which is not a TARGET2 Settlement Day, (iii) with respect to any AUD related provisions herein or the payment, calculation or conversion of amounts denominated in AUD, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be close in Sydney, Australia, (iv) with respect to any NZD related provisions herein or the payment, calculation or conversion of amounts denominated in NZD, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be close in Wellington, New Zealand and (v) with respect to any CAD related provisions herein or the payment, calculation or conversion of amounts denominated in CAD, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada.

“CAD” means Canadian dollars.

“Calculation Period” means, with respect to any Advance, the quarterly period from and including the date on which such Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the fourth calendar day of January, April, July or October, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

“Calculation Period Start Date” means the fifth calendar day of January, April, July and October of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in July 2026.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as reasonably determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) Term CORRA for thirty (30) days, plus 1% per annum; provided that if any of the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.

“Cash Equivalents” means:

(a)            in respect of each USD Collateral Account, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iv) certificates of deposit, bank deposit products or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than U.S.$1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than U.S.$5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s, provided that Cash Equivalents may include investments for which The Bank of New York Mellon Trust Company, National Association or an affiliate acts as offeror or provides services and receives compensation therefor; and

(b)            in respect of each Permitted Non-USD Currency Account in respect of AUD, NZD, GBP and CAD, any high grade cash equivalent security or obligation issued by Australia, New Zealand, Canada, England or any agency or political subdivision thereof, the Collateral Agent or any of its Affiliates or another obligor acceptable to the Administrative Agent that is identified to the Servicer and the Administrative Agent as an available investment in the applicable Permitted Non-USD Currency by the Securities Intermediary, selected by the Servicer in a written notice (including via email) to the Administrative Agent, the Collateral Agent and the Securities Intermediary and consented to by the Administrative Agent in a written notice (including via email) to the Servicer, the Collateral Agent and the Securities Intermediary.

“Category 1 Credited Excluded Asset” has the meaning specified in Annex A.

“Category 2 Credited Excluded Asset” has the meaning specified in Annex A.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which: (A) the Guarantor shall cease to own, directly or indirectly, 100% of the limited partnership interest of each Parent; (B) Parent I shall cease to own directly 100% of the limited liability company interests of Company I, (C) Parent II shall cease to own directly 100% of the limited liability company interests of Company II, (D) Parent III shall cease to own directly 100% of the limited liability company interests of Company III, (E) the Parents, collectively, shall cease to own directly 100% of the limited liability company interests of any Excluded Asset Company, (F) the Servicer or an Affiliate thereof shall cease to be the servicer of the Companies or (G) the Servicer shall cease to be an Affiliate of Ares Management Corporation.

“Charges” has the meaning set forth in Section 10.08.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 8.02(a).

“Collateral Accounts” has the meaning set forth in Section 8.01(a).

“Collateral Administrator” has the meaning set forth in the introductory section of this Agreement.

“Collateral Agent” has the meaning set forth in the introductory section of this Agreement.

“Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Commitment Fee Rate” means 0.50% per annum.

“Commitment Increase Date” means the effective date (which shall be a Business Day) of an increase of the Financing Commitments in accordance with Section 2.06 pursuant to a Commitment Increase Request which the Administrative Agent (in its sole discretion) approves in writing (which may be by email).

“Commitment Increase Request” means, on any date during the Reinvestment Period, the request of the Lead Company in writing (which may be by email) to the Administrative Agent and the Lenders for an increase of the Financing Commitments pursuant to Section 2.06.

“Common Equity Asset” means a Portfolio Investment that (i) is a common equity security that is subordinated to all preferred equity and debt securities of the applicable issuer and represents a residual interest in such issuer and (ii) is designated by the Administrative Agent (in its commercially reasonable discretion) as a “Common Equity Asset” at the time of approval of such Portfolio Investment.

“Company” has the meaning set forth in the introductory section of this Agreement and includes, for the avoidance of doubt, each Excluded Asset Company.

“Company LLC Agreements” means that certain (i) Amended and Restated Limited Liability Company Agreement of Company I, dated as of March 27, 2026, (ii) Amended and Restated Limited Liability Company Agreement of Company II, dated as of March 27, 2026, (iii) Amended and Restated Limited Liability Company Agreement of Company III, dated as of March 27, 2026 and (iv) with respect to any Excluded Asset Company, the limited liability company agreement thereof, which shall be substantially similar to the Company LLC Agreements of Company I, Company II and Company III, in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and this Agreement.

“Concentration Limitation Excess” means, on any date of determination, without duplication (unless otherwise waived by the Administrative Agent (including via email) in its sole discretion), all or the portion of the Market Value of any Portfolio Investment (other than any Ineligible Investment) that exceeds any Concentration Limitation as of such date; provided that the Servicer shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess; provided further that with respect to any Delayed Funding Term Loan or Revolving Loan, the Servicer shall select any term Portfolio Investment from the same Portfolio Investment Obligor and/or any funded portion of the aggregate commitment amount of such Delayed Funding Term Loan or Revolving Loan before selecting any unfunded portion of such aggregate commitment amount; provided further that if the Servicer does not so select any Portfolio Investment(s), the applicable portion of the Portfolio Investment(s) determined by the Administrative Agent shall make up the Concentration Limitation Excess.

“Concentration Limitations” has the meaning set forth in Schedule 4.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contribution Agreement” has the meaning set forth in the introductory section of this Agreement.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Asset” means a Portfolio Investment that is a corporate loan, corporate debt security or music rights securitization. First Lien Private Credit Assets, First Lien Liquid Credit Assets and Other Credit Assets shall be Credit Assets.

“Credit Risk Party” has the meaning set forth in Article VII.

“Credited Excluded Asset” has the meaning specified in Annex A.

“Currency” means USD and each Permitted Non-USD Currency.

“Currency Shortfall” has the meaning set forth in Section 4.06(b).

“Custodial Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in consultation with the Lead Company in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SONIA” means, for each day during any Calculation Period, SONIA, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in consultation with the Lead Company in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SONIA” for business loans, as determined for such day at approximately 11:00 a.m., London time, on the immediately preceding Business Day. If such rate is not available at such time for any reason, then Daily Simple SONIA for such day shall be the rate (which shall not be less than zero) at which GBP deposits in an amount corresponding to the amount of such Advance are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market. Notwithstanding anything in the foregoing to the contrary, if Daily Simple SONIA as calculated for any purpose under this Agreement is below zero percent, Daily Simple SONIA will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Debt Security” means obligations (other than Loans) evidenced by bonds, notes, debentures or similar instruments.

“Default” has the meaning set forth in Section 1.03.

“Defaulting Lender” means any Lender that (a) has failed, within five calendar days of the date required to be funded or paid, to (i) fund any portion of its Advances or (ii) pay over to any Company any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Lead Company in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Lead Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Lead Company’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action; provided that, on any date of determination on which JPMorgan Chase Bank, National Association or its Affiliate is the Administrative Agent, neither JPMorgan Chase Bank, National Association nor any of its Affiliates shall constitute a Defaulting Lender.

“Delayed Funding Term Loan” means any Loan that (a) requires the holder thereof to make one or more future advances to the Portfolio Investment Obligor pursuant to the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Portfolio Investment Obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make such future advances to the Portfolio Investment Obligor thereon expire or are terminated or reduced to zero.

“Deliver” (and its correlative forms) means the taking of the following steps by the applicable Company, the Servicer, the applicable Parent or the Guarantor:

(1)            except as provided in clauses (3) or (4) below, in the case of Portfolio Investments and Eligible Investments and amounts on deposit in the Collateral Accounts, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary to agree, pursuant to the Account Control Agreement, that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the applicable Company;

(2)            [Reserved];

(3)            in the case of Portfolio Investments consisting of money or instruments (the “Possessory Collateral”) that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of New York or another State of the United States that has adopted Articles 8 and 9 of the Uniform Commercial Code (the State of New York and any such other State, a “UCC State”) or (y) a Person other than the applicable Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in a UCC State, and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such Possessory Collateral in a UCC State;

(4)            in the case of any account which constitutes a “deposit account” under Article 9 of the UCC, by causing the Securities Intermediary to continuously identify in its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing control within the meaning of Section 9-104 of the UCC over such account in favor of the Collateral Agent in the manner set forth in the Account Control Agreement;

(5)            in all cases, including general intangibles, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State and the Recorder of Deeds of the District of Columbia;

(6)            in the case of any Collateral consisting of Uncertificated Securities (other than any Uncertificated Securities credited to a securities account subject to an Account Control Agreement), by causing the issuer of such Uncertificated Security to either (at the option of the applicable Company) (i) register the Collateral Agent as the registered owner thereof on the books and records of such issuer or (ii) execute an agreement in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Security upon the occurrence and continuance of an Event of Default without further consent by the applicable Company;

(7)            in the case of any Collateral that is held in certificated form, by crediting to a Collateral Account or delivering to the Collateral Agent, as applicable, certificates representing the relevant Collateral with respect to such Portfolio Investments; and

(8)            in all cases by otherwise ensuring that (i) all steps, if any, required under applicable Law or reasonably requested by the Administrative Agent to ensure that this Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on such Collateral in favor of Collateral Agent, shall have been taken, and that such Lien shall have been perfected by filing and, to the extent applicable, possession or control and (ii) obtaining all applicable consents to the pledge of the Collateral in accordance with the Loan Documents.

“Designated Email Notification Address” means [***] and [***]; provided that, so long as no Event of Default shall have occurred and be continuing and no Market Value Event shall have occurred, the Lead Company may, upon at least five (5) Business Days’ written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate any other email address as the Designated Email Notification Address.

“Designated Independent Dealer” means J.P. Morgan Securities LLC; provided that, so long as no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, the Servicer may, upon at least five (5) Business Days’ written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate another Independent Dealer as the Designated Independent Dealer.

“Dollar Equivalent” means, with respect to any Advance denominated in a Permitted Non-USD Currency, the amount of USD that would be required to purchase the amount of such Permitted Non-USD Currency of such Advance using the reciprocal foreign exchange rates obtained as described in the definition of the term Spot Rate.

“EBITDA” means, with respect to any Portfolio Investment, the meaning set forth in the definition of the term “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments; provided that, in the event that no such term is defined in the Underlying Instruments, the then-current definition set forth in LSTA form credit agreement documentation (as reasonably determined by the Administrative Agent) shall apply.

“Effective Date” has the meaning set forth in Section 2.04.

“Effective Date Letter” means the letter agreement, dated as of the date hereof, by and between the Companies and the Administrative Agent.

“Eligibility Criteria” has the meaning set forth in Section 1.03.

“Eligible Investments” has the meaning set forth in Section 4.01.

“Eligible Jurisdictions” means the United States and any State therein, Canada, the United Kingdom, any country in the Eurozone, Australia, New Zealand and any other country agreed upon between the Servicer and the Administrative Agent in writing (including via email).

“Equity Asset” means an LP Interest, a Common Equity Asset and/or a Preferred Equity Asset, as the context may require.

“Equity Asset Advance” means an Advance the proceeds of which are used to acquire an Equity Asset.

“Equity Asset Advance Test” means a test that will be satisfied on any date of determination if the following is true: Net Equity Asset Advances < Equity Asset AR x Net Equity Asset Value.

“Equity Asset AR” has the meaning specified in Annex A.

“Equity Asset LTV Ratio” means, as of any date of determination, the ratio of (a) Net Equity Asset Advances to (b) Net Equity Asset Value, in each case, as of such date.

“Equity Interests” means, with respect to any Person, all (a) shares, interests, participations or other equivalents (howsoever designated) of capital stock and other equity interests of such Person, including without limitation partnership interests, limited partnership interests, general partnership interests or membership interests, whether common or preferred and whether voting or non-voting and (b) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any of the foregoing.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

“ERISA Event” means that (1) any Company has underlying assets which constitute “plan assets” within the meaning of the Plan Asset Rules or (2) any Company sponsors, maintains, contributes to, is required to contribute to or has any material liability (including, in the case of contribution and liability, on account of any ERISA Affiliate) with respect to any Plan that would reasonably be expected to result in a Material Adverse Effect.

“EURIBOR” means, for each Calculation Period relating to an Advance in Euros, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) displayed on Reuters Screen EURIBOR01 on the Bloomberg Financial Markets Commodities News (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as reasonably determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the Euro in the Euro Zone) at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period, as the rate for Euro deposits with a maturity of three months. If such rate is not available at such time for any reason, then EURIBOR for such Calculation Period shall be the rate (which shall not be less than zero) at which Euro deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered by the principal Brussels office of the Administrative Agent in immediately available funds in the Euro Zone interbank market at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period. Notwithstanding anything in the foregoing to the contrary, if EURIBOR as calculated for any purpose under this Agreement is below zero percent, EURIBOR will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Euro” or “€” means the lawful currency of Participating Member States.

“Events of Default” has the meaning set forth in Article VII.

“Excess Interest Proceeds” means (i) on any Interest Payment Date, the excess of (1) amounts then on deposit in the Collateral Accounts representing Interest Proceeds over (2) the amount actually paid on such Interest Payment Date pursuant to clauses (1) through (4) of the Interest Priority of Payments and (ii) at any other time of determination, the excess of (1) the sum of the amounts then on deposit in the Collateral Accounts (or projected to be deposited in such accounts prior to, and held in such accounts on, the next succeeding Interest Payment Date) representing Interest Proceeds over (2) the projected amount required to be paid pursuant to clauses (1) through (4) of the Interest Priority of Payments on the next Interest Payment Date, the next Additional Distribution Date or the Maturity Date, as applicable, in each case, as determined by each Company in good faith and in a commercially reasonable manner and not reasonably objected to by the Administrative Agent.

“Excluded Asset” means any Equity Asset owned by a Company that fails to satisfy, as of the Effective Date, paragraph 15 of the Eligibility Criteria and is set forth on Schedule 8, as such schedule may be updated with the consent of the Administrative Agent solely to remove Equity Assets previously listed thereon. For the avoidance of doubt, each Non-Excluded Asset shall not constitute or be treated as an Excluded Asset.

“Excluded Asset Company” means a Person (a) that is a Delaware limited liability company, directly and wholly-owned by a Parent, (b) that becomes party to this Agreement and agrees to be bound as a Company after the Effective Date pursuant to a joinder agreement, in form and substance reasonably acceptable to the Administrative Agent, (c) has provided to the Administrative Agent copies of the documents described in Sections 2.04(d), (e), (g), (h), (k) and (l), in substantially the same form as such documents delivered by Company I, Company II and Company III as of the Effective Date, and (d) the assets of which consist solely of (x) Collateral Accounts, (y) Eligible Investments and (z) the Credited Excluded Assets.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 3.03(f) and (d) Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements thereunder, similar or related non-U.S. law that corresponds to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement, treaty or convention.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financing Commitment” means with respect to each Lender, the commitment of such Lender to provide Advances to the Companies hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule or in the assignment and assumption pursuant to which such Lender became a Lender under this Agreement.

“Financing Commitment Scheduled Increase” means the increase to the aggregate Financing Commitments by the amount of $125,000,000,as specified on Schedule 1.

“Financing Commitment Scheduled Increase Date” means April 28, 2026.

“Financing Limit” means, with respect to each Lender, the Financing Limit hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule or in the assignment and assumption pursuant to which such Lender became a Lender under this Agreement.

“First Lien Last Out Loan” means a Senior Secured Loan that, prior to a default or liquidation with respect to such Loan, is entitled to receive payments pari passu with Senior Secured Loans of the same obligor, but following a default or liquidation becomes fully subordinated to Senior Secured Loans of the same obligor and is not entitled to any payments until such Senior Secured Loans are paid in full; provided that, until the issuance of new Indebtedness of the obligor ranking pari passu or senior to such Senior Secured Loan, if the Leverage Ratio attributable to “first out” position is less than or equal to 1.00x as of the Trade Date, then such loan will constitute a Senior Secured Loan; provided, further that, the Administrative Agent may, in its sole discretion, designate a loan that would otherwise constitute a First Lien Last Out Loan as a Senior Secured Loan.

“First Lien Liquid Credit Asset” means a Liquid Credit Asset that is designated by the Administrative Agent (in its sole discretion) as a “First Lien Liquid Credit Asset” at the time of approval of such Liquid Credit Asset; provided that a First Lien Last Out Loan and a Holdco Loan shall not be a First Lien Liquid Credit Asset.

“First Lien Liquid Credit Asset Advance” means an Advance the proceeds of which are used (i) to acquire Portfolio Investments that are First Lien Liquid Credit Assets or (ii) to make advances to obligors of First Lien Liquid Credit Assets that are Delayed Funding Term Loans or Revolving Loans in accordance with the Underlying Instruments related thereto or is otherwise designated at the time of such Advance as a First Lien Liquid Credit Asset Advance by the Servicer.

“First Lien Liquid Credit Asset Advance Test” means a test that will be satisfied on any date of determination if the following is true: Net First Lien Liquid Credit Asset Advances < First Lien Liquid Credit Asset AR x Net First Lien Liquid Credit Asset Value.

“First Lien Liquid Credit Asset AR” has the meaning specified in Annex A.

“First Lien Liquid Credit Asset LTV Ratio” means, as of any date of calculation, the ratio of (a) Net First Lien Liquid Credit Asset Advances to (b) Net First Lien Liquid Credit Asset Value, in each case, as of such date.

“First Lien Private Credit Asset” means a Portfolio Investment that is designated by the Administrative Agent (in its sole discretion) as a “First Lien Private Credit Asset” at the time of approval of such Portfolio Investment; provided that a First Lien Last Out Loan and a Holdco Loan shall not be a First Lien Private Credit Asset.

“First Lien Private Credit Asset Advance” means an Advance the proceeds of which are used (i) to acquire Portfolio Investments that are First Lien Private Credit Assets or (ii) to make advances to obligors of First Lien Private Credit Assets that are Delayed Funding Term Loans or Revolving Loans in accordance with the Underlying Instruments related thereto or is otherwise designated at the time of such Advance as a First Lien Private Credit Asset Advance by the Servicer.

“First Lien Private Credit Asset Advance Test” means a test that will be satisfied on any date of determination if the following is true: Net First Lien Private Credit Asset Advances < First Lien Private Credit Asset AR x Net First Lien Private Credit Asset Value.

“First Lien Private Credit Asset AR” has the meaning specified in Annex A.

“First Lien Private Credit Asset LTV Ratio” means, as of any date of calculation, the ratio of (a) Net First Lien Private Credit Asset Advances to (b) Net First Lien Private Credit Asset Value, in each case, as of such date.

“Fixed Rate Asset” means a Portfolio Investment that provides for payment of interest at a fixed rate determined at the time of origination or acquisition and that does not reset or vary based on changes in an interest rate index or benchmark, as designated by the Administrative Agent in its commercially reasonable discretion.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by each Company.

“GBP” and “£” mean British Pounds.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” means each Company and each Parent.

“Guarantor” means Ares Sports, Media and Entertainment Opportunities LP, a Delaware limited partnership.

“Guaranty and Security Agreement” means the New York law governed Guaranty and Security Agreement by and among the Guarantor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Administrative Agent.

“Holdco Loan” means any loan that is an obligation only of one or more holding companies not owning material operating assets, the source of funds for the repayment of which is expected to be dividends or distributions from operating subsidiaries of the obligor thereunder, and that is not guaranteed by such operating subsidiaries, as designated by the Administrative Agent in its commercially reasonable discretion.

“Indebtedness” as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss. Notwithstanding the foregoing, “Indebtedness” shall not include a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement.

“Indemnified Person” has the meaning specified in Section 5.03.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Companies under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.04(b).

“Independent Dealer” means any of the following (as such list may be revised from time to time by mutual agreement of the Companies and the Administrative Agent): Bank of America/Merrill Lynch, The Bank of Nova Scotia, Barclays Bank, BMO, BNP Paribas, Citibank, Credit Agricole, S.A., Deutsche Bank, Goldman Sachs, HSBC Bank, Jefferies, Morgan Stanley, Natixis, RBC, The Royal Bank of Scotland plc, Societe Generale, UBS, Wells Fargo and any Affiliate of any of the foregoing, but in no event including any Company or any Affiliate of any Company.

“Ineligible Institution” has the meaning set forth in the Effective Date Letter.

“Ineligible Investment” means any Portfolio Investment that fails, at any time, to satisfy the Eligibility Criteria; provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an “Ineligible Investment” by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved; provided further that any Portfolio Investment that is an Excluded Asset (other than, following the Parent Pledge Effective Date, (x) a Category 1 Credited Excluded Asset held by any Company or (y) a Credited Excluded Asset held by an Excluded Asset Company) shall be an “Ineligible Investment”.

“Information” means (i) the Loan Documents and the details of the provisions thereof and (ii) all information received from any Company or any Affiliate thereof relating to such Company or its business or any obligor in respect of any Portfolio Investment in connection with the transactions contemplated by this Agreement.

“Initial Portfolio Investments” means the Portfolio Investments listed in Schedule 5.

“Interest Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Interest Proceeds denominated in USD or a Permitted Non-USD Currency, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Interest Payment Date” has the meaning set forth in Section 4.03(b).

“Interest Priority of Payments” has the meaning set forth in Section 4.05.

“Interest Proceeds” means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the applicable Company acquired the related Portfolio Investment), all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments, sale proceeds, dividends or similar distributions) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account, the Unfunded Exposure Account or any proceeds therefrom.

“Investment” means (a) the purchase of any debt or equity security of any other Person, or (b) the making of any Loan or advance to any other Person, or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

“Investment Policy” has the meaning set forth in the definition of Market Value.

“Investment Policy Valuation” has the meaning set forth in Section 6.02(z).

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“JPMCB” has the meaning set forth in the introductory section of this Agreement.

“Lead Company” means ASME O Holdings I Finco LLC.

“Lender Participant” has the meaning set forth in Section 10.06(c).

“Lenders” has the meaning set forth in the introductory section of this Agreement.

“Liabilities” has the meaning set forth in Section 5.03.

“Leverage Ratio” means, with respect to any Portfolio Investment, the meaning set forth in the definition of the term “Net Leverage Ratio” in the Underlying Instruments for the applicable lien or level within the capital structure (or any comparable definition relating to such indebtedness in the Underlying Instruments); provided that, in the event that no such term is defined in the Underlying Instruments, the then-current definition set forth in LSTA form credit agreement documentation (as reasonably determined by the Administrative Agent) shall apply.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Liquid Credit Asset” means Traded Loans and Liquid Debt Securities.

“Liquid Debt Security” means, as of any date, any Debt Security which has had $5,000,000 or more trading volume in the prior 30 calendar days as reported by TRACE.

“Liquid Market Value” means, on any date of determination (a) with respect to any Traded Loan, the average of its Traded Bids; provided, however, that (i) if the Administrative Agent determines in good faith that any Traded Bid is not a bona fide price for the applicable Traded Loan on the applicable date of determination, such Traded Bid shall be disregarded and (ii) in the event that there is only one Traded Bid, such bid shall be disregarded and the Portfolio Investment shall become a Non-Liquid Credit Asset and its Market Value will be determined in the manner set forth in the definition of such term and (b) with respect to any Liquid Debt Security, the average indicative bid-side price for such Debt Security as reported by TRACE; provided, however, that if the Administrative Agent determines in good faith that such price is not a bona fide price for the applicable Liquid Debt Security on the applicable date of determination, such price shall be disregarded.

“Loan” means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

“Loan Documents” means this Agreement, the Contribution Agreement, the Account Control Agreement, the Effective Date Letter, the Guaranty and Security Agreement and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

“LP Interests” means a Portfolio Investment that is (a) a limited partnership interest or similar interest held by an investor in private equity funds and (b) is designated by the Administrative Agent (in its commercially reasonable discretion) as an “LP Interest” at the time of approval of such Portfolio Investment.

“Margin Stock” has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

“Market Value” has the meaning specified in Annex A.

“Market Value Cure” means, on any date of determination, (i) with the consent of the Administrative Agent, the contribution by the Parents of additional Portfolio Investments and the Delivery thereof by the applicable Company to the Collateral Agent pursuant to the terms hereof, (ii) the contribution by the Parents of cash to the applicable Company and the Delivery thereof by the such Company to the Collateral Agent pursuant to the terms hereof (which amounts shall be deposited in the MV Cure Account), (iii) the sale by any Company of one or more Portfolio Investments in accordance with the requirements of this Agreement, (iv) the prepayment by the Companies of an aggregate principal amount of Advances (together with accrued and unpaid interest thereon) or (v) any combination of the foregoing clauses (i), (ii), (iii) and (iv), in each case during the Market Value Cure Period, at the option of the Servicer, and in an amount such that immediately after giving effect to all such actions, the Borrowing Base Test is satisfied; provided that, any Portfolio Investment contributed to a Company in connection with the foregoing must meet all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and the Concentration Limitations shall be satisfied (or, if not satisfied, maintained or improved) after such contribution. In connection with any Market Value Cure, a Portfolio Investment shall be deemed to have been contributed to the applicable Company if, in the case of any Credit Asset, there has been a valid, binding and enforceable contract for the assignment or transfer of such Portfolio Investment to such Company and, in the reasonable judgment of the Servicer, such assignment or transfer will settle within the Settlement Period, and, in the case of any Equity Asset, the Administrative Agent shall have received a capital statement or other evidence reasonably satisfactory to the Administrative Agent evidencing ownership of such Equity Asset by the applicable Company by the expiration of the Market Value Cure Period. The Servicer shall use its commercially reasonable efforts to effect any such assignment or transfer within such time period.

For the purposes of any request for approval of the Administrative Agent pursuant to clause (i) in the immediately preceding paragraph, if the Lead Company notifies the Administrative Agent upon the occurrence of a Market Value Trigger Event of a Parent’s intention to contribute a Portfolio Investment to the applicable Company to cure such event and requests the related consent thereto, the Administrative Agent shall use commercially reasonable efforts to respond to such request no later than one (1) Business Day after such notice is received; provided that the inability or failure of the Administrative Agent to respond to such request within such timeframe shall not be a breach of any obligation of the Administrative Agent or the Lenders under this Agreement nor excuse the Servicer or the Companies from any of their respective obligations under this Agreement.

“Market Value Cure Failure” means the failure by the Companies to effect a Market Value Cure as set forth in the definition of such term.

“Market Value Cure Period” means the period commencing on the Business Day on which the Servicer receives notice from the Administrative Agent (which if received after 2:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of a Market Value Trigger Event and ending at the close of business in New York two (2) Business Days thereafter; provided that the Market Value Cure Period may be extended if (i) the Lead Company has delivered a MV Cure Extension Request satisfactory to the Administrative Agent to extend the Market Value Cure Period by the MV Cure Extension Period and (ii) on each day in such MV Cure Extension Period, the Lead Company has delivered a MV Cure Plan Status Confirmation; provided that, if on any date during the MV Cure Extension Period, the MV Cure Plan Status Confirmation is not satisfactory to the Administrative Agent, a Market Value Cure Failure will be deemed to have occurred on such date.

“Market Value Event” means (A) the occurrence of both of the following events (i) a Market Value Trigger Event and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure, unless a Market Value Cure is otherwise effected, (i) in the case of any Credit Asset, such Portfolio Investment sold, contributed or deemed to have been contributed to the applicable Company shall fail to settle within the applicable Settlement Period and (ii) in the case of any Equity Asset, the Administrative Agent does not receive a capital statement or other evidence reasonably satisfactory to the Administrative Agent evidencing ownership of such Equity Asset by the applicable Company by the expiration of the Market Value Cure Period.

“Market Value Trigger Event” means an event that shall have occurred if the Administrative Agent has determined and notified the Servicer in writing as of any date that the Net Advances exceed the Maximum Borrowing Base.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of any Company, any Parent, the Servicer or the Guarantor, (b) the ability of any Company, any Parent, the Servicer or the Guarantor to perform its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents.

“Material Amendment” means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon, or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

“Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Companies.

“Maximum Borrowing Base” has the meaning set forth in the Transaction Schedule.

“Maximum Rate” has the meaning set forth in Section 10.08.

“Mezzanine Obligation” means a Portfolio Investment which is unsecured, subordinated debt of the applicable obligor.

“Minimum Funding Amount” means, with respect to the Financing Commitment, on any date of determination, the amount set forth in the table below; provided that, on and after any Commitment Increase Date, the Minimum Funding Amount shall be the amount set forth in the last row below plus a percentage of the increase in the Financing Commitment resulting from the Commitment Increase Request and any prior Commitment Increase Request agreed to between the Lead Company or the Servicer on its behalf and the Administrative Agent in writing (including via email) in connection with the Commitment Increase Request:

Period Start Date (inclusive)	Period End Date (exclusive)	Minimum Funding Amount
Effective Date	The three (3) month anniversary of the Effective Date	10.0% of the Financing Commitments
The three (3) month anniversary of the Effective Date	The six (6) month anniversary of the Effective Date	30.0% of the Financing Commitments
The six (6) month anniversary of the Effective Date	The nine (9) month anniversary of the Effective Date	45.0% of the Financing Commitments
The nine (9) month anniversary of the Effective Date	The one (1) year anniversary of the Effective Date	60.0% of the Financing Commitments
The one (1) year anniversary of the Effective Date	Last day of the Reinvestment Period	70.0% of the Financing Commitments

“Most Recent Reporting Date” has the meaning set forth in the definition of “Market Value”.

“Music Rights Securitization” means a Portfolio Investment that is (a) a Structured Finance Obligation secured directly by reference to music rights and (b) is designated by the Administrative Agent (in its sole discretion) as a “Music Rights Securitization” at the time of approval of such Portfolio Investment.

“MV Cure Account” means the account established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“MV Cure Extension Period” has the meaning set forth in the definition of “MV Cure Extension Request”.

“MV Cure Extension Request” means a written request from the Lead Company satisfactory to the Administrative Agent in its discretion requesting to extend the Market Value Cure Period by an additional eight (8) Business Days (such period the “MV Cure Extension Period”) and proposing a MV Cure Plan.

“MV Cure Plan” means a proposal by a senior officer of the Lead Company of steps to effect a Market Value Cure, which plan may include prospective sales of Portfolio Investments, raising of equity, timing of sales of Portfolio Investments or equity raises, prospective purchasers of Portfolio Investments, indicative pricing for Portfolio Investments, and timing of proceeds from Portfolio Investments or equity raises expected to be received during the MV Cure Extension Period.

“MV Cure Plan Status Confirmation” means, for each Business Day during the MV Cure Extension Period, a status update provided by a senior officer of the Lead Company regarding the progress of the stated MV Cure Plan activities and any further information requested by the Administrative Agent in connection with achieving a Market Value Cure.

“Nationally Recognized Valuation Provider” means (i) Lincoln International LLC (f/k/a Lincoln Partners LLC), (ii) Valuation Research Corporation, (iii) Houlihan Lokey, (iv) Kroll, Inc., (v) Alvarez & Marsal, (vi) Murray, Devine & Co. and (vii) FTI Consulting; provided that any independent entity providing professional asset valuation services may be added to this definition by the Lead Company (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the Lead Company and the Servicer; provided, further, that the Administrative Agent may remove any provider from this definition by written notice to the Lead Company and the Servicer so long as, after giving effect to such removal, there are at least three providers designated pursuant to this definition.

“Net Advances” means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded or been purchased but not settled or been consummated) minus the amounts then on deposit in the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds (other than Principal Proceeds that have been designated to pay a portion of the purchase price in respect of any Purchase Commitments which have traded or been purchased but not settled or been consummated).

“Net Asset Value” means, on any date of determination, the sum of (a) the Net Equity Asset Value, (b) the Net First Lien Private Credit Asset Value, (c) the Net First Lien Liquid Credit Asset Value and (d) the Net Other Credit Asset Value.

“Net Equity Asset Advances” means the principal amount of the outstanding Equity Asset Advances (inclusive of Equity Asset Advances that have been requested for any outstanding Purchase Commitments which have been purchased but not consummated) minus the amounts then on deposit in the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds of Equity Assets (other than Principal Proceeds of Equity Assets that have been designated to pay a portion of the purchase price in respect of any Purchase Commitments of Equity Assets which have not been consummated).

“Net Equity Asset Value” means, as of any date of determination, the aggregate Market Value of the Equity Assets; provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess (without duplication of any Concentration Limitation Excess applied with respect to the Net First Lien Private Credit Asset Value, Net Other Credit Asset Value and Net First Lien Liquid Credit Asset Value determinations hereunder as of such date), (2) any Equity Asset for which the Administrative Agent has not received a capital statement or other evidence reasonably satisfactory to the Administrative Agent evidencing ownership of such Equity Asset by the applicable Company and (3) Equity Assets that are Ineligible Investments will be excluded from the calculation of the Net Equity Asset Value and assigned a value of zero for such purposes.

“Net First Lien Liquid Credit Asset Advances” means the principal amount of the outstanding First Lien Liquid Credit Asset Advances (inclusive of First Lien Liquid Credit Asset Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds of First Lien Liquid Credit Assets (other than Principal Proceeds of First Lien Liquid Credit Assets that have been designated to pay a portion of the purchase price in respect of any Purchase Commitments of First Lien Liquid Credit Assets which have traded but not settled).

“Net First Lien Liquid Credit Asset Value” means, on any date of determination, the sum of (A) the sum of the product, for each Portfolio Investment that is a First Lien Liquid Credit Asset (both owned by the applicable Company and in respect of which there is an outstanding Purchase Commitment that has not yet settled (except as set forth in clause (2) below)), other than for any Loan, the unfunded commitment amount of a Delayed Funding Term Loan or Revolving Loan, in each case, that is a First Lien Liquid Credit Asset, of (x) the Market Value of such Portfolio Investment multiplied by (y) the funded principal amount of such Portfolio Investment plus (B) the amounts then on deposit in the Unfunded Exposure Account (each including cash and Eligible Investments), as determined by the Administrative Agent; provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess (without duplication of any Concentration Limitation Excess applied with respect to the Net Equity Asset Value, and Net First Lien Private Credit Asset Value and Net Other Credit Asset Value determinations hereunder as of such date), (2) any First Lien Liquid Credit Asset which has traded but not settled within the applicable Settlement Period and (3) any First Lien Liquid Credit Asset that is an Ineligible Investment will be excluded from the calculation of the Net First Lien Liquid Credit Asset Value and assigned a value of zero for such purposes.

“Net First Lien Private Credit Asset Advances” means the principal amount of the outstanding First Lien Private Credit Asset Advances (inclusive of First Lien Private Credit Asset Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds of First Lien Private Credit Assets (other than Principal Proceeds of First Lien Private Credit Assets that have been designated to pay a portion of the purchase price in respect of any Purchase Commitments of First Lien Private Credit Assets which have traded but not settled).

“Net First Lien Private Credit Asset Value” means, on any date of determination, the sum of (A) the sum of the product, for each Portfolio Investment that is a First Lien Private Credit Asset (both owned by the applicable Company and in respect of which there is an outstanding Purchase Commitment that has not yet settled (except as set forth in clause (2) below)), other than for any Loan, the unfunded commitment amount of a Delayed Funding Term Loan or Revolving Loan, in each case, that is a First Lien Private Credit Asset, of (x) the Market Value of such Portfolio Investment multiplied by (y) the funded principal amount of such Portfolio Investment plus (B) the amounts then on deposit in the Unfunded Exposure Account (each including cash and Eligible Investments), as determined by the Administrative Agent; provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess (without duplication of any Concentration Limitation Excess applied with respect to the Net Equity Asset Value, Net Other Credit Asset Value and Net First Lien Liquid Credit Asset Value determinations hereunder as of such date), (2) any First Lien Private Credit Asset which has traded but not settled within the applicable Settlement Period and (3) any First Lien Private Credit Asset that is an Ineligible Investment will be excluded from the calculation of the Net First Lien Private Credit Asset Value and assigned a value of zero for such purposes.

“Net Other Credit Asset Advances” means the principal amount of the outstanding Other Credit Asset Advances (inclusive of Other Credit Asset Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds of Other Credit Assets (other than Principal Proceeds of Other Credit Assets that have been designated to pay a portion of the purchase price in respect of any Purchase Commitments of Other Credit Assets which have traded but not settled).

“Net Other Credit Asset Value” means, on any date of determination, the sum of (A) the sum of the product, for each Portfolio Investment that is an Other Credit Asset (both owned by the applicable Company and in respect of which there is an outstanding Purchase Commitment that has not yet settled (except as set forth in clause (2) below)), other than for any Loan, the unfunded commitment amount of a Delayed Funding Term Loan or Revolving Loan, in each case, that is an Other Credit Asset, of (x) the Market Value of such Portfolio Investment multiplied by (y) the funded principal amount of such Portfolio Investment plus (B) the amounts then on deposit in the Unfunded Exposure Account (each including cash and Eligible Investments), as determined by the Administrative Agent; provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess (without duplication of any Concentration Limitation Excess applied with respect to the Net Equity Asset Value, Net First Lien Private Credit Asset Value and Net First Lien Liquid Credit Asset Value determinations hereunder as of such date), (2) any Other Credit Asset that has traded but not settled within the applicable Settlement Period and (3) any Other Credit Asset that is an Ineligible Investment will be excluded from the calculation of the Net Other Credit Asset Value and assigned a value of zero for such purposes.

“Non-Call Period” means the period beginning on, and including, the Effective Date and ending on the earlier to occur of (i) the date on which a Premium Termination Event occurs and (ii) the date that is eighteen (18) months following the Effective Date.

“Non-Excluded Asset” means any Equity Asset initially identified as an Excluded Asset with respect to which (a) the applicable Company has provided to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that (x) such Equity Asset satisfies paragraph 15 of the Eligibility Criteria, and (y) such Company satisfies the representations and warranties contained in Section 6.01(v) with respect to such Equity Asset, and (b) the Administrative Agent has provided consent to such Equity Asset being designated as a Non-Excluded Asset.

“Non-Liquid Credit Asset” means, on any date of determination, a Credit Asset that is not a Liquid Credit Asset. First Lien Private Credit Assets and Other Credit Assets shall be Non-Liquid Credit Assets.

“Notice of Acquisition” has the meaning set forth in Section 1.02(a).

“NYFRB” means the Federal Reserve Bank of New York.

“NZD” means New Zealand dollars.

“NZD Screen Rate” means, for each Calculation Period relating to an Advance in NZD, the average bank bill reference rate as administered by the New Zealand Financial Markets Association (or any other Person that takes over the administration of such rate) for New Zealand dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BKBM of the Reuters screen (or, in the event such rate does not appear on such page, on any successor or substitute page on such screen that displays such rate or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Wellington, New Zealand time) on the first day of such Calculation Period. If such rate is not available at such time for any reason, then the NZD Screen Rate for such Calculation Period shall be deemed to be the rate (which shall not be less than zero) at which NZD deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered in the Wellington interbank market in immediately available funds at such time (as determined by the Administrative Agent in its commercially reasonable discretion). Notwithstanding anything in the foregoing to the contrary, if the NZD Screen Rate as calculated for any purpose under this Agreement is below zero percent, the NZD Screen Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Credit Asset” means (a) a Portfolio Investment that is a Music Rights Securitization, (b) a First Lien Last Out Loan, (c) a Holdco Loan and (d) any other Portfolio Investment designated by the Administrative Agent (in its sole discretion) as an “Other Credit Asset” at the time of approval of such Portfolio Investment. The Lead Company may, with the consent of the Administrative Agent, choose to designate any Credit Asset (which is not already an Other Credit Asset) that does not satisfy the requirements of clause 10 of the Concentration Limitations as an Other Credit Asset for purposes of this Agreement.

“Other Credit Asset Advance” means an Advance the proceeds of which are used (i) to purchase Portfolio Investments that are Other Credit Assets or (ii) to make advances to obligors of Other Credit Assets that are Delayed Funding Term Loans or Revolving Loans in accordance with the Underlying Instruments related thereto or is otherwise designated at the time of such Advance as an Other Credit Asset Advance by the Servicer.

“Other Credit Asset Advance Test” means a test that will be satisfied on any date of determination if the following is true: Net Other Credit Asset Advances < Other Credit Asset AR x Net Other Credit Asset Value.

“Other Credit Asset AR” has the meaning specified in Annex A.

“Other Credit Asset LTV Ratio” means, as of any date of calculation, the ratio of (a) Net Other Credit Asset Advances to (b) Net Other Credit Asset Value, in each case, as of such date.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” has the meaning set forth in the introductory section of this Agreement.

“Parent Pledge Effective Date” has the meaning specified in Section 6.02(kk).

“Partial Deferrable Obligation” means any obligation the underlying instruments of which permit a portion of interest payable thereon on any payment or distribution date to be deferred and/or capitalized.

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participation Interest” means a participation interest in a Loan.

“PATRIOT Act” has the meaning set forth in Section 2.04(f).

“Payment” has the meaning set forth in Section 9.03(a).

“Payment Notice” has the meaning set forth in Section 9.03(b).

“Permitted Distribution” means, on any Business Day, distributions of Interest Proceeds or Principal Proceeds (in each case, at the discretion of the applicable Company) to a Parent (or other permitted equity holders of such Company) or to pay accrued and unpaid Servicer Fees; provided that (x) Interest Proceeds may be distributed pursuant to this definition only to the extent of available Excess Interest Proceeds and (y) Principal Proceeds may be distributed pursuant to this definition only (1) in connection with the acquisition by the applicable Company of Portfolio Investments from its Parent pursuant to the Contribution Agreement, subject to Section 1.03, (2) during the Ramp-Up Period, solely to the extent each of the Ramp-Up Period Distribution Conditions have been satisfied or (3) following the last day of the Ramp-Up Period and during the Reinvestment Period; provided, further, that amounts (whether Interest Proceeds or Principal Proceeds) may only be distributed pursuant to this definition so long as (i) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii) no Market Value Event shall have occurred (or would occur after giving effect to such Permitted Distribution), (iii) such distribution is not during a MV Cure Extension Period, (iv) the Borrowing Base Test and the Asset Advance Tests are each satisfied (and will be satisfied after giving effect to such Permitted Distribution), (v) the Lead Company gives at least two (2) Business Days’ prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (vi) not more than eight (or such greater number consented to by the Administrative Agent in writing (including via email) in its sole discretion) Permitted Distributions are made in any single Calculation Period, (vii) other than with respect to a Permitted Distribution occurring on an Interest Payment Date, as of the date of such Permitted Distribution and after giving effect to such Permitted Distribution, there exist adequate Interest Proceeds and Principal Proceeds in the Collection Account and the Permitted Non-USD Currency Collection Accounts to pay all accrued and unpaid interest on the Advances as of the next succeeding Interest Payment Date (provided that, if a Permitted Distribution could have been made on the Interest Payment Date immediately preceding the date of such proposed Permitted Distribution and was not made, the amount that could have been distributed on such preceding Interest Payment Date shall not be subject to this clause (vii)), (viii) [reserved] and (ix) the applicable Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied (including, for the avoidance of doubt, the Ramp-Up Period Distribution Conditions if such Permitted Distribution is a Ramp-Up Period Permitted Distribution); provided that the applicable Company shall be deemed to have made such confirmation by delivery of the notice set forth in clause (v) above and the confirmation of the Administrative Agent shall not be unreasonably withheld or delayed.

“Permitted Lien” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Loan Documents, (d) judgment Liens not constituting an Event of Default hereunder, (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents and securities on deposit in or credited to one or more accounts maintained by a custodian or bank, in each case granted in the ordinary course of business in favor of the bank or custodian with which such accounts are maintained, securing amounts owing to such bank or custodian with respect to cash management, operating account arrangements, netting arrangements or other amounts owing in connection with the maintenance or operation of any bank or securities account, (f) with respect to any collateral underlying a Portfolio Investment, the Lien in favor of the applicable Company and liens permitted under the related underlying instruments, (g) as to agented Credit Assets, Liens in favor of the agent under the related underlying instruments, (h) precautionary Liens and filings of financing statements under the UCC, covering assets sold to or contributed to an Person not prohibited hereunder and (i)  Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business; provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing.

“Permitted Non-USD Currency” means Euros, CAD, AUD, NZD and GBP.

“Permitted Non-USD Currency Accounts” means the Permitted Non-USD Currency Custodial Accounts, the Permitted Non-USD Currency Interest Collection Accounts and the Permitted Non-USD Currency Principal Collection Accounts, collectively.

“Permitted Non-USD Currency Collection Accounts” means the Permitted Non-USD Currency Interest Collections Account and the Permitted Non-USD Currency Principal Collection Accounts, collectively.

“Permitted Non-USD Currency Custodial Accounts” means, collectively, the accounts established by the Securities Intermediary in respect of each Permitted Non-USD Currency to which Portfolio Investments, Eligible Investments and other financial assets denominated in such Permitted Non-USD Currency may be credited, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Permitted Non-USD Currency Equivalent” means, with respect to any amount in USD, the amount of any Permitted Non-USD Currency that could be purchased with such amount of USD using the reciprocal foreign exchange rate(s) obtained as described in the definition of the term Spot Rate.

“Permitted Non-USD Currency Interest Collection Accounts” means, collectively, the accounts established by the Securities Intermediary in respect of each Permitted Non-USD Currency for the deposit of Interest Proceeds denominated in such Permitted Non-USD Currency and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Permitted Non-USD Currency Principal Collection Accounts” means, collectively, the accounts established by the Securities Intermediary in respect of each Permitted Non-USD Currency for the deposit of Principal Proceeds denominated in such Permitted Non-USD Currency and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Permitted Working Capital Lien” has meaning set forth in the definition of “Senior Secured Loan”.

“Person” means any natural person, corporation, company (including an exempted company), partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA established by a Company or any ERISA Affiliate.

“Plan Asset Rules” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Portfolio” means all Portfolio Investments Purchased hereunder and not otherwise sold or liquidated.

“Portfolio Investment Material Event” means (i) any default in respect of a Portfolio Investment as a result of (A) a failure to make any payment of principal or interest due thereunder, (B) a breach of any financial covenant applicable thereto, (C) a bankruptcy or insolvency event thereunder, (D) a failure to perfect or maintain the perfection of any security interest or lien granted thereunder with respect to a material portion of the collateral thereunder or (E) a change of control event thereunder; (ii) any acceleration of indebtedness under a Portfolio Investment in accordance with its terms (including the terms of its Underlying Instruments after giving effect to any grace and/or cure period set forth in such Underlying Instruments) or (iii) any other event or circumstance with respect to a Portfolio Investment or the related Portfolio Investment Obligor that is (in the determination of the applicable Company or the Servicer taking into account the circumstances at the time that the applicable Company or the Servicer receives notice of such event or circumstance) material and adverse to the credit quality of the Portfolio Investment or the creditworthiness of the related Portfolio Investment Obligor.

“Portfolio Investment Obligor” means in relation to any Portfolio Investment (a) which is a Credit Asset, any Person who is the issuer or obligor of such debt and (b) which is an Equity Asset, the relevant Person who has issued such Equity Asset, in each case, as set forth in the Underlying Instruments. In addition, “Portfolio Obligor”, unless the context otherwise requires, shall also refer to any guarantor of or other obligor of such Portfolio Investment.

“Portfolio Investments” has the meaning set forth in the introductory section of this Agreement.

“Preferred Equity Asset” means a Portfolio Investment that (i) is a preferred equity security that ranks senior to all classes of common equity of the applicable issuer, (ii) is not debt, (iii) is backed by corporate cash flows and/or asset value and (iv) is designated by the Administrative Agent (in its commercially reasonable discretion) as a “Preferred Equity Asset” at the time of approval of such Portfolio Investment.

“Premium Termination Event” means, at any time, that: (a) JPMorgan Chase Bank, National Association ceases to be the Administrative Agent, or (b) the Companies have properly delivered at least ten (10) Notices of Acquisition over the course of the prior twelve (12) calendar months, so long as (i) each such Notice of Acquisition relates to an asset that (x) has credit characteristics that are substantially similar to the credit characteristics of the initial Portfolio Investments and would satisfy the Eligibility Criteria and (y) in the case of any Equity Asset, either (1) freely pledgeable and transferable and, following the occurrence of an Event of Default or Market Value Event, able to be transferred or sold by the Collateral Agent without the consent of the Portfolio Investment Obligor thereunder or any other person or (2) all consents necessary for the transfer of such Equity Asset to the Company and pledge to the Collateral Agent have been obtained and all consents necessary to transfers or sales by the Collateral Agent of such Equity Asset following the occurrence of an Event of Default or Market Value Event have been obtained, (ii) the Portfolio Investments would have satisfied the Concentration Limitations if such Approval Requests were approved, and (iii) the Administrative Agent has affirmatively rejected (or has failed to approve in accordance with Section 1.02(c) within 10 Business Days after such request) at least five (5) such Approval Requests.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Principal Proceeds denominated in USD or a Permitted Non-USD Currency, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Principal Priority of Payments” has the meaning set forth in Section 4.05.

“Principal Proceeds” means all amounts received with respect to the Portfolio Investments or any other Collateral (including dividends and distributions with respect to the Portfolio Investments), and all amounts otherwise on deposit in the Collateral Accounts (including cash contributed or deposited by the applicable Company and the proceeds of Advances made in accordance herewith), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account. On any date on which the Asset Advance Tests are required to be satisfied hereunder, the Administrative Agent shall classify Principal Proceeds in the Collateral Accounts as “Principal Proceeds of Equity Assets”, “Principal Proceeds of First Lien Private Credit Assets”, “Principal Proceeds of First Lien Liquid Credit Assets” or “Principal Proceeds of Other Credit Assets” for the purposes of the calculating the Net Equity Asset Advances, the Net First Lien Private Credit Asset Advances, the Net First Lien Liquid Credit Asset Advances and the Net Other Credit Asset Advances, in each case, in a manner that satisfies each of the First Lien Liquid Credit Asset Advance Test, the First Lien Private Credit Asset Advance Test, the Equity Asset Advance Test and the Other Credit Asset Advance Test; provided that in no event shall the sum of the “Principal Proceeds of Equity Assets”, “Principal Proceeds of First Lien Private Credit Assets”, “Principal Proceeds of First Lien Liquid Credit Assets” and “Principal Proceeds of Other Credit Assets” exceed the aggregate Principal Proceeds before such classification and, for the avoidance of doubt, there shall be no double counting of Principal Proceeds; provided, further that if satisfaction of each of the First Lien Liquid Credit Asset Advance Test, the First Lien Private Credit Asset Advance Test, the Equity Asset Advance Test and the Other Credit Asset Advance Test is not possible in accordance with the foregoing, the Administrative Agent shall classify the Principal Proceeds as “Principal Proceeds of Equity Assets”.

“Priority of Payments” has the meaning set forth in Section 4.05.

“Proceeding” has the meaning set forth in Section 10.07(b).

“Protective Provisions” means in the case of the Company LLC Agreements, Section 9(e), Section 9(j), Section 10, Section 24 and Section 31.

“Purchase” means each acquisition of a Portfolio Investment hereunder, including, for the avoidance of doubt, by way of (x) a contribution by a Parent to the applicable Company pursuant to the applicable Contribution Agreement, (y) purchase from any other affiliated or unaffiliated party pursuant to an arm’s length transaction or (z) originating a Portfolio Investment.

“Purchase Commitment” has the meaning set forth in Section 1.02(a).

“Ramp-Up Period” means the period from and including the Effective Date to, but excluding, the nine (9) month anniversary of the Effective Date.

“Ramp-Up Period Distribution Conditions” has the meaning specified in Annex A.

“Ramp-Up Period Permitted Distribution” has the meaning specified in Annex A.

“Reference Rate” means (i) with respect to Advances denominated in USD and related calculations, the Term SOFR Rate, (ii) with respect to Advances denominated in AUD and related calculations, AUD Screen Rate, (iii) with respect to Advances denominated in NZD and related calculations, NZD Screen Rate, (iv) with respect to Advances denominated in CAD and related calculations, Adjusted Term CORRA, (v) with respect to Advances denominated in GBP and related calculations, Daily Simple SONIA and (vi) with respect to Advances denominated in Euros and related calculations, EURIBOR. The Reference Rate shall be determined by the Administrative Agent (and notified to the Collateral Agent, the Collateral Administrator and the Servicer), and such determination shall be conclusive absent manifest error.

“Reference Time” means, with respect to any setting of the then-current Benchmark (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, two (2) Business Days preceding the date of such setting, and (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 3.01(c).

“Reinvestment Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) the third anniversary of the Effective Date, (ii) the date on which a Market Value Event occurs and (iii) the date on which an Event of Default occurs.

“Related Parties” has the meaning set forth in Section 9.01.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Advances denominated in USD, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto and (ii) with respect to a Benchmark or Benchmark Replacement in respect of Advances denominated in any Permitted Non-USD Currency, (a) the central bank for the currency in which such Benchmark or Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark or Benchmark Replacement or (2) the administrator of such Benchmark or Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark or Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark or Benchmark Replacement or (B) the administrator of such Benchmark or Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Request for Advance” has the meaning set forth in Section 2.03(d).

“Required Lenders” means Lenders holding 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments.

“Responsible Officer” means (i) with respect to the Collateral Agent, the Securities Intermediary or the Collateral Administrator, any president, vice president, assistant vice president or other officer within the corporate trust department of such Person customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement and (ii) with respect to any Person not set forth in clause (i) above, any president, vice president, assistant vice president, director or other officer within the corporate department of such Person (or of the general partner of such person) customarily performing functions with respect to corporate matters and, with respect to a particular corporate matter under this Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.

“Restricted Payment” means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other equity interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding.

“Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto.

“Revolving Loan” means any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea region of Ukraine and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state or His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority in any jurisdiction in which the Company or the Servicer is located or doing business, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state or His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority in any jurisdiction in which the Company or the Servicer is located or doing business.

“Scheduled Termination Date” has the meaning set forth in the Transaction Schedule.

“Second Lien Loan” means a Loan that (a) is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) under Applicable Law (provided that, for the avoidance of doubt, a Loan that is second priority to a Permitted Working Capital Lien shall constitute a Senior Secured Loan), (b) the Servicer determines in good faith that the value of the collateral securing the Loan or cash flow of the related obligor (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral and (c) is designated as a “Second Lien Loan” by the Administrative Agent (in its commercially reasonable discretion) at the time of approval of such Portfolio Investment.

“Secured Obligation” has the meaning set forth in Section 8.02(a).

“Secured Party” has the meaning set forth in Section 8.02(a).

“Securities Intermediary” has the meaning set forth in the introductory section of this Agreement.

“Senior Secured Debt Security” means any Debt Security that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable Underlying Instruments that are reasonable for similar Debt Securities, and liens accorded priority by law in favor of any Governmental Authority) and (iii) the Servicer determines in good faith that the value of the collateral for such Debt Security (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Debt Security plus the aggregate outstanding balances of all other Debt Securities of equal or higher seniority secured by a first priority Lien over the same collateral.

“Senior Secured Loan” means any Loan that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable Underlying Instruments), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable Underlying Instruments that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Loan under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a “Permitted Working Capital Lien”) and (2) validly perfected and first priority (subject to liens permitted under the related Underlying Instruments that are reasonable and customary for similar Loans) in all other collateral under Applicable Law, and (iii) the Servicer determines in good faith that the value of the collateral for such Loan (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by a first priority Lien over the same collateral.

“Servicer” has the meaning set forth in the introductory section of this Agreement.

“Servicer Fee” means so long as Ares Sports, Media and Entertainment Opportunities LP or any Affiliate thereof is the Servicer, the fee payable to the Servicer on each Interest Payment Date in arrears in respect of each Calculation Period, which fee shall be an amount equal to (A) the average of the Net Asset Value on the first day of such Calculation Period and the Net Asset Value on the last day of such Calculation Period multiplied by (B) a rate equal to 0.50% per annum (calculated on the basis of a year of 360 days and the actual number of days elapsed in such Calculation Period).

“Settlement Date” has the meaning set forth in Section 1.03.

“Settlement Period” means (a) in the case of a Loan, within twenty (20) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof, (b) in the case of a Debt Security, within three (3) Business Days or such longer period of time agreed to by the Administrative Agent in its sole discretion) of the Trade Date thereof and (c) in the case of any other Portfolio Investment (other than an Equity Asset), within three (3) Business Days or such longer period of time agreed to by the Administrative Agent in its sole discretion) of the Trade Date thereof.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day or, for purposes of the CME Term SOFR Administrator and the calculation of the Term SOFR Reference Rate, the meaning set forth in the definition of Term SOFR Reference Rate.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise) and (d) such Person is able to pay their debts as they fall due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means The Bank of England (or a successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Special Priority of Payments” has the meaning set forth in Section 4.05.

“Specified Assets” has the meaning set forth in the Guaranty and Security Agreement.

“Spot Rate” means, as of any date of determination and with respect to any then-current Permitted Non-USD Currency, (x) with respect to actual currency exchange between USD and AUD, CAD, Euros, GBP or NZD and the calculations made pursuant to Section 1.06(b), the applicable currency-USD rate available through the Collateral Agent’s banking facilities (or, if the Collateral Agent has notified the Administrative Agent and the Lead Company that it will no longer provide such services or if The Bank of New York Mellon Trust Company, National Association or one of its Affiliates is no longer the Collateral Agent, through such other source selected by the Servicer agreed to by the Administrative Agent in writing) at the time of such exchange or calculation and (y) with respect to all other purposes between USD and AUD, CAD, Euros, GBP or NZD, the applicable currency-USD spot rate that appeared on the BFIX page of Bloomberg Professional Service (or any successor thereto) (or such other recognized service or publication selected by the Administrative Agent for purposes of determining currency spot rates in the ordinary course of its business from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day, as determined by the Administrative Agent (with notice to the Collateral Agent and the Collateral Administrator). The determination of the Spot Rate shall be conclusive absent manifest error.

“Structured Finance Obligation” means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities.

“Subsidiary” of a Person means a corporation, company, including exempted company, partnership, including exempted limited partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Synthetic Security” means a security or swap transaction, other than a participation interest or a letter of credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“TARGET2 Settlement Day” means any day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET2) system is open.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Teams Asset” means a Portfolio Investment that is designated as a “Teams Asset” by the Administrative Agent (in its commercially reasonable discretion) at the time of approval of such Portfolio Investment.

“Term CORRA” means, for each Calculation Period relating to an Advance denominated in CAD, the Term CORRA Reference Rate for a tenor of three (3) months, as such rate is published by the Term CORRA Administrator on the Term CORRA Determination Date for such Calculation Period; provided, however, that if as of 1:00 p.m. (Toronto time) on the Term CORRA Determination Date the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator; provided, further, that, in the event that the rate resulting from the sum of any Term CORRA shall be less than zero, such rate shall be deemed to be the zero for purposes of this Agreement.

“Term CORRA Adjustment” means a percentage equal to 0.32138% (32.138 basis points).

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Determination Date” means, with respect to each Calculation Period, the day that is two (2) Business Days prior to the first day of such Calculation Period.

“Term CORRA Reference Rate” the forward-looking term rate based on CORRA.

“Term SOFR Rate” means, for each Calculation Period relating to an Advance denominated in USD, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Calculation Period for rates with a tenor of three months, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), for each Calculation Period relating to an Advance denominated in USD, the rate per annum determined by the Administrative Agent as the forward-looking term rate with a tenor of three months based on the Secured Overnight Financing Rate; provided that if the Term SOFR Reference Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement. If by 5:00 pm (Central Standard time) on the fifth (5th) Business Day immediately following any Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Third Party Firm” has the meaning set forth in the definition of “Market Value”.

“TRACE” means the Trade Reporting and Compliance Engine.

“Trade Date” has the meaning set forth in Section 1.03.

“Traded Bid” means a bid-side price quoted through LoanX/Markit Group Limited.

“Traded Loan” means any Loan governed by LSTA documentation for which at least two (2) Traded Bids have existed in the 30 calendar day period immediately preceding such date of determination.

“Transaction Schedule” has the meaning set forth in the introductory section of this Agreement.

“Transmissions” has the meaning set forth in Section 10.14.

“UCC” means the Uniform Commercial Code in effect in the State of New York.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncertificated Security” has the meaning set forth in the UCC.

“Underlying Instruments” means the loan agreement, credit agreement, indenture, partnership agreement, charter or other agreement pursuant to which a Portfolio Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Portfolio Investment or of which the holders of such Portfolio Investment are the beneficiaries.

“Undrawn Amount” means, on any applicable date of determination, the greater of (i) zero and (ii) the Minimum Funding Amount minus the aggregate outstanding amount of the Advances.

“Undrawn Fee” has the meaning set forth in Section 4.03(h).

“Undrawn Fee Rate” means a per annum rate equal to the Applicable Margin for First Lien Liquid Credit Asset Advances minus the Commitment Fee Rate.

“Unfunded Exposure Account” means the account established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of funds used to cash collateralize the Unfunded Exposure Amount and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the aggregate amount of all unfunded commitments associated with such Delayed Funding Term Loan or Revolving Loan.

“Unfunded Exposure Shortfall” means, on any date of determination, an amount equal to the greater of (i) 0 and (ii) the aggregate Unfunded Exposure Amount for all Portfolio Investments minus the sum of (x) the amounts on deposit in the Unfunded Exposure Account and (y) 5.0% of the Aggregate Market Value.

“Unused Facility Amount” means, on any applicable date of determination, (i) the aggregate Financing Commitments of all Lenders minus (ii) the aggregate outstanding amount of the Advances.

“USD” and “U.S.$” means United States dollars.

“USD Collateral Accounts” has the meaning set forth in Section 8.01(a).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.03(f).

“Withholding Agent” means the Lead Company and the Administrative Agent.

“Working Capital Loan” means (i) a revolving lending facility or ABL secured on a first lien basis solely by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor’s total assets or (ii) a term, supersenior first-out loan, in each case, having a Leverage Ratio (determined based on EBITDA), on a fully funded basis, not exceeding 1.0x.

“Write-Down” has the meaning set forth in Section 6.02(z).

“Write-Down Valuation” has the meaning set forth in Section 6.02(z).

“Zero-Coupon Obligation” means any Debt Security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity.

ARTICLE I
THE PORTFOLIO INVESTMENTS

SECTION 1.01.        Purchases of Portfolio Investments. On or prior to the Effective Date, each Company (other than any Excluded Asset Company) acquired or originated certain Initial Portfolio Investments. From time to time during the Reinvestment Period, each Company may Purchase additional Portfolio Investments, or request that Portfolio Investments be Purchased for any Company’s account, all on and subject to the terms and conditions set forth herein; provided that no Excluded Asset Company may Purchase or acquire additional Portfolio Investments other than Credited Excluded Assets acquired or transferred from another Company.

SECTION 1.02.        Procedures for Purchases and Related Advances.

(a)            Timing of Notices of Acquisition. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which the applicable Company proposes that a binding commitment to acquire any Portfolio Investment (other than an Initial Portfolio Investment) be made by it or for its account (a “Purchase Commitment”), the Servicer, on behalf of such Company, shall deliver to the Administrative Agent a notice of acquisition (a “Notice of Acquisition”); it being understood and agreed, that any delivery of a Notice of Acquisition by the Servicer to the Administrative Agent on behalf of such Company shall be deemed to be a certification by the Company of the contents thereof.

(b)            Contents of Notices of Acquisition. Each Notice of Acquisition shall consist of one or more electronic submissions to the Administrative Agent (in such format and transmitted in such a manner as the Administrative Agent, the Servicer and the applicable Company may reasonably agree (which shall initially be the format and include the information regarding such Portfolio Investment identified on Exhibit C)), and shall be accompanied by such other information as the Administrative Agent may reasonably request.

(c)            Eligibility of Portfolio Investments. The Administrative Agent shall have the right, on behalf of all Lenders, to reasonably request additional information regarding any proposed Portfolio Investment. The Administrative Agent shall notify the Servicer and the applicable Company (with a copy to the Collateral Agent) of its approval or failure to approve each Portfolio Investment proposed to be acquired pursuant to a Notice of Acquisition (and, if approved, an initial determination of the Market Value for such Portfolio Investment) no later than the fifth (5th) Agent Business Day succeeding the date on which it receives such Notice of Acquisition and any information requested in connection therewith); provided that (i) any Initial Portfolio Investment shall be deemed to be approved by the Administrative Agent and (ii) the failure of the Administrative Agent to notify the Servicer and the applicable Company of its approval in accordance with this Section 1.02(c) shall be deemed to be a disapproval of such proposed acquisition. Each approval granted by the Administrative Agent for the purchase of a proposed Portfolio Investment shall remain effective for a period of sixty (60) days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) so long as no Material Adverse Effect has occurred during such period, as determined by the Administrative Agent in its sole discretion; provided that, for the avoidance of doubt, the Servicer or the applicable Company may re-submit any proposed Portfolio Investment to the Administrative Agent for approval during or following the expiration of any such sixty (60) day period.

(d)            The failure of the Administrative Agent to approve the acquisition of a Portfolio Investment will not prohibit the applicable Company from acquiring such Portfolio Investment (subject to the conditions set forth in Section 1.03); provided that any Portfolio Investment not so approved prior to its Trade Date shall be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved.

SECTION 1.03.        Conditions to Purchases.

No Purchase Commitment or Purchase shall be entered into or made unless each of the following conditions is satisfied (or waived by the Administrative Agent to the applicable Company and the Servicer in writing, with a copy to the Collateral Agent (including via email) in its sole discretion) as of the date on which such Purchase Commitment is entered into or such Purchase would otherwise be made (such Portfolio Investment’s “Trade Date”):

(1)            the information contained in the Notice of Acquisition accurately describes, in all material respects, such Portfolio Investment and such Portfolio Investment satisfies the eligibility criteria set forth in Schedule 3 (the “Eligibility Criteria”);

(2)            with respect to a Purchase of any Credit Asset, the proposed Settlement Date for such Portfolio Investment is not later than the applicable Settlement Period, and with respect to any Equity Asset, the proposed Settlement Date shall be the date on which such Purchase is consummated in accordance with the applicable purchase or transfer agreement (or otherwise as determined by the Servicer and the Administrative Agent);

(3)            no Market Value Event has occurred and no Event of Default or event that, with notice or lapse of time or both, would constitute an Event of Default (a “Default”), has occurred and is continuing, and the Reinvestment Period has not otherwise ended; and

(4)            after giving pro forma effect to the Purchase of such Portfolio Investment and the related Advance, the Borrowing Base Test and the Asset Advance Tests are each satisfied.

If the above conditions to a Purchase Commitment or a Purchase are satisfied or waived by the Administrative Agent, the Servicer shall determine, in consultation with the Administrative Agent and with notice to the Lenders, the Collateral Agent and the Collateral Administrator, the date on which such Purchase (if any) shall settle or otherwise be consummated (the “Settlement Date” for such Portfolio Investment). Promptly following the Settlement Date for a Portfolio Investment and its receipt thereof (and at other times thereafter promptly following the written request of the Administrative Agent (including via email)), the Servicer shall provide to the Administrative Agent a copy of the executed assignment agreement, purchase agreement or transfer agreement pursuant to which such Portfolio Investment was assigned, sold or otherwise transferred to the applicable Company.

SECTION 1.04.        Sales of Portfolio Investments.

(a)            No Company will sell, transfer or otherwise dispose of any Portfolio Investment or any other asset without the prior consent of the Administrative Agent, except that, subject to Section 6.02(w), a Company may sell any Portfolio Investment (including any Ineligible Investment) or other asset without such consent so long as (w) immediately prior to such sale or other disposition, no Market Value Event has occurred and no Default (other than to the extent that such sale is effected in connection with a Market Value Cure) or Event of Default has occurred and is continuing, (x) after giving effect thereto, no Market Value Trigger Event and no Default or Event of Default will occur, (y) the sale of such asset by such Company shall be on an arm’s-length basis at fair market value and in accordance with the Servicer’s standard market practices and (z) after giving effect thereto, if the Concentration Limitations would not be satisfied, the Market Value of Portfolio Investments sold, transferred or otherwise disposed of during the preceding 90 calendar days does not exceed ten percent (10%) of the Aggregate Market Value. In addition, (a) within two (2) Business Days of any Delayed Funding Term Loan or Revolving Loan with an unfunded commitment becoming an Ineligible Investment, a Company, subject to clauses (x) and (y) in the immediately preceding sentence, shall sell such Delayed Funding Term Loan or Revolving Loan and shall pay any amount payable in connection with such sale, (b) upon the request of the Administrative Agent within forty-five (45) days of any Portfolio Investment that is an Equity Asset (other than Excluded Assets) becoming an Ineligible Investment (or such longer period of time agreed to by the Administrative Agent in its sole discretion), such Company shall, subject to clauses (x) and (y) in the immediately preceding sentence, sell such Portfolio Investment, and (c) upon the request of the Administrative Agent within two (2) Business Days (or such longer period as Servicer and Administrative Agent may agree) of any other Portfolio Investment (other than Excluded Assets) becoming an Ineligible Investment, such Company shall, subject to clauses (x) and (y) in the immediately preceding sentence, sell such Portfolio Investment.

(b)            Notwithstanding anything in this Agreement to the contrary (but subject to this Section 1.04): (i) following the occurrence and during the continuance of an Event of Default, neither any Company nor the Servicer on its behalf shall have any right to cause the sale, transfer or other disposition of a Portfolio Investment or any other asset (including, without limitation, the transfer of amounts on deposit in the Collateral Accounts) without the prior written consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent), (ii) following the occurrence of a Market Value Event, each Company shall use commercially reasonable efforts to sell Portfolio Investments (individually or in lots, including a lot comprised of all of the Portfolio Investments) at the sole direction of, and in the manner (including, without limitation, the time of sale, sale price, principal amount to be sold and purchaser) required by the Administrative Agent (provided that the Administrative Agent shall only require sales at the direction of the Required Lenders and at least equal to the then-current fair market value and in accordance with the Administrative Agent’s standard market practices) and the proceeds from such sales shall be used to prepay the Advances outstanding hereunder and (iii) following the occurrence of a Market Value Event, the Servicer shall have no right to act on behalf of, or otherwise direct, any Company, the Administrative Agent, the Collateral Agent or any other Person in connection with a sale of Portfolio Investments pursuant to any provision of this Agreement except with the prior written consent of the Administrative Agent. Following the occurrence of a Market Value Event and in connection with the sale of any Portfolio Investment by or at the direction of the Administrative Agent, the Servicer shall take such actions as the Administrative Agent may reasonably request in writing (including via email) to facilitate the consummation of such sale. Any prepayments made pursuant to this paragraph shall automatically reduce the Financing Commitments as provided in Section 4.07(c).

(c)            In connection with any sale of Portfolio Investments required by the Administrative Agent following the occurrence of a Market Value Event, the Administrative Agent or a designee of the Administrative Agent shall:

(i)            notify the Lead Company at the Designated Email Notification Address promptly upon distribution of bid solicitations regarding the sale of such Portfolio Investments; and

(ii)            direct the applicable Company to sell such Portfolio Investments to the Designated Independent Dealer if the Designated Independent Dealer provides the highest bid in the case where bids are received in respect of the sale of such Portfolio Investments, it being understood that if the Designated Independent Dealer provides a bid to the Administrative Agent that is the highest bona fide bid to purchase a Portfolio Investment on a line-item basis where such Portfolio Investment is part of a pool of Portfolio Investments for which there is a bona fide bid on a pool basis proposed to be accepted by the Administrative Agent (in its sole discretion), then the Administrative Agent shall accept any such line-item bid only if such line-item bid (together with any other line-item bids by the Designated Independent Dealer or any other bidder for other Portfolio Investments in such pool) is greater than the bid on a pool basis.

For purposes of this clause (c), the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Designated Independent Dealer if, in the Administrative Agent’s judgment (acting reasonably):

(A)           either:

(x)            the Designated Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the relevant Portfolio Investments; or

(y)            the Designated Independent Dealer would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the relevant Portfolio Investments to the assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, to it; or

(B)            such bid is not bona fide, including, without limitation, due to (x) the insolvency of the Designated Independent Dealer or (y) the inability, failure or refusal of the Designated Independent Dealer to settle the purchase of the relevant Portfolio Investments or any portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally.

For the avoidance of doubt, the bid(s) provided by the Designated Independent Dealer may be provided on behalf of the Companies, the Servicer, any Affiliate of the Servicer or any account or fund serviced or managed by the Servicer or an Affiliate of the Servicer if so agreed between the Designated Independent Dealer and any such Person.

(d)            In connection with any sale of a Portfolio Investment directed by the Administrative Agent pursuant to this Section 1.04 and the application of the net proceeds thereof, each Company hereby appoints the Administrative Agent as such Company’s attorney-in-fact (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of such Company by this appointment), with full authority in the place and stead of such Company and in the name of such Company to effectuate the provisions of this Section 1.04 (including, without limitation, the power to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Section 1.04 or any direction or notice to the Collateral Agent in respect of the application of net proceeds of any such sales). None of the Administrative Agent, the Lenders, the Collateral Administrator, the Securities Intermediary, the Collateral Agent or any Affiliate of any thereof shall incur any liability to any Company, the Servicer, any Lender or any other Person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent only, any such sale does not violate Applicable Law.

SECTION 1.05.        Certain Assumptions relating to Portfolio Investments. For purposes of all calculations and related reports hereunder, any Portfolio Investment for which the trade date in respect of a sale thereof by the applicable Company has occurred, but the settlement date for such sale has not occurred, shall be considered to be owned by such Company until such settlement date.

SECTION 1.06.        Currency Equivalents. (a)        Except as set forth in clause (b) and Section 4.06(b), for purposes of all valuations and calculations under the Loan Documents, (i) the principal amount of all Portfolio Investments denominated in a Permitted Non-USD Currency, (ii) proceeds denominated in a Permitted Non-USD Currency on deposit in any Permitted Non-USD Currency Account and (iii) for the purposes of Net Advances, Equity Asset Advances, First Lien Private Credit Asset Advances, First Lien Liquid Credit Asset Advances, Other Credit Asset Advances, the Borrowing Base Test and the Asset Advance Tests, the outstanding aggregate principal amount of Advances, Equity Asset Advances, First Lien Private Credit Asset Advances, First Lien Liquid Credit Asset Advances and Other Credit Asset Advances denominated in a Permitted Non-USD Currency shall be calculated into the USD equivalent at the Spot Rate in accordance with the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable.

(b)            Except as provided in Section 4.06(b), for purposes of determining (i) whether the amount of any Advance, together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments, (ii) the aggregate unutilized amount of the Financing Commitments and (iii) the limitations on the portion of the Financing Limit and the Financing Commitment that may be utilized in a Permitted Non-USD Currency shall be deemed to be the Dollar Equivalent of the amount of the Permitted Non-USD Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance, an amount, such as a required minimum or multiple amount, is expressed in USD, but such Advance is denominated in a Permitted Non-USD Currency, such amount shall be the Permitted Non-USD Currency Equivalent of such USD amount (rounded to the nearest 1,000 units of the applicable Permitted Non-USD Currency).

SECTION 1.07.        Interest Rates; Benchmark Notification. The interest rate on an Advance may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.02 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Companies. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II
THE AdvanceS

SECTION 2.01.        Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Lender hereby severally agrees to make available to the Companies (other than any Excluded Asset Company) Advances, in a Currency, in an aggregate amount outstanding not exceeding the amount of such Lender’s Financing Commitment (or such Lender’s Financing Commitment relating to the applicable Permitted Non-USD Currency). The Financing Commitments shall terminate on the earliest of (a) the close of business on the last day of the Reinvestment Period, (b) the Maturity Date and (c) the occurrence of a Market Value Event.

SECTION 2.02.        [Reserved].

SECTION 2.03.        Advances; Use of Proceeds.

(a)            Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03 and/or an Advance set forth in Section 2.05 as of (i) the related Trade Date and/or (ii) the Advance date, as applicable, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the applicable Company on the related Settlement Date (or otherwise on the related Advance date if no Portfolio Investment is being Purchased on such date) as provided herein. If a Company requests an Advance for application to a Permitted Distribution, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to such Company on the date requested by such Company, subject to the satisfaction or waiver of the conditions to Advance set forth in Section 2.05.

(b)            Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Companies (other than any Excluded Asset Company) required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

(c)            Subject to Section 2.03(f), each Company shall use the proceeds of the Advances received by it hereunder to (x) finance the Initial Portfolio Investments or purchase the Portfolio Investments identified in the related Notice of Acquisition, (y) make advances to the Portfolio Investment Obligor of Delayed Funding Term Loans or Revolving Loans in accordance with the Underlying Instruments relating thereto or (z) make a Permitted Distribution specified in the related Request for Advance; provided that, if the proceeds of an Advance are deposited in the Principal Collection Account or a Permitted Non-USD Currency Principal Collection Account as provided in Section 3.01 prior to or on the Settlement Date for any Portfolio Investment but the applicable Company is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written notice from the Servicer (which shall constitute a deemed certification that any of the below conditions, to the extent applicable, have been satisfied), the Collateral Agent shall apply such proceeds (x) so long as no Default or Event of Default has occurred and is continuing, no Market Value Event has occurred and the Borrowing Base Test and the Asset Advance Tests are each satisfied, in each case, after giving effect to the retention of such proceeds by the applicable Company, and subject to the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03, to purchase Portfolio Investments (including to fund unfunded Delayed Funding Term Loans) prior to the next date on which funds must be applied pursuant to Section 4.05 or (y) if such purchase is not made pursuant to the immediately preceding subclause (x), then as provided in Section 4.05 (for the avoidance of doubt, without any premium or penalty). The proceeds of the Advances shall not be used for any other purpose.

(d)            With respect to any Advance, the Servicer shall, on behalf of the applicable Company, submit a request substantially in the form of Exhibit A (a “Request for Advance”) to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 2:00 p.m. New York City time, (i) with respect to a Request for Advance denominated in USD, one (1) Business Day prior to the Business Day specified as the date on which such Advance shall be made, (ii) with respect to a Request for Advance denominated in Euros, AUD or CAD, two (2) Business Days prior to the Business Day specified as of the date on which such Advance shall be made, (iii) with respect to a Request for Advance denominated in GBP, three (3) Business Days prior to the Business Day specified as of the date on which such Advance shall be made and (iv) with respect to a Request for Advance denominated in NZD, four (4) Business Days prior to the Business Day specified as of the date on which such Advance shall be made (or, in the case of the initial Advance, on the date specified as the date on which such Advance shall be made) and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall specify whether it is an Equity Asset Advance, a First Lien Private Credit Asset Advance, a First Lien Liquid Credit Asset Advance or Other Credit Asset Advance and shall be in an amount such that, after giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test and the Asset Advance Tests are each satisfied. Notwithstanding anything to the contrary herein, the Servicer shall not submit any Request for Advance on behalf of any Excluded Asset Company, and no Lender shall be required to make any Advance to an Excluded Asset Company.

(e)            [Reserved].

(f)            If, on any date of determination prior to the second (2nd) Business Day before the last day of the Reinvestment Period, there exists an Unfunded Exposure Shortfall, the Companies shall (i) request an Other Credit Asset Advance and, if the conditions to such Other Credit Asset Advance are satisfied and such Other Credit Asset Advance is made in accordance with this Agreement, deposit the proceeds thereof in the Unfunded Exposure Account and/or (ii) deposit cash from other sources into the Unfunded Exposure Account in an aggregate amount at least equal to the aggregate Unfunded Exposure Shortfall. If two Business Days prior to the end of the Reinvestment Period there exists any Unfunded Exposure Amount, then the Servicer, on behalf of the Companies, shall be deemed to have requested an Other Credit Asset Advance on such date, and the Lenders shall make a corresponding Other Credit Asset Advance on the last day of the Reinvestment Period (with written notice to the Collateral Administrator by the Administrative Agent) in accordance with Article III in an amount, to be deposited in the Unfunded Exposure Account, equal to the least of (i) the aggregate Unfunded Exposure Amount, (ii) the Financing Commitments in excess of the aggregate principal amount of the outstanding Advances and (iii) an amount such that the Borrowing Base Test and the Asset Advance Tests are each satisfied after giving effect to such Other Credit Asset Advance; provided that, if the Companies provide evidence to the Administrative Agent that it has cash from other sources that is available in accordance with the terms of this Agreement to make any such future advances in respect of any Delayed Funding Term Loan or Revolving Loan, then so long as such cash is deposited in accordance with the succeeding sentence, the amount of any such Other Credit Asset Advance shall be reduced by the amount of such funds. The Companies shall cause (x) the proceeds of such Other Credit Asset Advance to be deposited into the Unfunded Exposure Account, on the last day of the Reinvestment Period and (y) cash from other sources that are available in accordance with the terms of this Agreement referred to in the immediately preceding sentence to be deposited into the Unfunded Exposure Account not later than one Business Day prior to the last day of the Reinvestment Period, such that the aggregate amounts under clauses (x) and (y) above (together with amounts already on deposit in the Unfunded Exposure Account) equal or exceed the aggregate Unfunded Exposure Amount. Any Other Credit Asset Advance requested (or deemed requested), and any deposit of cash into an Unfunded Exposure Account shall be made in the Currency or Currencies of the Unfunded Exposure Amount.

SECTION 2.04.        Conditions to Effective Date. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a)            Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)            Loan Documents. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the Loan Documents have been executed and are in full force and effect, and that any initial contributions contemplated by the Contribution Agreement shall have been consummated in accordance with the terms thereof.

(c)            [Reserved].

(d)            Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Companies, the Servicer, the Parents and the Guarantor, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request (including, without limitation, certain true contribution matters) in writing.

(e)            Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers or directors of the Companies, the Parents, the Servicer and the Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer or director thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization (which shall include, without limitation, the Company LLC Agreements), existence and good standing of the Companies, the Parents, the Servicer and the Guarantor and any other legal matters relating to the Companies, the Parents, the Servicer, the Guarantor, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(f)            Payment of Fees, Etc. The Administrative Agent, the Lenders, the Collateral Agent, the Securities Intermediary and the Collateral Administrator shall have received all fees and other amounts due and payable by the Companies in connection herewith on or prior to the Effective Date, including the fee payable pursuant to Section 4.03(e) and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including legal fees and expenses) required to be reimbursed or paid by the Companies hereunder.

(g)            PATRIOT Act, Etc. (i) To the extent requested by the Administrative Agent, the Collateral Agent or any Lender, the Administrative Agent, the Collateral Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and other applicable “know your customer” and anti-money laundering rules and regulations and (ii) to the extent any Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to such Company at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Company shall have received such Beneficial Ownership Certification.

(h)            Filings. Copies of financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder and the backup security interest of each Company in the Portfolio Investments acquired by it pursuant to the Contribution Agreement.

(i)            Default, Event of Default. No Default or Event of Default shall have occurred and be continuing as of the Effective Date.

(j)            Representations and Warranties. All of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date.

(k)            Ownership of Portfolio Investments. The Administrative Agent shall have received evidence reasonably satisfactory to it that each Company owns the applicable Portfolio Investments, which such evidence may include (i) with respect to Equity Assets, capital statements evidencing the ownership of such Equity Assets by the applicable Company and (ii) with respect to Credit Assets, fully executed contribution agreements, sale agreements or assignment agreements evidencing the acquisition by the applicable Company of such Credit Asset.

(l)            Other Documents. Such other documents as the Administrative Agent may reasonably require.

SECTION 2.05.        Conditions to Advances. No Advance shall be made unless each of the following conditions is satisfied as of the proposed date of such Advance:

(a)	the Effective Date shall have occurred;

(b)	the applicable Company shall have delivered a Request for Advance in accordance with Section 2.03(d);

(c)	no Market Value Event has occurred

(d)	no Event of Default or Default has occurred and is continuing;

(e)	the Reinvestment Period has not ended;

(f)	all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(g)	after giving pro forma effect to such Advance (and any related Purchase) hereunder:

(i)            the Borrowing Base Test and the Asset Advance Tests are each satisfied;

(ii)           the principal balance of Advances, in the aggregate, then outstanding will not exceed the aggregate Financing Limits for Advances; and

(iii)          in the case of an Advance made in connection with a Purchase, the amount of such Advance shall be not less than U.S.$500,000; and

(h)	with respect to the initial Advance hereunder, the Administrative Agent shall have received a report from the Collateral Administrator with respect to the Portfolio, in form and substance reasonably acceptable thereto (as further set forth in Section 9.02(g)).

If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Servicer shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.

SECTION 2.06.        Commitment Increase Option.

The Lead Company may, at any time during the Reinvestment Period, submit a Commitment Increase Request for an increase in the Financing Commitment. Unless otherwise agreed among JPMCB and any Affiliate thereof that is a Lender, the Administrative Agent and the Lead Company, each increase to the Financing Commitment by the applicable Lenders on a Commitment Increase Date shall be allocated to JPMCB and any Affiliate thereof that is a Lender in the amount(s) designated by such Lenders to the Administrative Agent. Any portion of such increase remaining after allocation in accordance with the immediately preceding sentence (and after allocation of such increase to any additional lender providing all or a portion of such increase) shall be allocated to the Lenders that have notified the Administrative Agent that they wish to participate in such increase on a pro rata basis (determined without giving effect to the Financing Commitments of JPMCB and its Affiliates). The increasing Lenders shall fund the requested Advance in accordance with the applicable Commitment Increase request, subject to satisfaction of the following conditions precedent:

(a)            each of the Lenders and the Administrative Agent (in their sole discretion) approve in writing (which may be by email) such Commitment Increase Request;

(b)            no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, in each case on and as of the Commitment Increase Date;

(c)            the Borrowing Base Test and the Asset Advance Tests are each satisfied on and as of the Commitment Increase Date;

(d)            all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(e)            no commitment reduction shall have occurred pursuant to Section 4.07(a) due to JPMorgan Chase Bank, National Association ceasing to act as Administrative Agent prior to the Commitment Increase Date;

(f)            the Companies shall have paid to the Lenders on the Commitment Increase Date an upfront fee in an aggregate amount specified in the Effective Date Letter;

(g)            any Commitment Increase Request shall be in an amount not less than $100,000,000;

(h)            as of the date of the Commitment Increase Request, the aggregate outstanding principal amount of the Advances is at least equal to the Minimum Funding Amount; and

(i)            receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04(d) and (g)(ii) on the Effective Date.

SECTION 2.07.        Financing Commitment Scheduled Increases. The Financing Commitment Scheduled Increase shall become effective on the Financing Commitment Scheduled Increase Date, without further action by any party, subject to the satisfaction on such date of the following conditions precedent:

(a)            no Market Value Event shall have occurred and no Default, Event of Default or Market Value Trigger Event shall have occurred and be continuing, in each case, on and as of the Financing Commitment Scheduled Increase Date;

(b)            all of the representations and warranties contained in Article VI, and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Financing Commitment Scheduled Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date; and

(c)            the Administrative Agent (or its counsel) shall have received a certificate of an officer of the Lead Company, or an email from the Lead Company (or the Servicer on behalf of the Lead Company), certifying that the conditions set forth in Sections 2.07(a) and 2.07(b) have been satisfied on and as of the Financing Commitment Scheduled Increase Date.

ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE Advances

SECTION 3.01.        The Advances.

(a)            Making the Advances. If the Lenders are required to make an Advance to the Companies as provided in Section 2.03, then each Lender shall make such Advance, in the applicable Currency on the proposed date thereof by wire transfer of immediately available funds to the Collateral Agent for deposit to the Principal Collection Account (or, in the case of Advances denominated in a Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Principal Collection Account). Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Companies to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Companies may borrow and prepay Advances. The Companies may, during the Reinvestment Period, reborrow Advances in an amount up to the aggregate unused Financing Commitments of the Lenders on such date, subject to the terms and conditions set forth herein. Except as set forth in the immediately preceding sentence, once prepaid, Advances may not be reborrowed.

(b)            Interest on the Advances.

(i)            Subject to Section 3.02, all outstanding Equity Asset Advances shall bear interest (from and including the date on which such Equity Asset Advance is made to and including the date on which such Equity Asset Advance is repaid) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus the Applicable Margin for Equity Asset Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Equity Asset Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default to and including the applicable date on which each such Equity Asset Advance is repaid) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus the Adjusted Applicable Margin. For purposes of the foregoing, the Benchmark for each Calculation Period with respect to Daily Simple SONIA shall be the weighted average of such Benchmark as determined on each day during such Calculation Period in respect of Equity Asset Advances denominated in GBP.

(ii)            Subject to Section 3.02, all outstanding First Lien Private Credit Asset Advances shall bear interest (from and including the date on which such First Lien Private Credit Asset Advance is made to and including the date on which such First Lien Private Credit Asset Advance is repaid) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus the Applicable Margin for First Lien Private Credit Asset Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding First Lien Private Credit Asset Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default to and including the applicable date on which each such First Lien Private Credit Asset Advance is repaid) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus the Adjusted Applicable Margin. For purposes of the foregoing, the Benchmark for each Calculation Period with respect to Daily Simple SONIA shall be the weighted average of such Benchmark as determined on each day during such Calculation Period in respect of First Lien Private Credit Asset Advances denominated in GBP.

(iii)            Subject to Section 3.02, all outstanding First Lien Liquid Credit Asset Advances shall bear interest (from and including the date on which such First Lien Liquid Credit Asset Advance is made to and including the date on which such First Lien Liquid Credit Asset Advance is repaid) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus the Applicable Margin for First Lien Liquid Credit Asset Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding First Lien Liquid Credit Asset Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default to and including the applicable date on which each such First Lien Liquid Credit Asset Advance is repaid) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus the Adjusted Applicable Margin. For purposes of the foregoing, the Benchmark for each Calculation Period with respect to Daily Simple SONIA shall be the weighted average of such Benchmark as determined on each day during such Calculation Period in respect of First Lien Liquid Credit Asset Advances denominated in GBP.

(iv)            Subject to Section 3.02, all outstanding Other Credit Asset Advances shall bear interest (from and including the date on which such Other Credit Asset Advance is made to and including the date on which such Other Credit Asset Advance is repaid) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus the Applicable Margin for Other Credit Asset Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Other Credit Asset Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default to and including the applicable date on which each such Other Credit Asset Advance is repaid) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus the Adjusted Applicable Margin. For purposes of the foregoing, the Benchmark for each Calculation Period with respect to Daily Simple SONIA shall be the weighted average of such Benchmark as determined on each day during such Calculation Period in respect of Other Credit Asset Advances denominated in GBP.

(v)            Advance Reallocation. If on any date the Administrative Agent determines that (A)  the First Lien Private Credit Asset LTV Ratio is greater than the First Lien Private Credit Asset AR + 5.0%, the Administrative Agent shall provide notice to the Lead Company and the Collateral Agent and may reallocate amounts between outstanding Advances such that the First Lien Private Credit Asset LTV Ratio is less than or equal to the First Lien Private Credit Asset AR + 5.0%, (B) the First Lien Liquid Credit Asset LTV Ratio is greater than the First Lien Liquid Credit Asset AR + 5.0%, the Administrative Agent shall provide notice to the Lead Company and the Collateral Agent and may reallocate amounts between outstanding Advances such that the First Lien Liquid Credit Asset LTV Ratio is less than or equal to the First Lien Liquid Credit Asset AR + 5.0% and (C) the Other Credit Asset LTV Ratio is greater than the Other Credit Asset AR + 5.0%, the Administrative Agent shall provide notice to the Lead Company and the Collateral Agent and may reallocate amounts between outstanding Advances such that the Other Credit Asset LTV Ratio is less than or equal to the Other Credit Asset AR + 5.0%.

(c)            Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Companies to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the applicable Currency thereof. The Administrative Agent, acting solely for this purpose as an agent of the Companies, shall maintain at one of its offices a register (the “Register”) in which it shall record (1) the amount of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from the Companies to each Lender hereunder and (3) the amount of any sum received by the Lenders and each Lender’s share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Companies to repay the Advances in accordance with the terms of this Agreement. No assignment shall be effective unless it has been recorded in the Register as provided herein.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Companies shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or to such Lender and its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

(d)            Pro Rata Treatment. Except as otherwise provided herein, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e)            Illegality. Notwithstanding any other provision of this Agreement (including, for the avoidance of doubt, Section 4.07(a)), if any Lender or the Administrative Agent shall notify the Lead Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder (in the aggregate or in any applicable Currency), then (1) the obligation of such Lender or the Administrative Agent hereunder shall immediately be suspended (in the aggregate or with respect to the applicable Currency) until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the Lead Company, such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), until such time as the Advances are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement (in the aggregate or with respect to the applicable Currency) to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then any outstanding Advances of such Lender (in the aggregate or with respect to such Currency, as applicable) shall be promptly paid in full by the Companies (together with all accrued interest and other amounts owing hereunder) but not later than the earlier of (x) if the Lead Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Lead Company in writing that it is unable to transfer its rights and obligations under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to a particular Reference Rate or Term SOFR Reference Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances subject to such Reference Rate or Term SOFR Reference Rate, as applicable, shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the applicable Base Rate plus the related Applicable Margin for Advances set forth on the Transaction Schedule (or the Adjusted Applicable Margin, as applicable); provided, further, that no breakage costs resulting from the repayment of Advances on a date other than an Interest Payment Date shall be payable in connection with a repayment of Advances in accordance with this Section 3.01(e).

(f)            Increased Costs.

(i)            If any Change in Law shall:

(A)	impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(B)	impose on any Lender or the market for any Reference Rate (or other applicable interest rate market) any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or

(C)	subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender or the Administrative Agent, the Companies will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii)            If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material (which demand shall be accompanied by a statement setting forth the basis for such demand; provided that in no event shall any Lender be required to provide any information or documentation to the extent such Lender reasonably determines providing the same would constitute a breach by such Lender of confidentiality obligations), then from time to time the Companies will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(iii)            A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Lead Company with supporting documentation and shall be conclusive absent manifest error. The Companies shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(iv)            Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that no Company shall be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Lead Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(v)            Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Companies may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will any Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(vi)            If any Lender (A) provides notice of unlawfulness or requests compensation under clause (e) above or this clause (f), (B) defaults in its obligation to make Advances hereunder (or, in the case of a requirement to assign or delegate interests, rights and obligations as set forth below, is otherwise a Defaulting Lender), (C) becomes the subject of a Bail-In Action or (D) does not consent to a Material Amendment consented to by the Administrative Agent and the Required Lenders, then the Companies may, at their sole expense and effort, upon written notice to such Lender and the Administrative Agent, prepay the Advances of such Lender or require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Companies that shall assume such obligations (whereupon such Lender shall be obligated to so assign), provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such prepayment or assignment, (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Companies to require such assignment and delegation cease to apply and (z) such assignment or delegation shall be offered first to JPMCB and any Affiliate thereof that is a Lender. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such prepayment or assignment.

(g)            No Set-off or counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Companies in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future Taxes imposed by the jurisdiction in which a Company is organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.

SECTION 3.02.        Interest Rate Unascertainable, Inadequate or Unfair. (a)        Subject to clauses (b), (d), (e), (f) and (g) of this Section 3.02, if prior to the commencement of any Calculation Period for an Advance:

(i)	the Administrative Agent determines in its commercially reasonable judgment that adequate and reasonable means do not exist for ascertaining a Reference Rate or Term SOFR Reference Rate (including, without limitation, because such Reference Rate or Term SOFR Reference Rate is not available or published on a current basis) for the applicable Currency and such Calculation Period; provided that, with respect to any Reference Rate or Term SOFR Reference Rate, no Benchmark Transition Event shall have occurred at such time; or

(ii)	the Administrative Agent is advised by the Required Lenders that the applicable Reference Rate or Term SOFR Reference Rate for the applicable Currency and such Calculation Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) included in such Advance for such Calculation Period (determined in its commercially reasonable judgment);

then the Administrative Agent shall give notice thereof to the Lead Company, the Servicer, the Collateral Agent, the Collateral Administrator and the Lenders by telephone or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Company, the Servicer, the Collateral Agent, the Collateral Administrator and the Lenders that the circumstances giving rise to such notice no longer exist, if any Advance denominated in such Currency is requested to be made by the Lenders or is then outstanding, it shall thereupon constitute a Base Rate Advance.

(b)            Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of a reasonable objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)            [Reserved].

(d)            In connection with the implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Lead Company, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)            The Administrative Agent will promptly notify the Lead Company, the Lenders, the Collateral Agent and the Collateral Administrator of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.02, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.02.

(f)            Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Calculation Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Calculation Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)            Upon the Lead Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Companies may revoke any request for an Advance in conversion to or continuation of Advances in the applicable Currency to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Companies will be deemed to have converted any request for an Advance into a request for a Base Rate Advance or conversion of an outstanding Advance to a Base Rate Advance.

SECTION 3.03.        Taxes.

(a)            Payments Free of Taxes. All payments to be made hereunder by or on account of any obligation of the Companies in respect of the Advances shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law (as reasonably determined by the Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Companies shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by each Company. Each Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)            Indemnification by each Company. Each Company shall indemnify each Lender or Administrative Agent within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or Administrative Agent or required to be withheld or deducted from a payment to such Lender or Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)            Indemnification by the Lenders. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Companies have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Companies to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of 10.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Company to a Governmental Authority pursuant to this Section 3.03, the applicable Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)            Status of Secured Parties. (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Lead Company and the Administrative Agent, at the time or times reasonably requested by the Lead Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Lead Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Lead Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Lead Company or the Administrative Agent as will enable the Lead Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)            Without limiting the generality of the foregoing, in the event that any Company is a U.S. Person:

(A)            any Secured Party that is a U.S. Person shall deliver to the Lead Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Company or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall deliver to the Lead Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Company or the Administrative Agent), whichever of the following is applicable:

(i)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)            an executed IRS Form W-8ECI;

(iii)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, is not a “10 percent shareholder” of the applicable Company or Parent within the meaning of Section 881(c)(3)(B) of the Code, and is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form; or

(iv)            to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Lead Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Company or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Lead Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Secured Party under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lead Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Company or the Administrative Agent as may be necessary for the Companies and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Secured Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Lead Company and the Administrative Agent in writing of its legal inability to do so.

(E)            The Administrative Agent shall deliver to the Lead Company an electronic copy of an IRS Form W-9 upon becoming a party under this Agreement. The Administrative Agent represents to the Companies that it is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 and a “U.S. financial institution” within the meaning of Treasury Regulations Section 1.1471-3T and that it will comply with its obligations to withhold under Section 1441 and FATCA.

(g)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Survival. Each party’s obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV
COLLECTIONS AND PAYMENTS

SECTION 4.01.        Interest Proceeds. The applicable Company shall notify the Portfolio Investment Obligor (or the relevant agent under the applicable Underlying Instruments) with respect to each Portfolio Investment to remit all amounts that constitute Interest Proceeds to the Interest Collection Account; provided that Interest Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Interest Collection Account. To the extent Interest Proceeds are received other than by deposit into the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account, the applicable Company shall cause all Interest Proceeds on the Portfolio Investments to be deposited in the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account all Interest Proceeds received by it promptly upon (and, in any event, within 2 Business days following) receipt thereof in accordance with the written direction of the Servicer.

Interest Proceeds shall be retained in the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account and held in cash and/or invested (and reinvested) at the written direction of the applicable Company (or the Servicer on its behalf) delivered to the Collateral Agent in Cash Equivalents denominated in the applicable Currency selected by the Servicer (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent) (“Eligible Investments”). Eligible Investments shall mature no later than the end of the then-current Calculation Period. In the absence of any such written direction from the applicable Company (or the Servicer on its behalf) or the Administrative Agent, as applicable, Interest Proceeds shall remain uninvested. The Euro Interest Collection Account, the GBP Interest Collection Account, the CAD Interest Collection Account, the NZD Interest Collection Account and the AUD Interest Collection Account shall remain uninvested.

Interest Proceeds on deposit in the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the applicable Company or the Servicer on its behalf (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement or (ii) to make Permitted Distributions in accordance with this Agreement. Interest Proceeds on deposit in any Permitted Non-USD Currency Interest Collection Account shall be withdrawn in accordance with Section 4.06(b) and (c) and deposited into the Interest Collection Account for application as specified above.

SECTION 4.02.        Principal Proceeds. The applicable Company shall notify the Portfolio Investment Obligor (or the relevant agent under the applicable Underlying Instruments) with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds to the Principal Collection Account; provided that Principal Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Principal Collection Account. To the extent Principal Proceeds are received other than by deposit into the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account, the applicable Company shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account all Principal Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Servicer .

All Principal Proceeds shall be retained in the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account and held in cash and/or invested (and reinvested) at the written direction of the Administrative Agent in Eligible Investments selected by the Servicer (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds. In the absence of any such written direction from the Administrative Agent, Principal Proceeds shall remain uninvested. The Euro Principal Collection Account, the GBP Principal Collection Account, the CAD Principal Collection Account, the NZD Principal Collection Account and the AUD Principal Collection Account shall remain uninvested.

Principal Proceeds on deposit in the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the applicable Company or the Servicer on its behalf (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement, (ii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement or (iii) to make Permitted Distributions in accordance with this Agreement, in each case with prior notice to the Administrative Agent. Principal Proceeds on deposit in any Permitted Non-USD Currency Principal Collection Account shall be withdrawn in accordance with Section 4.06(b) and (c) and deposited into the Principal Collection Account for application as specified above.

For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

SECTION 4.03.        Principal and Interest Payments; Prepayments; Commitment Fee.

(a)            The Companies shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments.

(b)            Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date, on each Additional Distribution Date and on the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the first proviso to Section 3.01(b)(i), Section 3.01(b)(ii), Section 3.01(b)(iii) and Section 3.01(b)(iv), respectively, shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount so repaid or prepaid shall be payable on the date of such repayment or prepayment. “Interest Payment Date” means the tenth (10th) Business Day after the last day of each Calculation Period.

(c)        (i)        Subject to the requirements of this Section 4.03(c), the Companies shall have the right from time to time to prepay outstanding Advances (x) in USD and/or (y) in a Permitted Non-USD Currency, to the extent any Advances are then outstanding in such Permitted Non-USD Currency, (and, in the case of each of the foregoing clauses (x) and (y), such prepayment shall result in a termination of Financing Commitments only to the extent required pursuant to Section 4.07) in whole or in part (A) on any Business Day following the occurrence of a Premium Termination Event, (B) in connection with a Market Value Cure or (C) on any Business Day without regard to clauses (A) and (B); provided that the Companies may not prepay Advances more than eight times (or such greater number of times as the Administrative Agent consents to in writing (including via email) in its sole discretion) during any Calculation Period pursuant to this clause (C). The Lead Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to this Section 4.03(c)(i) not later than 5:00 p.m., New York City time, two (2) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of the Advances to be prepaid and how the principal amount of such prepayment is to be allocated as among the Equity Asset Advances, the First Lien Private Credit Asset Advances, the First Lien Liquid Credit Asset Advances and the Other Credit Asset Advances. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$2,500,000. Prepayments shall be accompanied by accrued and unpaid interest.

(ii)            At the request of any Lender, any prepayment pursuant to Section 4.03(c)(i), whether in full or in part, that is made on a date other than an Interest Payment Date shall be accompanied by any costs incurred by such Lender in respect of the breakage of its funding at the applicable Reference Rate or Term SOFR Rate, as applicable, for the related Calculation Period.

(d)            Each Company agrees to pay to the Administrative Agent, for the account of each Lender (other than a Defaulting Lender), a commitment fee in accordance with the Priority of Payments which shall accrue at the Commitment Fee Rate on the average daily Unused Facility Amount of such Lender during the period from and including the date of this Agreement to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the avoidance of doubt, no commitment fee shall accrue on the unused amount of any increase in the Financing Commitment resulting from a Commitment Increase Request until the related Commitment Increase Date.

(e)            Each Company agrees to pay the Administrative Agent for the account of each Lender on the date of this Agreement an upfront fee, which shall be paid on the date hereof, in the amount set forth in the Effective Date Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(f)            Without limiting Section 4.03(c), the Companies shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.02(c). All such prepayments shall be accompanied by accrued and unpaid interest; provided, that, if a prepayment does not occur on an Interest Payment Date, either (i) such prepayment shall be subject to the payment of amounts to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under the Account Control Agreement due and payable on the next succeeding Interest Payment Date which are payable prior to the repayment of Advances pursuant to Section 4.05 hereof, or (ii) the Servicer shall certify that there will be sufficient amounts remaining in the Collection Accounts to pay outstanding amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities intermediary hereunder and under the Account Control Agreement which are payable prior to the repayment of Advances pursuant to Section 4.05 hereof on the next Interest Payment Date after giving effect to such prepayment.

(g)            If any Lender does not consent to a Material Amendment consented to by the Administrative Agent and the Required Lenders, then the Companies may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, prepay the Advances of such Lender or require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to (x) JPMCB, which may assume such interests, rights and obligations in whole or in part in its sole and absolute discretion, or (y) in the event JPMCB declines to assume such interests, rights and obligations (in whole or in part), to an assignee identified by the Companies that shall assume such obligations (but only to the extent to which JPMCB has so declined) (in each case, whereupon such Lender shall be obligated to so assign); provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder the date of such assignment. No prepayment fee or premium (including pursuant to Section 4.07(a)) that may otherwise be due hereunder shall be payable to such Lender in connection with any such prepayment or assignment made pursuant to this Section 4.03(g).

(h)            If the aggregate principal amount of the outstanding Advances is less than the Minimum Funding Amount on any date on or after the Effective Date and prior to the last day of the Reinvestment Period, then each Company agrees to pay to the Administrative Agent, for the account of each Lender, an undrawn fee (the “Undrawn Fee”) in accordance with the Priority of Payments which shall accrue at a per annum rate equal to the Undrawn Fee Rate (plus, following the occurrence and during the continuance of an Event of Default, 2.0% per annum) on the average daily Undrawn Amount during the period from and including such date to but excluding the last day of the Reinvestment Period. Accrued Undrawn Fees shall be payable in arrears on each Interest Payment Date occurring after the date on which the aggregate principal amount of the outstanding Advances is less than the Minimum Funding Amount to the earlier of (i) the date on which the Financing Commitments terminate and (ii) the last day of the Reinvestment Period. All Undrawn Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 4.04.        MV Cure Account.

(a)            Each Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Lenders); provided that, if the Collateral Agent does not receive such written direction from the Administrative Agent, cash amounts in the MV Cure Account shall remain uninvested. All amounts contributed to the Companies by its Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b)            Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Lead Company or the Servicer on its behalf (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Companies with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Lead Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test or any Asset Advance Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05.        Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day designated by the Administrative Agent (with two (2) Agent Business Days’ notice to the Collateral Agent and the Collateral Administrator, provided that any such notice received after 10:00 a.m. New York City time on an Agent Business Day shall be deemed to have been received on the immediately succeeding Agent Business Day) after the occurrence of a Market Value Event and (z) each Agent Business Day designated by the Administrative Agent (with two (2) Agent Business Days’ notice to the Collateral Agent and the Collateral Administrator, provided that any such notice received after 10:00 a.m. New York City time on an Agent Business Day shall be deemed to have been received on the immediately succeeding Agent Business Day) after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable (each date set forth in clauses (y) and (z) above, an “Additional Distribution Date”), the Collateral Agent shall distribute all amounts in the Collection Accounts and the Permitted Non-USD Currency Collection Account as of the end of the related Calculation Period (or, in the case of an Additional Distribution Date, two (2) Agent Business Days immediately preceding such Additional Distribution Date) Accounts in the following order of priority (the “Priority of Payments”):

(a)            With respect to Interest Proceeds (such priority, the “Interest Priority of Payments”), except to the extent set forth in the Special Priority of Payments:

(1)            to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under the other Loan Documents (including fees, out-of-pocket expenses and indemnities, which shall also include all reasonable and documented fees, costs and disbursements of counsel, agents and experts)) up to a maximum amount under this subclause (i), clause (1) of the Principal Priority of Payments and clause (1) of the Special Priority of Payments of U.S.$50,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter) plus the sum of any excess amounts described in subclause (i) unused for such payments on Interest Payment Dates or Additional Distribution Dates occurring during the prior three calendar quarters (or, if a lesser amount of time, since the date of this Agreement) and (ii) second, (x) any other accrued and unpaid fees and out-of-pocket expenses (other than the commitment fee payable to the Lenders, but including Lender indemnities) due hereunder and under the other Loan Documents, up to a maximum amount under this subclause (ii)(x), clause (1) of the Principal Priority of Payments and clause (1) of the Special Priority of Payments of U.S.$50,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter) and (y) due and unpaid taxes or governmental fees payable by the Companies;

(2)            to pay interest due in respect of the Advances and any increased costs, commitment fees and other fees payable to the Lenders (including, without limitation, any true-up payment required pursuant to Section 4.03(d) and any Undrawn Fee) (pro rata based on amounts due);

(3)            to pay (i) on each Interest Payment Date, all prepayments of the Advances permitted or required under this Agreement (including any applicable premium) and (ii) on the Maturity Date, principal of the Advances until the Advances are paid in full;

(4)            to pay (i) first, all amounts set forth in clause (1)(i) through (iii) above not paid due to the numerical caps set forth therein, and in the same order of priority and (ii) second, to the Servicer to pay any accrued and unpaid Servicer Fee;

(5)            to make any Permitted Distributions directed pursuant to this Agreement; and

(6)            (i) on any Interest Payment Date, to deposit any remaining amounts into the Collection Account or the applicable Permitted Non-USD Currency Collection Account, as Principal Proceeds (or, at the election of the Servicer on behalf of the Companies, deposit such remaining amounts into the Collection Account or the applicable Permitted Non-USD Currency Collection Account, as Interest Proceeds) and (ii) on the Maturity Date, to pay any remaining amounts to the Companies.

(b)            With respect to Principal Proceeds (such priority, the “Principal Priority of Payments”), except to the extent set forth in the Special Priority of Payments:

(1)            to pay the amounts set forth in clause (1) of the Interest Priority of Payments to the extent not paid thereunder (subject to the applicable maximum amounts set forth in each subclause therein);

(2)            to pay the amounts set forth in clause (2) of the Interest Priority of Payments to the extent not paid thereunder;

(3)            to pay (i) on each Interest Payment Date, all prepayments of the Advances permitted or required under this Agreement (including any applicable premium) and (ii) on the Maturity Date, principal of the Advances until the Advances are paid in full;

(4)            on each Interest Payment Date during the Reinvestment Period, at the option of the Servicer, so long as all conditions thereto set forth in this Agreement have been satisfied, to the acquisition of additional Portfolio Investments;

(5)            to fund the Unfunded Exposure Account up to an amount equal to (i) prior to the end of the Reinvestment Period, the Unfunded Exposure Shortfall and (ii) following the end of the Reinvestment Period, the Unfunded Exposure Amount, in either case without the requirement for any direction by the Servicer;

(6)            on each Interest Payment Date during the Reinvestment Period, (i) first, (x) during the Ramp-Up Period, to make Ramp-Up Period Permitted Distributions solely to the extent the Ramp-Up Period Distribution Conditions and the other applicable conditions set forth in the definition of “Permitted Distributions” have been satisfied and (y) after the Ramp-Up Period, to make any Permitted Distributions directed pursuant to this Agreement and (ii) second, to remain on deposit in the Principal Collection Account for future application in accordance with this Agreement;

(7)            on each Interest Payment Date following the Reinvestment Period, to pay principal of the Advances until the Advances are paid in full;

(8)            on each Interest Payment Date following the Reinvestment Period and on the Maturity Date, to pay all amounts set forth in clause (1) above not paid due to the numerical caps set forth therein, and in the same order of priority;

(9)            to the Servicer to pay any accrued and unpaid Servicer Fees; and

(10)            on the Maturity Date, to pay any remaining amounts to the Companies.

(c)            On any Agent Business Day designated by the Administrative Agent after the occurrence of a Market Value Event and each Additional Distribution Date (with one (1) Agent Business Days’ notice to the Lead Company and the Collateral Agent, provided that any such notice received after 10:00 a.m. New York City on an Agent Business Day shall be deemed to have been received on the immediately succeeding Agent Business Day), with respect to both Interest Proceeds and Principal Proceeds (such priority, the “Special Priority of Payments”):

(1)            to pay the amounts set forth in clause (1) of the Interest Priority of Payments to the extent not paid thereunder and under clause (1) of the Principal Priority of Payments (subject to the applicable maximum amounts set forth in each subclause therein and in the same order of priority);

(2)            to pay interest due in respect of the Advances and any increased costs, commitment fees and other fees payable to the Lenders (including, without limitation, any true-up payment required pursuant to Section 4.03(d));

(3)            to pay principal of the Advances until the Advances are paid in full;

(4)            to fund the Unfunded Exposure Account up to the Unfunded Exposure Amount (without the requirement for any direction by the Servicer);

(5)            to pay (i) first, all amounts set forth in clause (1) above not paid due to the numerical caps set forth therein, and in the same order of priority and (ii) second, to the Servicer to pay any accrued and unpaid Servicer Fees; and

(6)            to pay any remaining amounts to the Companies.

Subject to Section 4.06(b) and (c), with respect to any amounts payable under this Section 4.05 resulting from an Advance denominated in any Currency, such amount shall be paid using Interest Proceeds and/or Principal Proceeds denominated in such Currency from the applicable Collection Account.

SECTION 4.06.            Payments Generally. (a)            All payments to the Administrative Agent or any Lender that is an Affiliate of the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Lead Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable). All payments made to any other Lender, the Servicer, the Companies, the Securities Intermediary or the Collateral Administrator (in the case of the Securities Intermediary and the Collateral Agent, to the extent such Person is not the Collateral Agent) shall be made to such Person at the account designated by such person in writing to the Collateral Agent. The Administrative Agent shall at least two (2) Business Days prior give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Servicer of the calculation of amounts payable to the Lenders in respect of the Advances and the amounts payable to the Servicer. At least two (2) Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Servicer, the Collateral Agent and the Collateral Administrator in respect of the interest due on such Interest Payment Date. All payments not made to the Administrative Agent for distribution to the Lenders directly to a Person specified above shall be made as directed in writing by the Administrative Agent to the account designated by the Administrative Agent, the Lead Company or the applicable recipient to the Collateral Agent in writing. Subject to Section 3.03 hereof, all payments by the Companies hereunder shall be made without setoff or counterclaim. All payments hereunder shall be made in U.S. dollars, other than payments of interest and principal made in respect of Advances denominated in a Permitted Non-USD Currency, which shall be made in such Permitted Non-USD Currency. All interest calculated using the Reference Rate (other than Term CORRA or Daily Simple SONIA) or Term SOFR Reference Rate, as applicable, hereunder shall be computed on the basis of a year of 360 days and all interest calculated using any Base Rate, Term CORRA or Daily Simple SONIA hereunder shall be computed on the basis of a year of 365 days in each case, payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)            If, at least four (4) Business Days prior to any Interest Payment Date or the Maturity Date or an Additional Distribution Date, the Collateral Administrator shall have notified the Lead Company, the Collateral Agent and the Administrative Agent that the Companies do not have a sufficient amount of funds in a Currency on deposit in the Collection Accounts or the Permitted Non-USD Currency Collection Accounts in respect of the applicable Currency, as applicable, that will be needed (1) to pay to the Lenders all of the amounts required to be paid on such date and/or (2) to pay any expenses required to be paid in accordance with the Priority of Payments, in each case, in such Currency as required for such payment (a “Currency Shortfall”), then, so long as no Event of Default shall have occurred and is continuing and no Market Value Event has occurred, the Companies shall exchange (or shall direct the Collateral Agent to exchange) amounts in another Currency in any applicable Permitted Non-USD Currency Collection Account or Collection Account for the Currency in respect of which there is a Currency Shortfall in an amount necessary to cure such Currency Shortfall. Each such exchange shall occur no later than one Business Day prior to such Interest Payment Date or Additional Distribution Date or the Maturity Date, as applicable, and shall be made at the Spot Rate at the time of conversion. If for any reason the Companies shall have failed to effect any such currency exchange by the Business Day prior to such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency exchange on behalf of the Companies.

(c)            At any time following the occurrence of a Market Value Event or if an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion direct the Collateral Agent to exchange amounts attributable to the Companies held in any Permitted Non-USD Currency Account for USD, or exchange amounts in the Collection Account for any Permitted Non-USD Currency, in each case, at the Spot Rate for application hereunder.

SECTION 4.07.            Termination or Reduction of Financing Commitments.

(a)            Subject to the requirements of this Section 4.07(a), the Companies shall be entitled at their option on any Business Day following the Non-Call Period, to either (x) terminate all of the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premium and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (y) reduce the portion of the aggregate Financing Commitments that exceeds the sum of the outstanding Advances (after giving effect to any concurrent prepayment of Advances). The Lead Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any termination or reduction, as applicable, pursuant to this Section 4.07(a) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of termination or reduction, as applicable. Each such notice shall be irrevocable and shall specify the date of termination or reduction, as applicable, and the principal amount of the Financing Commitments to be so terminated or reduced, as applicable. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial reduction of Financing Commitments shall be in an amount not less than U.S.$10,000,000.

(b)            The Financing Commitments shall be automatically and irrevocably reduced on the date of any prepayment made in accordance with the definition of “Market Value Cure” in an amount equal to the amount of such prepayment.

(c)            The Financing Commitments shall be automatically and irrevocably reduced by all amounts that are used to prepay or repay Advances following the occurrence of a Market Value Event or an Event of Default.

(d)            All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.

(e)            The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

ARTICLE V
THE SERVICER

SECTION 5.01.            Appointment and Duties of the Servicer.

Each Company hereby appoints the Servicer as its servicer under this Agreement and to perform the asset management-related functions of such Company set forth herein, and the Servicer hereby accepts such appointment. For so long as no Market Value Event has occurred and no Event of Default has occurred and is continuing and subject to Section 1.04, the services to be provided by the Servicer shall consist of (x) supervising the Portfolio, including communicating with Portfolio Investment Obligors, executing amendments, providing consents and waivers, enforcing and collecting on the Portfolio and otherwise managing the Portfolio on behalf of the Companies and delivering Notices of Acquisition on behalf of and in the name of the Companies and (y) acting on behalf of the Companies for all other purposes hereof and the transactions contemplated hereby. The Servicer agrees to comply with all covenants and restrictions imposed on the Companies herein and in each other Loan Document and not to act in contravention of this Agreement. Each Company hereby irrevocably appoints the Servicer its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for herein. Without limiting the foregoing:

(a)            The Servicer shall perform its obligations hereunder with reasonable care and in good faith, using a degree of skill not less than that which the Servicer exercises with respect to assets of the nature of the Portfolio Investments that it manages for itself and others having similar investment objectives and policies; and

(b)            The Servicer shall not (and shall not cause any Company to) take any action that it knows or reasonably should know would (1) violate the constituent documents of any Company, (2) violate any law, rule or regulation applicable to the Companies, (3) require registration of any Company as an “investment company” under the Investment Company Act of 1940, or (4) cause any Company to violate the terms of this Agreement, any other Loan Document or any instruments relating to the Portfolio Investments.

The Servicer may employ third parties (including its Affiliates) to render advice (including investment advice) and assistance to the Companies and to perform any of the Servicer’s duties hereunder, provided that the Servicer shall not be relieved of any of its duties or liabilities hereunder regardless of the performance of any services by third parties. For the avoidance of doubt, neither the Administrative Agent nor any Lender shall have the right to remove or replace the Servicer as the Companies’ servicer hereunder.

SECTION 5.02.            Servicer Representations as to Eligibility Criteria; Etc. The Servicer represents to the other parties hereto that (a) as of the Trade Date for each Portfolio Investment purchased, such Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and, except as otherwise permitted hereunder, the Concentration Limitations shall be satisfied (unless otherwise consented to by the Administrative Agent) and (b) all of the information contained in the related Notice of Acquisition is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the Companies by any third party, such information is as of its delivery date true, complete and correct in all material respects to the knowledge of the Servicer.

SECTION 5.03.            Indemnification. The Servicer shall indemnify and hold harmless each Company, the Agents, the Securities Intermediary, the Collateral Administrator and the Lenders and their respective affiliates, directors, officers, stockholders, partners, agents, employees and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, demands, damages or liabilities of any kind, including legal fees and disbursements (collectively, “Liabilities”), and shall reimburse each such Indemnified Person on a current basis for all reasonable and documented expenses (including reasonable and documented fees and disbursements of counsel), incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding, relating to or arising out of (a) any breach by the Servicer of any of its obligations hereunder and (b) the failure of any of the representations or warranties of the Servicer set forth herein to be true when made or when deemed made or repeated, except to the extent that such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. Except as set forth in the immediately preceding sentence to the extent such Indemnified Person incurs such Liabilities from a third party, in no event shall the Servicer be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Servicer has been advised of such loss or damage and regardless of the form of action. For the avoidance of doubt, without limiting clauses (a) or (b) of this Section 5.03, in no event shall the Servicer be liable for any Liabilities arising solely from the performance of the Portfolio Investments (including Liabilities that represent losses from Portfolio Investments due to the related Portfolio Investment Obligor’s financial inability to pay).

This Section 5.03 shall survive the termination of this Agreement the resignation or removal of the Agents or the Collateral Administrator and the repayment of all amounts owing to the Secured Parties hereunder.

SECTION 5.04.            Servicer Compensation. As compensation for its administrative and management activities hereunder and reimbursement for its expenses, the Servicer or its designee shall be entitled to receive (i) the Servicer Fee and (ii) reimbursement of its expenses, in each case, pursuant to the provisions of Section 4.05.

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01.            Representations and Warranties. Each Company (and (x) with respect to clauses (a) through (e), (l), (n), (o) and (t) through (w), the Servicer and (y) with respect to clauses (a) through (e), (h)(y), (i) through (l), (n), (t) through (v), and (z) each Parent) represents to the other parties hereto solely with respect to itself that as of the date hereof and each Trade Date (or as of such other date as maybe expressly set forth below):

(a)            it is duly organized, incorporated, registered and/or formed, as the case may be, and validly existing under the laws of the jurisdiction of its organization, incorporation, registration and/or formation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is or may become a party and to consummate the transactions herein and therein contemplated;

(b)            the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is or may become a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)            the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;

(d)            it is not subject to any Adverse Proceeding;

(e)            it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(f)            it is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended;

(g)            it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;

(h)            with respect to each Company, it has no Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;

(i)            (x) it does not have underlying assets which constitute “plan assets” within the meaning of the Plan Asset Rules; and (y) except as would not reasonably be expected to result in a Material Adverse Effect, it has not within the last six years sponsored, maintained, contributed to, or been required to contribute to and does not have any liability with respect to any Plan (including, in the case of contribution or liability with respect to a Plan, on behalf of an ERISA Affiliate);

(j)            as of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;

(k)            it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;

(l)            it has complied in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio;

(m)            it does not have any Subsidiaries or own any Investments in any Person other than the Portfolio Investments or Investments (i) constituting Eligible Investments (as measured at their time of acquisition), (ii) acquired or originated by such Company with the approval of the Administrative Agent, or (iii) those such Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(n)            (x) it has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (y) no information (other than projections, forward-looking information, general economic data or industry information) heretofore furnished by or on behalf of such Company in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party or relates to a third party, to such Company’s knowledge contains), when taken as a whole, as of its delivery date, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (z) as of the Effective Date, to the best knowledge of such Company, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects;

(o)            with respect to each Company that is not an Excluded Asset Company, all of the conditions to the acquisition of the Portfolio Investments specified in Section 1.03 have been satisfied or waived;

(p)            such Company has timely filed all Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and such Company has paid or withheld (as applicable) all Taxes owing or required to be withheld by it (if any) shown on such Tax returns, except, in each case (x) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records or (y) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect;

(q)            such Company is and will be treated as a disregarded entity for U.S. federal income tax purposes;

(r)            such Company is and will be wholly owned by the applicable Parent;

(s)            prior to the date hereof, such Company has not engaged in any business operations or activities other than as an ownership entity for Portfolio Investments and similar Loan or debt obligations and activities incidental thereto;

(t)            neither it nor any of its Subsidiaries and, with respect to clause (i), their respective directors or officers, nor, to its knowledge, any of its other Affiliates is (i) the subject or target of Sanctions; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 of the PATRIOT Act as warranting special measures due to money laundering concerns. It is in compliance with all applicable Sanctions and also in compliance with all applicable provisions of the PATRIOT Act;

(u)            such Company has implemented and maintains in effect (or is subject to) policies and procedures designed to ensure compliance by such Company, its agents and their respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws and applicable Sanctions, and such Company, and its officers and directors and, to its knowledge, its employees, members and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in such Company being designated as a Sanctioned Person. None of (i) the applicable Company or (ii) to the knowledge of the applicable Company, any director, manager, employee or agent of the applicable Company that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person;

(v)            the Loan Documents represent all of the material agreements between the Servicer and any Parent, on the one hand, and such Company, on the other. It has good and marketable title to, with respect to the applicable Company only, all Portfolio Investments and other Collateral free of any Liens (other than Permitted Liens) and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming such Company or the applicable Parent as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto, as necessary or advisable in connection with the Contribution Agreement, or which has been terminated. With respect to the applicable Company only, with respect to an Equity Asset, no Underlying Instruments of such Equity Asset (other than an Excluded Asset) contains (x) provisions prohibiting the pledges of the Equity Interests in such Equity Asset that is included in the Collateral or (y) except as set forth on Schedule 7 hereto, any “change of control” or similar provisions which would be triggered upon the exercise by the Collateral Agent of its rights to foreclose on such Equity Asset or any provisions which would reasonably have an adverse effect on the Liens of the Collateral Agent upon such Equity Asset or in any way prevent the realization or foreclosure by the Collateral Agent of the security interest in such Equity Asset. On and after the Parent Pledge Effective Date, (x) no Underlying Instruments of any Equity Interest or constituent documents of any Company contains provisions prohibiting the pledges of such Equity Interests in the applicable Company that is included in the Collateral and (y) except as set forth on Schedule 7 hereto, following the occurrence of an Event of Default or Market Value Event, such Equity Interests are able to be transferred or sold by the Collateral Agent without the consent of such Company or any other Person;

(w)            such Company is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates in connection with the Loan Documents or the transactions contemplated thereby;

(x)            there are no judgments for material Taxes with respect to such Company and no claim is being asserted with respect to the material Taxes of such Company, except to the extent that any such claim is being contested in compliance with clause (p) above;

(y)            upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in the Collateral acquired with the proceeds of such Advance, free and clear of any adverse claim (other than Permitted Liens) or restrictions on transferability;

(z)            no Parent is required to register as an investment company under the Investment Company Act of 1940, as amended;

(aa)            [reserved];

(bb)            no ERISA Event has occurred; and

(cc)            all proceeds of the Advances will be used by such Company only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by such Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock.

SECTION 6.02.            Covenants of each Company and the Servicer. Each Company (and (x) with respect to clauses (e), (g), (k), (o), (r), (v), (hh) and (ii), the Servicer and (y) with respect to clauses (e), (f), (g), (i), (j), (k), (l), (n), (o), (aa), (hh) and (kk) each Parent covenants solely with respect to itself):

(a)            shall at all times on and after the Effective Date: (i) comply with the Protective Provisions of the Company LLC Agreements; and (ii) cause the directors, officers, agents and other representatives of such Company to act at all times with respect to such Company consistently and in furtherance of the foregoing and in the best interests of such Company.

(b)            shall not (i) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the preceding clause (a), including, other than with respect to any warrants received in connection with a Portfolio Investment, controlling the decisions or actions respecting the daily business or affairs of any other Person except as otherwise permitted hereunder (which, for the avoidance of doubt, shall not prohibit such Company from taking, or refraining to take, any action under or with respect to a Portfolio Investment); (ii) fail to be Solvent; (iii) release, sell, transfer, convey or assign any Portfolio Investment unless in accordance with the Loan Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of such Company and any other transaction expressly contemplated by this Agreement and the other Loan Documents, enter into any transaction with an Affiliate of such Company except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (v) identify itself as a department or division of any other Person (except for U.S. federal income and applicable state and local income tax purposes); or (vi) own any asset or property other than the Collateral and the related assets and incidental personal property necessary for the ownership or operation of these assets.

(c)            shall take all actions consistent with and shall not take any action contrary to the factual assumptions set forth in the opinion of Latham & Watkins LLP, dated as of the Effective Date, relating to certain true contribution matters;

(d)            shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan; provided that (x) such Company shall not acquire any Delayed Funding Term Loan or Revolving Loan if such acquisition would cause the Unfunded Exposure Amount, collateralized or uncollateralized, to exceed 10% of the Aggregate Market Value and (y) Unfunded Exposure Amount shall be cash collateralized as required in accordance with Section 2.03(f);

(e)            shall comply in all material respects with all Anti-Corruption Laws and applicable Sanctions and shall maintain in effect (or cause to be maintained) and enforce policies and procedures designed to ensure compliance, in all material respects, by such Company and its directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions;

(f)            shall not (1) amend any of its constituent documents (and, with respect to the Parents’ constituent documents, that would reasonably be expected to adversely affect the Lenders in any material respect) or (2) solely with respect to the Companies, amend any document to which it is a party in any manner that would reasonably be expected to adversely affect the Lenders in any material respect, without, in each case, the prior written consent of the Administrative Agent;

(g)            shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral, the Credited Excluded Assets, each Parent’s Equity Interests in the applicable Company or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens;

(h)            shall not, without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), which consent may be withheld in the sole and absolute discretion of the Required Lenders, enter into any hedge agreement;

(i)            shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by such Company (or by the Collateral Agent on behalf of such Company) in accordance with subsection (a) above materially misleading or change its jurisdiction of organization, unless such Company shall have given the Administrative Agent and the Collateral Agent at least 30 days prior written notice thereof (or such shorter period as agreed to by the Administrative Agent in writing (including via email) in its sole discretion), and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);

(j)            [reserved];

(k)            shall comply with all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(l)            shall not merge into or consolidate with any Person or dissolve, terminate or liquidate or commence, cause or initiate the liquidation (whether voluntary or involuntary) of or any other Material Action (as defined in the Company LLC Agreements) in respect of such Company, in whole or in part, in each case, without the prior written consent of the Administrative Agent;

(m)            except for Investments permitted by Section 6.02(u)(C) and without the prior written consent of the Administrative Agent, shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents;

(n)            (i) shall conduct its affairs so that its underlying assets do not constitute “plan assets” within the meaning of the Plan Asset Rules, and (ii) except as would not reasonably be expected to result in a Material Adverse Effect, shall not sponsor, maintain, contribute to, or become required to contribute, or have any liability with respect to any Plan (including, in the case of contribution or liability with respect to a Plan, on behalf of an ERISA Affiliate);

(o)            except for the security interest granted hereunder and as otherwise permitted hereunder, shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and such Company shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under such Company (other than Permitted Liens);

(p)

(i)            shall promptly furnish to the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information: (A) within 120 days after the end of each fiscal year of the Guarantor, commencing with fiscal year ended December 31, 2025, an annual report containing a consolidated statement of assets, liabilities, and capital as of the end of such fiscal year, and consolidated statements of operations and cash flows, for the year then ended, prepared in accordance with GAAP, all of which shall be accompanied by a report and an unqualified opinion by independent certified public accountants of recognized standing selected by Servicer; (B) within 60 days after the end of each of the first three quarters of each fiscal year of the Guarantor, commencing with fiscal quarter ending September 30, 2025, an unaudited financial report containing a consolidated statement of assets, liabilities, and capital, and consolidated statements of operations and cash flows, in each case, for the period then ended; provided, that the financial statements required to be delivered pursuant to this clause (B) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Guarantor’s quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available, (C) by the date that is the 15th calendar day (or, if such date is not a Business Day, the next succeeding Business Day) after the end of each fiscal quarter, details of each Portfolio Investment that is a Partial Deferrable Obligation and the amount of interest payable under such Partial Deferrable Obligation that is actually being paid in kind rather than in cash (with such update to be substantially in the form of Exhibit B and which may be delivered via email) and (D) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request;

(ii)            shall promptly furnish to the Administrative Agent as soon as available, but no later than the date any financial statements are due pursuant to Section 6.02(p)(i) or (ii), a compliance certificate, certified by a Responsible Officer of such Company to be true and correct, (A) stating whether any Default or Event of Default exists; (B) stating that Company and the Guarantor are in compliance with the covenants set forth in this Agreement and the Guaranty and Security Agreement (including the Borrowing Base Test and the Asset Advance Tests), as applicable, including a certification that the Collateral has been Delivered to the Collateral Agent; (C) stating that the representations and warranties of such Company contained in Article VI, or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (D) certifying that such financial statements fairly present in all material respects, the financial condition and the results of operations of such Company on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments; and

(iii)            shall promptly, and in any event, within five (5) Business Days of any Company’s or the Guarantor’s knowledge of any of the Guarantor’s direct or indirect assets constituting Specified Assets, deliver to the Administrative Agent an updated Schedule II to the Guaranty and Security Agreement, reflecting all assets of the Guarantor that constitute Specified Assets as of such date;

(q)            shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon such Company or upon the income, profits or property of such Company; provided that such Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;

(r)            shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, and at such Company’s expense (subject to a cap of $50,000 in any 12-month period for so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred), (A) to inspect and make copies of and abstracts from its records relating to the Portfolio Investments and (B) to visit its properties in connection with the collection, processing or managing of the Portfolio Investments for the purpose of examining such records, and to discuss matters relating to the Portfolio Investments or such Person’s performance under this Agreement and the other Loan Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters (including, if requested by the Administrative Agent, quarterly telephone conferences with representatives of such Company with respect to review of the Portfolio Investments). The Companies agree to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with any Company’s or the Servicer’s business and operations. So long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, such visits and inspections shall occur only (i) upon five (5) Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only one (1) Business Day’ prior notice will be required before any inspection, which shall occur during normal business hours. Notwithstanding anything to the contrary in this clause (r), none of the Companies nor the Servicer will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Applicable Law (or any binding confidentiality agreement or (z) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, (I) in the event the Servicer or any Company withholds information from the Administrative Agent or the Lenders in reliance on this sentence, such Company shall provide (to the extent possible without violation of such Applicable Law, any binding confidentiality agreement, attorney-client or attorney work product privilege) notice to the Administrative Agent or such applicable Lender that such information is being withheld and shall use commercially reasonable efforts to communicate the applicable information in a way that would not violate the Applicable Law or binding confidentiality agreement or risk waiver of such attorney-client or attorney work product privilege and (II) no such information withheld pursuant to a binding confidentiality agreement shall be withheld if such information would be customary and necessary (in the reasonable determination of the Administrative Agent) in order for the Administrative Agent to effectuate a sale of Portfolio Investments pursuant to Section 1.04 or an assignment of the Financing Commitments pursuant to Section 10.06;

(s)            shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations T, U and X;

(t)            shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that the Companies may (i) make Permitted Distributions subject to the other requirements of this Agreement and (ii) distribute proceeds of the Advances and Principal Proceeds in connection with the acquisition of additional Portfolio Investments from the applicable Parent under the Contribution Agreement, subject to other requirements of this Agreement including, for the avoidance of doubt, Section 4.05;

(u)            shall not make or hold any Investments, except (A) the Portfolio Investments or Investments constituting Eligible Investments (measured at the time of acquisition); provided that no Excluded Asset Company shall make or hold any Portfolio Investments other than Investments in Credited Excluded Assets, (B) those that have been consented to by the Administrative Agent or (C) those such Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(v)            shall not request any Advance, and such Company shall not directly or, to the knowledge of such Company, indirectly, use, and shall procure that its directors, officers, employees and agents shall not directly or indirectly use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in a material violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the material violation of any Sanctions applicable to any party hereto;

(w)            other than pursuant to the Contribution Agreement, shall not transfer to any of its Affiliates any Portfolio Investment purchased from any of its Affiliates (other than sales to Affiliates conducted on terms and conditions consistent with those of an arm’s length transaction and at fair market value and other than a transfer by a Company to an Excluded Asset Company);

(x)            shall post on a password protected website maintained by the Servicer to which the Administrative Agent will have access or deliver via email to the Administrative Agent, with respect to each Portfolio Investment, without duplication of any other reporting requirements set forth in this Agreement or any other Loan Document, (A) any management discussion and analysis provided by the related Portfolio Investment Obligor, (B) any financial reporting packages provided by the related Portfolio Investment Obligor and (C) any written notifications of Portfolio Investment Material Events with respect to such Portfolio Investment or the related Portfolio Investment Obligor received by such Company or the Servicer (including, in each case, any attached or included information, statements and calculations). The Companies (or the Servicer on its behalf) shall post or deliver via email all information and notices set forth in the immediately preceding sentence (1) in the case of notifications of Portfolio Investment Material Events, within two (2) Business Days of the receipt thereof by the applicable Company or the Servicer and (2) in all other cases, within five (5) Business Days of the receipt thereof by the applicable Company or the Servicer. The Companies shall cause the Servicer to provide such other information as the Administrative Agent may reasonably request with respect to any Portfolio Investment or Portfolio Investment Obligor (to the extent reasonably available to the Servicer);

(y)            shall not elect to be classified as other than a disregarded entity or partnership for U.S. federal income tax purposes, nor shall such Company take any other action or actions that would cause it to be classified, taxed or treated as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in such Company on or through an established securities market or secondary market (or the substantial equivalent thereof), within the meaning of Section 7704(b) of the Code (and Treasury regulations thereunder);

(z)            shall conduct internal valuation reviews of the Equity Assets consistent with the Investment Policy (such valuations, the “Investment Policy Valuation”), which shall be provided via email to the Administrative Agent on the fourth Business Day of each month. The Companies shall from time to time, using appropriate accounting standards, write-down the value of each applicable Equity Asset on the books of the applicable Company to the lower of (x) the “net asset value” or other similar valuation for such Equity Asset as reported to such Company by the sponsor, issuer, general partner, managing member or manager, as applicable and (y) the value reasonably determined by the applicable Company if less than that determined under the preceding clause (x) and consistent with the requirements set forth in the Investment Policy (such value contemplated by this clause (y) being referred to herein as a “Write-Down”). To the extent that any portion of an Equity Asset is subject to a Write-Down, the applicable Company shall promptly notify the Administrative Agent of the same and shall provide to the Administrative Agent the value of such Equity Asset on the books of such Company (the “Write-Down Valuation”). To the extent of any discrepancy in the value of any Equity Asset between the most recent Investment Policy Valuation or the Write-Down Valuation, the lowest valuation shall be used for purposes of calculating the Market Value of such Equity Asset;

(aa)            shall from time to time execute and deliver all such supplements and amendments hereto (including any updates to Schedule 7 (including to add Non-Excluded Assets) and Schedule 8) and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all Persons and parties, pay any and all Taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize Taxes and any other costs arising in connection with its activities or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent to file a UCC financing statement listing ‘all assets of the debtor’ (or substantially similar language) in the collateral description of such financing statement;

(bb)            [reserved];

(cc)            shall not hire any employees;

(dd)            shall not maintain any deposit accounts or securities accounts other than the Collateral Accounts;

(ee)            except as otherwise expressly permitted herein, shall not cancel or terminate any of the Underlying Instruments in respect of a Portfolio Investment to which it is party or beneficiary (in any capacity), or consent to or accept any cancellation or termination other than by the terms of such Portfolio Investment of any of such agreements (in each case) without payment in full of such Portfolio Investment or the applicable portion thereof so cancelled or terminated unless (in each case) the Administrative Agent shall have consented thereto in writing in its sole discretion;

(ff)            shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Agreement;

(gg)            shall at all times satisfy capital call obligations with respect to LP Interests as required under the applicable Underlying Instruments;

(hh)            shall not act on behalf of a Sanctioned Country or a Sanctioned Person. It does not own and will not acquire, and the Servicer will not cause any Company to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions. None of the Companies nor the Servicer will use any proceeds hereunder (i) to fund or facilitate any activities or business of or with any Person, or in any country or territory, that, at the time of such funding is a Sanctioned Person or a Sanctioned Country or (ii) in any other manner that would result in a violation of Sanctions; and

(ii)            shall give notice to the Administrative Agent promptly in writing upon (and in no event later than two (2) Business Days (or (x) in the case of an Event of Default under clause (2) below, one (1) Business Day or (y) in the case of clause (4) below, three (3) Business Days) after) the occurrence of any of the following:

(1)            such Company or the Servicer obtaining actual knowledge (after due inquiry) of any Adverse Proceeding;

(2)            such Company or the Servicer obtaining actual knowledge (after due inquiry) of any Default or Event of Default;

(3)            such Company or the Servicer obtaining actual knowledge (after due inquiry) of any material adverse claim asserted against any of the Portfolio Investments, the Collateral Accounts or any other Collateral;

(4)            such Company or the Servicer obtaining actual knowledge (after due inquiry) of any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification;

(5)            such Company or the Servicer obtaining actual knowledge (after due inquiry) of any Portfolio Investment becoming an Ineligible Investment;

(jj)            [reserved]; and

(kk)            no later than forty-five (45) days after the Effective Date (or such longer period of time agreed to by the Administrative Agent in its sole discretion):

(1)            with respect to each Excluded Asset (other than (x) a Category 1 Credited Excluded Asset held by any Company and (y) a Category 2 Credited Excluded Asset held by an Excluded Asset Company), each applicable Company shall transfer to another Person (other than another Company (except with respect to a Credited Excluded Asset, which may be transferred to an Excluded Asset Company)) such Excluded Asset such that the pledge of the Parents’ Equity Interests in the Companies may be provided as contemplated under Section 8.02(a)(ii) (the date on which the Companies notify in writing to the Administrative Agent of the satisfaction of the requirement in this clause (kk), the “Parent Pledge Effective Date”);

(2)            the Administrative Agent (or its counsel) shall have received a reasonably satisfactory written opinion of counsel for the Parents, covering such matters relating to the granting and perfection of the Collateral Agent’s security interest in the Parents’ Equity Interests in the Companies;

(3)            copies of financing statements, as may be necessary or desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in the Parents’ Equity Interests in the Companies.

SECTION 6.03.            Amendments of Portfolio Investments, Etc. If any Company or the Servicer receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related Underlying Instrument or rights thereunder (each, an “Amendment”) with respect to any Portfolio Investment or any related Underlying Instrument, or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, it will give prompt (and in any event, not later than three (3) Business Days’) notice thereof to the Administrative Agent (with a copy to the Collateral Agent); provided that such Company or the Servicer, as applicable, shall not be required to give prior notice of an Amendment hereunder to the extent such Amendment relates solely to administrative matters or maturity extensions not as a result of credit deterioration. In any such event, the applicable Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Servicer shall deem appropriate under the circumstances; provided that (x) in the case of an Equity Asset, if such Amendment would amend, alter or modify any provisions relating to transfer of the Equity Interests of such Equity Asset or prohibit or otherwise impair the pledge or transfer thereof to the Collateral Agent or, following an Event of Default or Market Value Event, prohibit or otherwise impair the ability of the Collateral Agent to transfer or sell such Equity Asset or the Equity Interests of the Company that owns such Equity Asset and (y) if an Event of Default has occurred and is continuing or a Market Value Event has occurred, then, in each case such Company will exercise all voting and other powers of ownership as the Administrative Agent (acting at the direction of the Required Lenders) shall instruct (it being understood that if the terms of the related Underlying Instrument expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated). In any such case, following the applicable Company’s receipt thereof, such Company shall promptly provide to the Administrative Agent copies of all executed amendments to Underlying Instruments, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment.

ARTICLE VII
EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)            any Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely in the case of amounts other than principal and interest, such failure continues for a period of two (2) Business Days following the earlier of (x) any Company or the Servicer becoming aware of such failure and (y) receipt of written notice by any Company or the Servicer of such failure; provided that, solely with respect to payments of interest, if the failure to pay any amount under this clause (a) is due to administrative error or omission of the Administrative Agent, the Collateral Agent or the Securities Intermediary, such failure to pay shall constitute an Event of Default if not cured within two (2) Business Days after the earlier of (x) any Company or the Servicer becoming aware of such failure and (y) receipt of written notice by any Company or the Servicer of such failure;

(b)            any representation or warranty made or deemed made by or on behalf of any Company, the Servicer, any Parent or the Guarantor (collectively, the “Credit Risk Parties”) herein or in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data or industry information) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute a failure) and, if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such inaccuracy from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such inaccuracy;

(c)            (A) any Company or Parent, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), (b)(i) through (iv), (d), (f), (g), (h), (i), (l), (m), (o), (t), (v), (w), (cc), (gg), (hh), or (ii), Section 8.02(b) or the last sentence of Section 1.04(a), (B) the Guarantor shall fail to observe or perform any conditions or agreement contained in Section 5(c), (d), (f) or (k) of the Guaranty and Security Agreement, (C) any Company or Parent, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(kk), and such failure shall continue for a period of ten (10) Business Days following the occurrence thereof, or (D) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (D), if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such failure;

(d)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, restructuring or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, restructuring, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, liquidator, provisional liquidator, restructuring officer (including an interim restructuring officer), conservator or similar official for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(e)            any Credit Risk Party shall (i) voluntarily commence any proceeding or procedure or file any petition seeking liquidation, reorganization, restructuring or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership, restructuring or similar law now or hereafter in effect or its voluntary liquidation or voluntary winding up otherwise commences, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, liquidator, provisional liquidator, restructuring officer (including an interim restructuring officer), conservator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment, compromise or arrangement for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(f)            any Credit Risk Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(g)            the passing of a resolution by the equity holders of any Company, any Parent or the Guarantor in respect of the winding up on a voluntary basis of any Company, any Parent or the Guarantor;

(h)            any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of (i) U.S.$5,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against any Company or any Parent and (ii) U.S.$10,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Guarantor, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of sixty (60) days after the date on which the right to appeal has expired;

(i)            an ERISA Event occurs;

(j)            a Change of Control occurs;

(k)            any Company, any Parent or the pool of Collateral shall become required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(l)            the Servicer (i) resigns as Servicer under this Agreement, (ii) assigns any of its obligations or duties as Servicer in contravention of the terms of this Agreement or (iii) otherwise ceases to act as Servicer in accordance with the terms of this Agreement and, in each case, an Affiliate of the Servicer is not appointed (and has accepted such appointment) in accordance with this Agreement;

(m)            the Net Advances are greater than 120% of the Borrowing Base;

(n)            (i) failure of any Company to fund the Unfunded Exposure Account when required in accordance with Section 2.03(f) other than in the case that any Lender fails to make the Advance required in accordance with Section 2.03(f) or (ii) failure of any Company to satisfy its obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan or Revolving Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Agreement); provided that the failure of any Company to undertake any action set forth in this clause (n) is not remedied within two (2) Business Days;

(o)            the expiration or termination of the Guaranty and Security Agreement or the failing or ceasing of the Guaranty and Security Agreement to be in full force and effect for the purpose of this Agreement, or the Guarantor disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, the Guaranty and Security Agreement (in each case, in writing); or

(p)            (i) an event of default or similar condition or event (however described) has occurred with respect to any Parent under any one or more agreements or instruments relating to Indebtedness in an aggregate amount in excess of $5,000,000 and such event of default or similar condition or event (however described) remains uncured for thirty (30) days following the occurrence thereof or (ii) any Parent has defaulted in making any one or more payments in respect of any of its Indebtedness on the due date thereof in an aggregate amount exceeding $5,000,000;

then, and in every such event (other than an event with respect to any Company described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Company (with a copy to the Collateral Agent), take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Companies accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Company; and in case of any event with respect to any Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Companies accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Company.

ARTICLE VIII
COLLATERAL ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01.            The Collateral Accounts; Agreement as to Control.

(a)            Establishment and Maintenance of Collateral Accounts. Each Company hereby appoints the Securities Intermediary to establish, and the Securities Intermediary does hereby establish pursuant to the Account Control Agreement, each of the Custodial Account, the Principal Collection Account, the Interest Collection Account, the MV Cure Account and the Unfunded Exposure Account (collectively, the “USD Collateral Accounts” and, together with the Permitted Non-USD Currency Accounts, the “Collateral Accounts”). In addition, each Company hereby appoints the Securities Intermediary to establish, and the Securities Intermediary does hereby establish pursuant to the Account Control Agreement, the Permitted Non-USD Currency Accounts for the purposes of holding cash and Portfolio Investments denominated in a Permitted Non-USD Currency pursuant to the terms hereof. The Securities Intermediary agrees to maintain the Collateral Accounts in accordance with the Account Control Agreement as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), in the name of the applicable Company subject to the lien of the Collateral Agent. The Securities Intermediary shall have the right to open such subaccounts of any such Collateral Accounts as it deems necessary or appropriate for convenience of administration of this Agreement, provided in each case that such subaccounts are subject to the terms of this Agreement (including this Article VIII).

(b)            Collateral Agent in Control of Collateral Accounts. Each of the parties hereto hereby agrees that (1) each Collateral Account shall be deemed to be a “securities account” (within the meaning of Section 8-501(a) of the UCC, (2) all property credited to any Collateral Account shall be treated as a financial asset for purposes of Article 8 of the UCC and (3) except as otherwise expressly provided herein, the Collateral Agent will be exclusively entitled to exercise the rights that comprise each financial asset credited to each Collateral Account. The parties hereto agree that the Securities Intermediary shall act on entitlement orders or other instructions with respect to the Collateral Accounts originated by (i) the Collateral Agent (without further consent of the Companies) (acting at the direction of the Administrative Agent) or the Companies (or the Servicer on its behalf) (unless the Securities Intermediary has received conflicting instructions from the Collateral Agent, in which case the Securities Intermediary shall act in accordance with the instructions of the Collateral Agent), prior to the occurrence and the continuance of a Market Value Event or an Event of Default that is continuing and (ii) thereafter, the Collateral Agent (acting at the direction of the Administrative Agent) only, without further consent of the Companies; and following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, the Collateral Agent, for the benefit of the Secured Parties, shall have exclusive control and the sole right of withdrawal over each Collateral Account. The only permitted withdrawals from the Collateral Accounts shall be in accordance with the provisions of this Agreement.

(c)            Subordination of Lien, Etc. If the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Collateral Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent for the benefit of the Secured Parties. The property credited to any Collateral Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Collateral Agent (except that the Securities Intermediary may set-off (1) all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Collateral Accounts, and (2) the face amount of any payments received by check, wire transfer, ACH or otherwise which have been credited to any Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds)

(d)            Property Registered, Indorsed, etc. to Securities Intermediary. All securities or other property represented by a certificated security, promissory note or an instrument underlying any financial assets credited to any Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to any Collateral Account be registered in the name of any Company, payable to the order of any Company or specially indorsed to any Company except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(e)            Jurisdiction; Governing Law of Collateral Accounts. The establishment and maintenance of each Collateral Account and all interests, duties and obligations related thereto shall be governed by the law of the State of New York and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) shall be the State of New York. As permitted by Article 4 of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto agree that the law of the State of New York shall govern each securities account and the issues specified in Article 2(1) of the Hague Convention. The provisions of the immediately preceding sentence shall be construed as an amendment to any other account agreement governing any securities account. Terms used in this Section  8.01 without definition have the meanings given to them in the UCC.

(f)            No Duties. The parties hereto acknowledge and agree that the Securities Intermediary shall not have any additional duties under this Agreement or the other Loan Documents other than those expressly set forth in this Section  8.01, and the Securities Intermediary shall satisfy those duties expressly set forth in this Section 8 .01 so long as it acts without gross negligence, fraud, reckless disregard or willful misconduct. Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary or other implied duties, and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers. The Securities Intermediary shall be subject to all of the rights, protections and immunities given to the Collateral Agent hereunder, including indemnities. In the event the Securities Intermediary receives instructions from a Company to effect a securities transaction as contemplated in 12 CFR 12.1, such Company acknowledges that upon its written request and at no additional cost, it has the right to receive the notification from the Securities Intermediary after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). Each Company agrees that, absent specific request, such notifications shall not be provided by the Securities Intermediary hereunder, and in lieu of such notifications, the Securities Intermediary shall make available periodic account statements in the manner required by this Agreement.

(g)            Ownership of Collateral Accounts; Tax Forms. For the avoidance of doubt, each Collateral Account (including income, if any, earned on the investments of funds in such Collateral Account) will be owned by the applicable Company, for federal income tax purposes. Each Company is required to provide to the Securities Intermediary (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the date of this Agreement, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by Applicable Law or upon the reasonable request of the Securities Intermediary as may be necessary (x) to reduce or eliminate the imposition of U.S. withholding taxes and (y) to permit the Securities Intermediary to fulfill its tax reporting obligations under Applicable Law with respect to the Collateral Accounts or any amounts paid to the applicable Company. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, the applicable Company shall timely provide to the Securities Intermediary accurately updated and complete versions of such IRS forms or other documentation. The Bank of New York Mellon Trust Company, National Association, both in its individual capacity and in its capacity as Securities Intermediary, shall have no liability to any Company or any other person in connection with any tax withholding amounts paid or withheld from the Collateral Accounts pursuant to Applicable Law arising from any Company’s failure to timely provide an accurate, correct and complete IRS Form W-9 or an appropriate IRS Form W-8, as applicable, or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Collateral Accounts absent the Securities Intermediary having first received the IRS forms and other documentation required by this paragraph.

(h)            Investment of Funds on Deposit in the Unfunded Exposure Account. All amounts on deposit in the Unfunded Exposure Account shall be invested (and reinvested) at the written direction of the Lead Company (or the Servicer on its behalf) delivered to the Collateral Agent in Eligible Investments; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Event, all amounts on deposit in the Unfunded Exposure Account shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent. In the absence of any such written instruction from the Lead Company (or the Servicer on its behalf) or the Administrative Agent, as applicable, all such amounts on deposit in the Unfunded Exposure Account shall remain uninvested. Income earned on such Eligible Investments shall be deposited into the Unfunded Exposure Account.

(i)            Unfunded Exposure Account.

(i)            Amounts may be deposited into the Unfunded Exposure Account from time to time in accordance with Section 4.05. Amounts shall also be deposited into the Unfunded Exposure Account as set forth in Section 2.03(f).

(ii)            While no Event of Default has occurred and is continuing and no Market Value Event has occurred and subject to satisfaction of the Borrowing Base Test and each of the Asset Advance Tests (after giving effect to such release), the Servicer may direct, by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator and which instruction shall be deemed to constitute a certification that the aforementioned conditions have been satisfied), the release of funds on deposit in the Unfunded Exposure Account (i) for the purpose of funding the applicable Company’s unfunded commitments with respect to Delayed Funding Term Loans and Revolving Loans, for deposit into the Principal Collection Account and (ii) so long as no Unfunded Exposure Shortfall exists or would exist after giving effect to the withdrawal. Following the occurrence and during the continuance of an Event of Default, or following the occurrence of a Market Value Event, at the written direction of the Administrative Agent (at the direction of the Required Lenders) (with a copy to the Collateral Agent), the Securities Intermediary shall transfer all amounts in the Unfunded Exposure Account to the Principal Collection Account to be applied pursuant to Section 4.05. Upon the direction of the applicable Company by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in the Unfunded Exposure Account in excess of outstanding funding obligations of such Company shall be released to the Collection Account to prepay the outstanding Advances.

SECTION 8.02.            Collateral Security; Pledge; Delivery.

(a)            Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Companies’ obligations to the Agents, the Lenders, the Collateral Administrator and the Securities Intermediary (collectively, the “Secured Parties”) under this Agreement and each other Loan Document now or hereafter rising or existing (collectively, the “Secured Obligations”):

(i)            each Company hereby pledges, mortgages, charges, assigns by way of security to the Collateral Agent and hereby grants a continuing security interest in favor of the Collateral Agent for the benefit of the Secured Parties in all of such Company’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising): all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it, including, without limitation: (1) each Portfolio Investment, including with respect to all Equity Interests held by such Company, including as set forth on Schedule 7, (2) all of such Company’s interests in the Collateral Accounts and all investments, obligations and other property from time to time credited thereto, (3) the Contribution Agreement and any other Loan Document and all rights related to each such agreement, (4) [reserved], (5) each Non-Excluded Asset and (6) all other property of such Company; provided that, “Collateral” shall not include any Excluded Asset; and

(ii)            effective immediately and automatically upon the occurrence of the Parent Pledge Effective Date, each Parent hereby pledges, mortgages, charges, assigns by way of security to the Collateral Agent and hereby grants a continuing security interest in favor of the Collateral Agent for the benefit of the Secured Parties in all of such Parent’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all of the Equity Interests held by such Parent in each Company owned by such Parent;

in each case of the foregoing clauses (i) and (ii), together with all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof (all of the property described in this clause (a) being collectively referred to herein as “Collateral”); provided that, in respect of clause (ii), in no event shall the term “Collateral” include or the security interest granted under this Section 8.02(a) attach to (x) any Excluded Assets or (y) any cash dividends or distributions received by or distributed to the applicable Parent from the Companies to the extent such cash dividends or distributions were expressly permitted to be transferred to such Parent pursuant to this Agreement.

(b)            Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, each Grantor shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by such Grantor; (2) if any of the securities, monies or other property pledged by any Grantor are received by such Grantor, forthwith take such action as is necessary to ensure the Collateral Agent’s continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent); and (3) upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent, the Lenders and the Collateral Agent, at the expense of the Companies, legal opinions from Latham & Watkins LLP or other counsel reasonably acceptable to the Administrative Agent and the Lenders, as to the perfection and priority of the Collateral Agent’s security interest in any of the Collateral.

(c)            Remedies, Etc. Following the declaration of the Advances then outstanding to be due and payable pursuant to Article VII, the Collateral Agent shall (but only if and to the extent directed in writing by the Required Lenders) do any of the following:

(i)            Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s or its designee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Required Lenders) may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(ii)            Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;

(iii)            Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv)            Endorse any checks, drafts, or other writings in the applicable Grantor’s name to allow collection of the Collateral;

(v)            Take control of any proceeds of the Collateral;

(vi)            Execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

(vii)            Perform such other acts as may be reasonably required to do to protect the Collateral Agent’s rights and interest hereunder.

(d)            Compliance with Restrictions. Each Grantor and the Servicer agree that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and each Grantor and the Servicer further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to any Grantor or the Servicer for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.

(e)            Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. Each Grantor and the Servicer hereby waive any claims against each Agent and Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(f)            Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent as such Grantor’s attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of such Grantor this appointment), with full authority in the place and stead of such Grantor and in the name of such Grantor, from time to time in the Collateral Agent’s discretion (exercised at the written direction of the Administrative Agent or the Required Lenders, as the case may be), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement. Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.

(g)            Further Assurances. Each Grantor covenants and agrees that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), such Grantor will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to any Grantor or the Servicer herein.

(h)            Release of Security Interest upon Disposition of Collateral. Upon any sale, transfer or other disposition of any Collateral (or portion thereof) that is permitted hereunder, the security interest granted hereunder in such Portfolio Investment or other Collateral (or the portion thereof which has been sold or otherwise disposed of) shall, immediately upon the sale or other disposition of such Portfolio Investment or other Collateral (or such portion) and without any further action on the part of the Collateral Agent or any other Secured Party, be released. Upon any such release, the Collateral Agent will, at the Grantors’ sole expense and upon receipt of a certification of the applicable Grantor (or the Servicer on its behalf) that all conditions to such sale, transfer or disposition have been complied with, deliver to the applicable Grantor, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the applicable Grantor or its nominee such documents as the applicable Grantor shall reasonably request to evidence such release.

(i)            Termination. Upon the payment in full of all Secured Obligations and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination, the Collateral Agent will, at the Grantors’ sole expense, deliver to the applicable Grantor, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the applicable Grantor or its nominee such documents as the applicable Grantor shall reasonably request to evidence such termination.

ARTICLE IX
THE AGENTS

SECTION 9.01.            Appointment of Administrative Agent and Collateral Agent. Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (each, an “Agent” and collectively, the “Agents”) as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent.

Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Companies as if it were not an Agent hereunder.

None of the Agents, the Securities Intermediary nor the Collateral Administrator shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) none of the Agents, the Securities Intermediary nor the Collateral Administrator shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) none of the Agents, the Securities Intermediary nor the Collateral Administrator shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby or that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent (A) in respect of the exercise of remedies under Section 8.02(c), the Required Lenders, or (B) in all other cases, the Administrative Agent or (ii) in the case of any Agent, the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, none of the Agents, the Securities Intermediary nor the Collateral Administrator shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Companies that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity. None of the Agents, the Securities Intermediary nor the Collateral Administrator shall be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct or with the consent or at the request or direction of (i) the Companies (or the Servicer on its behalf) to the extent provided in this Agreement or other Loan Documents or (ii) the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). None of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be deemed to have actual or constructive knowledge or notice of any matter, including any Default, Event of Default, Market Value Event, Market Value Cure Failure or failure of the Borrowing Base Test or Asset Advance Tests unless and until a Responsible Officer has received written notice thereof from the Companies, a Lender or the Administrative Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein, other than in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to such Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not receive reimbursement therefor hereunder. Without limitation to the immediately preceding sentence, none of the Agents, the Collateral Administrator nor the Securities Intermediary shall be required to take any action under this Agreement or any other Loan Document if taking such action (A) would subject such Person to Tax in any jurisdiction where it is not then subject to Tax (unless such Person is indemnified for such Tax in accordance with this Agreement) or (B) would require such person to qualify to do business in any jurisdiction where it is not then so qualified.

Each Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to rely upon, and shall not incur any liability for relying upon (including as to the truth and correctness of the statements and opinions expressed therein), any notice, request, certificate, consent, statement, instrument, direction, opinion, document, electronic communication or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent, the Collateral Administrator and the Securities Intermediary also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person. Each Agent, the Collateral Administrator and the Securities Intermediary may consult with legal counsel (who may be counsel for the Companies), independent accountants and other experts selected by it in good faith, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

In the event the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall receive conflicting instruction from the Administrative Agent and the Required Lenders, the instruction of the Required Lenders shall govern. None of the Collateral Administrator, the Securities Intermediary nor the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein) to which it is not a party, nor shall the Collateral Administrator, the Securities Intermediary or the Collateral Agent be chargeable with knowledge of any of the terms or conditions of any such agreement. The grant of any permissive right or power to the Collateral Agent, the Collateral Administrator or the Securities Intermediary hereunder shall not be construed to impose a duty to act. The Collateral Agent may rely upon instructions and information provided by (i) the Administrative Agent as if provided by the Required Lenders directly and (ii) the Servicer as if provided by the Companies directly.

It is expressly acknowledged and agreed that none of the Collateral Administrator, the Securities Intermediary nor the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine, compliance with the Eligibility Criteria or the Concentration Limitations in any instance, to determine if the conditions of “Deliver” have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement.

Each Agent, the Collateral Administrator and the Securities Intermediary may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. No Agent nor the Collateral Administrator or the Securities Intermediary shall be responsible for any misconduct or negligence on the part of any sub-agent or attorney appointed by such Agent, the Collateral Administrator or the Securities Intermediary with due care. Each Agent, the Collateral Administrator and the Securities Intermediary and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the “Related Parties”) for such Agent, the Collateral Administrator or the Securities Intermediary, as applicable. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent, the Collateral Administrator or the Securities Intermediary and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent, the Collateral Agent, the Collateral Administrator or the Securities Intermediary as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent, the Securities Intermediary and the Administrative Agent may resign at any time upon 30 days’ notice to each other Agent, the Lenders, the Servicer and the Lead Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with, so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, the consent of the Servicer; provided that (i) no consent of the Servicer to a successor Administrative Agent that is not an Ineligible Institution shall be required if the Administrative Agent notifies the parties specified above that it is resigning due to its determination (based on consultation with nationally recognized legal counsel) that it is not permitted by applicable law, rule or regulation (or is so notified by a competent Governmental Authority) to act in such capacity and (ii) if the consent of the Servicer is not required to the appointment of a successor Administrative Agent in accordance with clause (i) above, the Servicer may suggest a successor Administrative Agent to the Required Lenders and, if such successor is an entity acceptable to the Required Lenders, the Required Lenders shall use commercially reasonable efforts to engage such proposed successor as the Administrative Agent (it being understood that the Required Lenders shall have no liability for any inability to engage such proposed successor on terms mutually acceptable to the parties). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Administrator, Collateral Agent, Securities Intermediary or Administrative Agent, as applicable, (each a “Retiring Agent”), gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor (so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, with the consent of the Servicer, subject to the proviso set forth in the first sentence of this paragraph), which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the Retiring Agent gives notice of its resignation, such Retiring Agent may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be, hereunder (and, if applicable, under the Account Control Agreement) by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the Retiring Agent, and the Retiring Agent hereunder and under the Account Control Agreement, and the Retiring Agent shall be discharged from its duties and obligations hereunder and under the Account Control Agreement. After the Retiring Agent’s resignation hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such Retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent and the Securities Intermediary may be removed at any time with 30 days’ notice by the Lead Company (with the written consent of the Administrative Agent), with notice to the Collateral Administrator, the Collateral Agent, the Securities Intermediary, the Lenders and the Servicer (which removal of the Collateral Agent or the Securities Intermediary will also be effective as removal under the Account Control Agreement). Upon any such removal, the Lead Company shall have the right (with the written consent of the Administrative Agent) to appoint a successor to the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable. If no successor to any such Person shall have been so appointed by the Lead Company and shall have accepted such appointment within thirty (30) days after such notice of removal by the Collateral Administrator, the Collateral Agent and/or the Securities Intermediary, as applicable (each, a “Removed Agent”), then the Administrative Agent may appoint a successor (so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, with the consent of the Servicer) which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the Removed Agent hereunder and under the Account Control Agreement, and the Removed Agent shall be discharged from its duties and obligations hereunder (and, if applicable, under the Account Control Agreement). After the Removed Agent’s removal hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such Removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be.

Upon the request of the Companies or the Administrative Agent or the successor agent, such retiring or Removed Agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor agent all the rights, powers and trusts of the retiring or Removed Agent, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring or Removed Agent hereunder (and under the Account Control Agreement, if applicable). Upon request of any such successor agent, the Companies and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

Any corporation or association into which the Collateral Agent, the Securities Intermediary and the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Collateral Agent, the Securities Intermediary and the Collateral Administrator shall be a party, shall be the successor of the Collateral Agent, the Securities Intermediary and the Collateral Administrator as applicable hereunder, and shall succeed to all of the rights, powers and duties of the Collateral Agent, the Securities Intermediary and the Collateral Administrator hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. In addition, any corporation or association to which the Collateral Agent or the Collateral Administrator transfers all or substantially all of its corporate trust business shall be the successor of the Collateral Agent and the Collateral Administrator as applicable hereunder, and shall succeed to all of the rights, powers and duties of the Collateral Agent and the Collateral Administrator hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Collateral Administrator, the Securities Intermediary or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent, the Collateral Administrator or the Securities Intermediary, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent, the Collateral Administrator or the Securities Intermediary was grossly negligent in ascertaining the pertinent facts.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond, electronic communication or other document or have any responsibility for preparing, filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

In the absence of gross negligence, willful misconduct or bad faith on its part, each Agent, the Collateral Administrator and the Securities Intermediary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document or electronic communication furnished to it, reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement but, in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to it, such Agent, the Collateral Administrator or the Securities Intermediary, as applicable, shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that it conforms to the form required by such provision.

None of the Agents, the Collateral Administrator nor the Securities Intermediary shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, epidemics, riots, acts of war, disease, pandemics, quarantine, national emergency, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, loss or malfunction of utilities, communications or computers (software or hardware) services, malware or ransomware attack, unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, or unavailability of any securities clearing system. In connection with any payment, the Collateral Agent and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.

Before the Collateral Agent, Securities Intermediary or Collateral Administrator acts or refrains from acting, it may require, and may conclusively rely on, a certificate (which may be constituted by written directions provided in accordance with this Agreement) of an officer of the Administrative Agent or the Required Lenders, as applicable. The Collateral Agent, Securities Intermediary or Collateral Administrator shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

The Collateral Agent, Securities Intermediary or Collateral Administrator may, from time to time, request that the parties hereto deliver a certificate (upon which the Collateral Agent, Securities Intermediary or Collateral Administrator may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any related document together with a specimen signature of such authorized officers and the Collateral Agent, Securities Intermediary or Collateral Administrator shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Bank Law”), the entity serving as Collateral Agent, Securities Intermediary or Collateral Administrator is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with such entity. Accordingly, each of the parties agrees to provide to the Collateral Agent, the Securities Intermediary or the Collateral Administrator upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent, the Securities Intermediary or the Collateral Administrator to comply with Applicable Bank Law.

The rights, protections and immunities given to the Agents in this Section 9.01, Section 9.02(c) and Section 9.02(h) shall likewise be available and applicable to the Securities Intermediary and the Collateral Administrator.

SECTION 9.02.            Additional Provisions Relating to the Collateral Agent and the Collateral Administrator.

(a)            Collateral Agent May Perform. The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent or the Required Lenders) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein or any other exercise of rights, remedies or discretionary actions hereunder and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that with respect to actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent; provided further that in each case the Collateral Agent shall have no obligation to take any such action (including, for avoidance of doubt, any action relating to any mandatory deposit, purchase or replacement obligations of any Parent pursuant to the Contribution Agreement) in the absence of such direction and shall have no obligation to comply with any such direction (including after the occurrence of an Event of Default) if it reasonably believes that the same (1) is contrary to Applicable Law or (2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, issuing such instruction provides indemnification or otherwise make provision reasonably satisfactory to the Collateral Agent for payment of same (which provision may be payment of such cost or expense by the Companies in accordance with the Priority of Payments if such arrangement is reasonably satisfactory to the Collateral Agent). The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in accordance with such direction. In absence of such direction with respect to any action or inaction, the Collateral Agent shall be entitled to refrain from such action unless and until the Collateral Agent shall have received such direction, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

If, in performing any duties under this Agreement, a Responsible Officer of the Collateral Administrator, the Collateral Agent or the Securities Intermediary, as applicable, determines that it is required to decide between alternative courses of action due to any ambiguity in the interpretation of any definition or term contained in this Agreement or to the extent more than one methodology can be used to make any of the determinations or calculations set forth therein, the Collateral Administrator, Collateral Agent or the Securities Intermediary, as applicable, shall request written instructions from the Administrative Agent as to the course of action desired by it (including the interpretation and/or methodology to be used) and shall not be liable for any action taken or omitted to be taken prior to receipt of such instruction. The Collateral Agent, the Securities Intermediary or Collateral Administrator, as applicable, shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder. In exercising its rights over the Collateral Account set forth in Section 8.01(b), the Collateral Agent shall act in accordance with the instructions of (x) prior to a Market Value Event or an Event of Default that is continuing, the Administrative Agent (without further consent of the Companies) or the Lead Company (or the Servicer on its behalf) (unless the Collateral Agent has received conflicting instructions from the Administrative Agent, in which case the Collateral Agent shall act in accordance with the instructions of the Administrative Agent) and (y) thereafter, the Administrative Agent only (in accordance with this Agreement).

(b)            Custody and Preservation. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose in accordance with the terms of this Agreement. The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.

(c)            Collateral Agent Not Liable. Except to the extent arising from the gross negligence, bad faith or willful misconduct of the Collateral Agent, the Collateral Agent shall not be liable by reason of its compliance with the terms of this Agreement with respect to (1) the investment of funds held thereunder in Eligible Investments (other than for losses attributable to the Collateral Agent’s failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity. The Collateral Agent shall not be responsible for any act or omission of the Companies, the Lenders party hereto, the Securities Intermediary, the Administrative Agent or any other person, and absent written notice to a Responsible Officer of the Collateral Agent to the contrary, the Collateral Agent may assume that such person is in compliance with its obligations under this Agreement or any other document related to this transaction. The Collateral Agent and its Affiliates shall be permitted to receive additional compensation that could be deemed to be in such Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (2) using Affiliates to effect transactions in certain Eligible Investments, and (3) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement. It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Portfolio Investments or other Collateral. The Collateral Agent shall not be responsible or chargeable with knowledge of or responsible for any terms or conditions contained in any Loan Document (or any other agreement) to which it is not a party.

(d)            Certain Rights and Obligations of the Collateral Agent. Without further consent or authorization from any Lenders, the Collateral Agent may execute any documents or instruments necessary to release any lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Lenders have otherwise consented. Anything contained herein to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender in its individual capacity unless the Required Lenders shall otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the purchaser at such sale.

(e)            Collateral Agent, Securities Intermediary and Collateral Administrator Fees and Expenses. Each Company agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator such fees as agreed to in a separate fee letter agreement between the Collateral Agent and the Companies (or the Servicer on its behalf) as may be subsequently modified as agreed among the Companies, the Servicer, the Administrative Agent, the Collateral Agent, the Securities Intermediary and the Collateral Administrator in writing, subject to the Priority of Payments. Each Company further agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, or reimburse the Collateral Agent, the Securities Intermediary and the Collateral Administrator for paying, reasonable and documented out-of-pocket expenses, including fees, expenses costs, and disbursements of experts, agents and attorneys, in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby, subject to the Priority of Payments. The Collateral Agent’s, Securities Intermediary’s and Collateral Administrator’s fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed during the related Calculation Period and shall be based on the product of the quoted number of basis points in the Collateral Agent’s separate fee letter with the Companies (or the Servicer on its behalf) and the aggregate principal amount of the Collateral measured as of the last day of the Calculation Period relating to each Payment Date.

(f)            Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, Securities Intermediary and Collateral Administrator, respectively, hereunder and in no event shall have any obligation to make any Advance, provide any Advance, or monitor, track or perform any obligation of the Administrative Agent hereunder.

(g)            Reports by the Collateral Administrator. Each Company hereby appoints The Bank of New York Mellon Trust Company, National Association as Collateral Administrator and directs the Collateral Administrator to prepare, commencing on the Effective Date, the reports substantially in the form reasonably agreed by the Companies, the Collateral Administrator and the Administrative Agent. All information reported with respect to (i) an individual Portfolio Investment related Eligible Currency and (ii) calculations, tests or other determinations requiring the aggregation of Portfolio Investments or other Collateral (or groups thereof), such information shall be reported in U.S. Dollars based upon the Spot Rate. Each Company, the Servicer and the Administrative Agent shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the reports contemplated herein or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, each Company (or the Servicer on its behalf) shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Portfolio Investment, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Portfolio Investment and reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. The Collateral Administrator shall endeavor to deliver a draft of each such report to the Servicer and the Servicer shall review, verify and approve the contents of the aforesaid reports. To the extent any of the information in such reports conflict with data or calculations in the records of the Servicer, the Servicer shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. Upon reasonable request by the Collateral Administrator, each Company (or the Servicer on its behalf) further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information relating to the Portfolio Investments and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder.

(h)            Neither the Collateral Agent nor the Collateral Administrator shall have any obligation to determine or calculate any Net Asset Value, the Borrowing Base Test, the Unfunded Exposure Amount, the Unfunded Exposure Shortfall or any Market Value and shall be entitled to conclusively rely upon such amounts as reported by the Companies (or the Servicer on its behalf) or the Administrative Agent. The Collateral Agent and the Collateral Administrator shall be entitled to conclusively rely upon information provided by the Administrative Agent with respect to the determination of all interest, fees, expenses and other amounts due and payable to the Lenders and the calculation of each Benchmark, Reference Rate and any Base Rate or Benchmark Replacement.

(i)            None of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Term SOFR Rate (or any other Benchmark or Reference Rate including, without limitation, any screen rate for Advances denominated in a Permitted Non-USD Currency), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event, Benchmark Replacement Date, or Benchmark Unavailability Period (ii) to select, determine or designate any Base Rate, Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. None of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the Term SOFR Rate (or any other Benchmark or Reference Rate including, without limitation, any screen rate for Advances denominated in a Permitted Non-USD Currency), the Base Rate or any Benchmark Replacement, and absence of a designated replacement Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including, without limitation, the Administrative Agent, the Companies, the Servicer or the Required Lenders, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

(j)            Information Provided to Collateral Agent and Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Servicer, the Administrative Agent, any Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence, willful misconduct or bad faith of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s or Collateral Administrator’s, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof. Delivery of reports or information, other than such reports or documents directly addressed to the Collateral Agent, or expressly required to be delivered by the Collateral Agent (if prepared by the Collateral Agent acting in such capacity), shall not constitute constructive knowledge or notice of any condition without formal notice.

(k)            No Responsibility for the Term SOFR Rate. The Collateral Agent, Collateral Administrator and Securities Intermediary shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Term SOFR Rate (or any other applicable index, floating rate, or Base Rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any replacement date or transition date with respect to the Term SOFR Rate, (ii) to select, determine or designate any replacement to the Term SOFR Rate or other alternate benchmark rate, or other successor or replacement rate, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any adjustment or other modifier to any replacement or successor rate or index, or (iv) to determine whether or what changes, amendments or modifications, if any, are necessary or advisable in connection with any of the foregoing.

(l)            None of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the Term SOFR Rate (or any other applicable index, floating rate, or Base Rate) and absence of a designated replacement to the Term SOFR Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including, without limitation, the Administrative Agent, the Servicer, the Companies or the Lenders, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

(m)            Foreign Exchange Transactions. If the Collateral Agent receives an instruction to effect any foreign exchange transactions (which instruction shall be given at least one Business Day prior to such conversion date), or cannot comply with instructions without effecting foreign exchange transactions, the Collateral Agent is authorized to enter into spot foreign exchange transactions (“FX Transactions”) with the Companies in connection with the Accounts and may provide such foreign exchange services to the Companies themselves or through any BNY Affiliates. The Collateral Agent may convert currency itself or through any BNY Affiliate and, in those cases, the Collateral Agent or, as the case may be, the relevant BNY Affiliate through which currency is converted acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and may earn revenue, including, without limitation, transaction spreads and sales margin, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the FX Transaction made under this Agreement and the rate that the Collateral Agent or any BNY Affiliate receives when buying or selling foreign currency for its own account. The Collateral Agent or the relevant BNY Affiliate makes no representation that the exchange rate used or obtained for any FX Transaction under this Agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined. The Collateral Agent or the relevant BNY Affiliate may establish rules or limitations concerning any foreign exchange facility made available to the Companies. Any such FX Transactions will be subject to terms and conditions (the “FX Terms”) separately disclosed. In addition, the Collateral Agent may transmit any FX Transaction to a sub-custodian or depository or as otherwise agreed between the Companies and the Collateral Agent. In such cases, the relevant FX Transaction may not be processed and priced as described in the FX Terms. The Collateral Agent may rely conclusively on the bases for the prevailing market rate and shall not be held liable for any associated losses (including without limitation any losses incurred on account of the difference between an indicative market rate quoted by the Collateral Agent and the actual market rate prevailing in respect of an executed trade); and the Collateral Agent may retain for its own account any fees and spread on foreign exchange transactions customarily charged by the Collateral Agent in connection with any foreign exchange transaction(s) settled pursuant to this Agreement. For the purposes for this clause (i), “BNY Affiliate” means any subsidiary, affiliate or other related body corporate of The Bank of New York Mellon Corporation and which shall exclude any third party affiliates or other entities of whatever description which are not part of The Bank of New York Mellon Corporation group of companies.

SECTION 9.03.            Acknowledgement of Lenders.

(a)            Each Secured Party hereby agrees that (i) if the Administrative Agent notifies such Secured Party that the Administrative Agent has determined in its sole discretion that any funds received by such Secured Party from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Secured Party (whether or not known to such Secured Party), and demands the return of such Payment (or a portion thereof), such Secured Party shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Secured Party to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Secured Party shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Secured Party under this Section 9.03 shall be conclusive, absent manifest error.

(b)            Each Secured Party hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Secured Party agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Secured Party shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Secured Party to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)            The parties hereto hereby agree that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Secured Party that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Secured Party with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Companies, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Companies for the purpose of making such Payment.

(d)            Each party’s obligations under this Section 9.03 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, any Secured Party, the termination of the Financing Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

(e)            The parties hereto agree that solely for purposes of this Section 9.03, the Bank in its various capacities shall not be included in the term “Secured Party.”

SECTION 9.04.            Notices. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which any Company is subject, or (b)  at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent or the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.05 of this Agreement), the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 9.05.            Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Companies, the Parents or the Servicer, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Rules) of one or more Plans in connection with the Advances or the Financing Commitments;

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement;

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Financing Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement; or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Companies, the Parents or the Servicer, that none of the Agents, or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)            Each Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof may receive interest or other payments with respect to the Advances, the Financing Commitments, this Agreement and any other Loan Documents may recognize a gain if it extended the Advances or the Financing Commitments for an amount less than the amount being paid for an interest in the Advances or the Financing Commitments by such Lender or may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X
MISCELLANEOUS

SECTION 10.01.            Non-Petition; Limited Recourse. Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Servicer and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of any Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or any Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. Each Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by a Company or against a Company by any Person other than a party hereto.

Notwithstanding any other provision of this Agreement or any other Loan Document, no recourse under any obligation, covenant or agreement of the Companies or the Servicer contained in this Agreement shall be had against any incorporator, stockholder, shareholder, partner (in the case of the Companies, limited partners only), officer, director, member, manager, employee or agent of the Companies, the Servicer or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Company and (with respect to the express obligations of the Servicer under the Loan Documents) the Servicer and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, limited partner, officer, director, member, manager, employee or agent of any Company, the Servicer or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of any Company or the Servicer contained in this Agreement or any other Loan Document, or implied therefrom, and that any and all personal liability for breaches by any Company or the Servicer of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, shareholder, limited partner, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

SECTION 10.02.            Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) personally delivered, (b) in the case of a mailed notice, upon receipt, or (c) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

Each of the Collateral Agent, Collateral Administrator and Securities Intermediary (collectively “BNY") shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given or directions pursuant to this Agreement or any other Loan Document and delivered using Electronic Means; provided, however, that the Companies and the Servicer, as applicable, shall provide to BNY an incumbency certificate listing and the Administrative Agent shall provide to BNY a list, in each case, of officers with authority to provide such Instructions (“Authorized Officers”) and the incumbency certificate shall contain specimen signatures of such Authorized Officers, which incumbency certificate or list, as applicable, shall be amended by the Companies, Administrative Agent and Servicer as applicable, whenever a person is to be added or deleted from the listing. If the Companies, Administrative Agent or Servicer, as applicable, elects to give BNY Instructions using Electronic Means and BNY in its discretion elects to act upon such Instructions, BNY’s understanding of such Instructions shall be deemed controlling. Each Company, Administrative Agent and Servicer each understands and agrees that BNY cannot determine the identity of the actual sender of such Instructions and that BNY shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate or list, as applicable, provided to BNY have been sent by such Authorized Officer. Each Company, Administrative Agent and Servicer shall each be responsible for ensuring that only Authorized Officers transmit such Instructions to BNY and that the Companies, Administrative Agent and Servicer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Companies, Administrative Agent or Servicer as applicable. BNY shall not be liable for any losses, costs or expenses arising directly or indirectly from BNY’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Each Company, Administrative Agent and Servicer each agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to BNY including without limitation the risk of BNY acting on unauthorized Instructions and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to BNY and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Companies, Administrative Agent and Servicer as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify BNY immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by BNY, or another method or system specified by BNY as available for use in connection with its services hereunder.

SECTION 10.03.            No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04.            Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a)            Each Company shall pay and reimburse (1) all fees and reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and their Related Parties, including the fees, reasonable charges and disbursements of one outside counsel for each Agent, the Securities Intermediary and the Collateral Administrator, and a single other local counsel in each applicable jurisdiction as required for the Agents, the Securities Intermediary and the Collateral Administrator and conflicts counsel, collectively, in connection with the preparation and administration of this Agreement, the Account Control Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (2) all reasonable and documented out-of-pocket costs and expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and the Lenders, including the fees, reasonable charges and disbursements of outside counsel for each Agent, the Lenders, the Collateral Administrator and the Securities Intermediary and such other local counsel as required for all of them, in connection herewith, including the enforcement or protection of their rights in connection with this Agreement and the Account Control Agreement, including their rights under this Section and the other Loan Documents, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b)            Each Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, the Lenders and their Related Parties (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims (whether brought by or involving any Company or any third party), damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of outside counsel for each Indemnitee and such other local counsel as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by any Company or the Servicer hereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise or enforcement of the parties thereto of their respective rights (including, without limitation, the approval or disapproval by the Administrative Agent of the acquisition of any Portfolio Investment in accordance with the terms of this Agreement) or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted (i) from the gross negligence or willful misconduct of such Indemnitee or (ii) relate solely from the failure of the Portfolio Investments to perform. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)            To the extent permitted by Applicable Law, neither the Companies nor any Indemnitee shall assert, and each hereby waives, any claim against any Company or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement, instrument or transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Companies’ indemnification obligations hereunder to the extent that such damages are included in a third party claim in connection with which an Indemnitee is entitled to indemnification hereunder.

(d)            If the Advances then outstanding shall have been declared due and payable in accordance with Article VII, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Company against any of and all the obligations of any Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

(e)            This Section 10.04 shall survive the termination of this Agreement and the repayment of all amounts owing to the Secured Parties hereunder and, if applicable, the earlier resignation or removal of any Indemnitee.

SECTION 10.05.            Amendments. Subject to Section 3.02(b), (c) and (d), no amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by electronic mail) and executed by each of the Administrative Agent, the Required Lenders, the Companies and the Servicer; provided that the Administrative Agent and the Companies shall be permitted to amend any provision of this Agreement (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Companies shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision; provided, further, that any amendment to this Agreement that the Administrative Agent determines in its commercially reasonable judgment is necessary to effectuate the purposes of Section 1.04 hereof following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event and which would not result in an increase or decrease in the rights, duties or liabilities of the Servicer or the Companies shall not be required to be executed by the Servicer or the Companies; provided further that the Administrative Agent may waive any of the Eligibility Criteria and the requirements set forth in Schedule 3 or Schedule 4 in its sole discretion; provided further that the consent of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be required for any amendment that affects its rights, duties, protections or immunities; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby.

SECTION 10.06.            Successors; Assignments.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Company may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Servicer, the Administrative Agent and each Lender (and any attempted assignment or transfer by any Company without such consent shall be null and void) and (except with respect to any delegation set forth in Section 5.01) the Servicer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Subject to the conditions set forth below, any Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) to a bank, a broker-dealer or an insurance company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, any other person) (i) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent and upon reasonable prior written notice (including via email) to the Collateral Agent and the Servicer; provided that no consent of the Administrative Agent shall be required for an assignment of any Financing Commitment (x) to an assignee that is a Lender (or any Affiliate thereof) immediately prior to giving effect to such assignment or (y) following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event and (ii) if no Event of Default has occurred and is continuing and no Market Value Event has occurred, with the prior written consent of the Servicer and the Companies. If a Lender intends to assign all or any portion of its rights and obligations under this Agreement, such Lender shall provide prior written notice thereof to the Servicer and the Servicer may suggest an assignee to such Lender and, if such assignee is an entity acceptable to such Lender and the Administrative Agent, such Lender shall use commercially reasonable efforts to make such assignment to such proposed assignee (it being understood that such Lender shall have no liability for any inability to effect such assignment on terms mutually acceptable to such Lender and the proposed assignee).

Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance acceptable to the Administrative Agent.

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04 with respect to facts and circumstances prior to the date of the assignment).

The Administrative Agent, acting solely for this purpose as an agent of the Companies, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Company, any Lender and the Servicer, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.

(c)            Any Lender may sell participations to one or more banks or other entities (a “Lender Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (3) the Companies, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (4) such Lender shall provide prompt written notice thereof to the Servicer and the Lead Company and (5) such Lender may not sell a participation to any Ineligible Institution without the prior written consent of the Servicer. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant.

(d)            Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Companies, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”); provided that, subject to clause (c) above, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Each Company agrees that each Lender Participant shall be entitled to the benefits of Sections 3.01(f) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(f) and 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Companies’ request and expense, to use reasonable efforts to cooperate with the Companies to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.

SECTION 10.07.            Governing Law; Submission to Jurisdiction; Etc.

(a)            Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b)            Submission to Jurisdiction. Any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”) shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. With respect to any Proceedings, each party hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of such Proceedings in any one or more jurisdictions preclude the bringing of such Proceedings in any other jurisdiction.

(c)            Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.08.            Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.09.            PATRIOT Act. Each Lender and Agent that is subject to the requirements of the PATRIOT Act hereby notifies the Companies that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Companies, which information includes the name and address of the Companies and other information that will allow such Lender or Agent to identify the Companies in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 10.10.            Counterparts. This Agreement may be executed in any number of counterparts by written form of communication including electronic mail, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by email shall be effective as delivery of a manually executed counterpart of this Agreement. The words “executed,” “execution,” “sign,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf,” “tif”, “tiff”, “jpeg” or “jpg”) and other electronic signatures (including, without limitation, Orbit, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

By executing this Agreement, the parties hereto hereby acknowledge and agree, and direct the Collateral Agent, Collateral Administrator and Securities Intermediary to acknowledge and agree and the Collateral Agent, Collateral Administrator and Securities Intermediary do hereby acknowledge and agree, that execution of this Agreement, any instruction, order, direction, notice, form or other document executed by the any party to this Agreement or the other Loan Documents in connection with this Agreement or such other Loan Documents, by electronic signatures (whether by Adobe Sign, DocuSign, or any other similar platform identified by such party and reasonably available at no undue burden or expense to the Collateral Agent, Collateral Administrator and Securities Intermediary) shall be permitted hereunder notwithstanding anything to the contrary herein and such electronic signatures shall be legally binding as if such electronic signatures were handwritten signatures. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such officer on such party’s behalf. The parties hereto also hereby acknowledge and agree that the Collateral Agent, Collateral Administrator and Securities Intermediary shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 10.11.            Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12.            Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(1)            a reduction in full or in part or cancellation of any such liability;

(2)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(3)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

As used herein:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 10.13.            Confidentiality. Each Agent, the Collateral Administrator, the Securities Intermediary and each Lender agrees to maintain the confidentiality of the Information until the date that is two (2) years after receipt of such Information (or, with respect to Information relating to the financial and other material terms of this Agreement, until the date that is one (1) year after the Maturity Date), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder, the sale of any Portfolio Investment following the occurrence of a Market Value Event or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.13, to (x) any assignee of or Participant in or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (in each case, pursuant to an assumption or participation agreement meeting the requirements of Section 10.06), or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Company and its obligations, (vii) with the consent of the Lead Company, (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.13 by the delivering party or its Affiliates or (y) becomes available to any Agent, the Collateral Administrator, the Securities Intermediary or any Lender on a nonconfidential basis from a source other than any Company, (ix) to the extent permitted or required under this Agreement or the Account Control Agreement or (x) to a nationally recognized statistical rating organization in connection with securing and/or maintaining a rating with respect to Advances made hereunder. For the purposes of this Section 10.13, any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.14.            SWIFT and Other Transmissions.

Each Company hereby directs the Collateral Agent, Collateral Administrator and Securities Intermediary to accept instructions sent pursuant to secure financial messaging services provided by e-mail or otherwise in writing, trade ticket, confirmation of trade, instruction to post or to commit to the trade, SWIFT message, message via Markit Loan Settlement Custodial Services (Markit CIDD) or any other electronic communication or language (collectively, “Transmissions”), which shall constitute instructions for all purposes hereunder. Each Company instructs the Collateral Agent, Collateral Administrator and Securities Intermediary to accept and process any Transmissions initiated by any Company to the same extent that written wire transfer instructions are accepted and processed by the Collateral Agent, Collateral Administrator and Securities Intermediary. The Collateral Agent, Collateral Administrator and Securities Intermediary may conclusively rely on Transmissions to release payments as instructed, subject to any verification of information as requested by the Collateral Agent, Collateral Administrator or Securities Intermediary, as applicable, including the call back process to an individual designated by any Company as authorized to provide such verification; provided that a Transmission shall not constitute notice to the Administrative Agent of a Permitted Distribution and receipt by the Collateral Agent or the Collateral Administrator of a Transmission with respect to any Permitted Distribution shall remain subject to confirmation by the Administrative Agent as set forth in clause (vii) of the definition of “Permitted Distribution”. The Collateral Agent, Collateral Administrator and Securities Intermediary may also request, and the applicable Company will provide, an additional signed direction (whether by manual, PDF or other electronic signature) in order for the Collateral Agent, Collateral Administrator or Securities Intermediary, as applicable, to make such payment in connection with any Transmission. For purposes of compliance with any incumbency certificate of the Companies, all instructions received by the Collateral Agent, Collateral Administrator or Securities Intermediary by a Transmission shall be deemed in compliance with the procedures outlined therein (to the extent applicable).

SECTION 10.15.            Joint and Several Obligations; Lead Company

(a)            Each Company accepts joint and several liability hereunder in respect of Advances and Financing Commitments provided or to be provided by the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Companies and in consideration of the undertakings of each Company to accept joint and several liability for the obligations of each other. Each of the Companies’ obligations arising as a result of the joint and several liability hereunder, with respect to Advances and Financing Commitments hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each of the Companies.

(b)            For all purposes of this Agreement, each Company hereby (i) authorizes the Lead Company to make such requests, give and receive such notices or furnish such certificates to or from the Administrative Agent or the Lenders as may be required or permitted by this Agreement for the benefit of the Companies and to give any consents on behalf of the Companies required by this Agreement and (ii) authorizes the Administrative Agent, the Collateral Agent, the Securities Intermediary and the Collateral Administrator, as applicable, to treat such requests, notices, certificates or consents made, given, received or furnished by or to the Lead Company as having been made, given, received or furnished by or to all Companies for purposes of this Agreement. Each Company agrees to be bound by all such requests, notices, certificates and consents and other such actions by the Lead Company. In each case, the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Lenders shall be entitled to rely upon all such requests, notices, certificates and consents made, given or furnished by or to the Lead Company pursuant to the provisions of this Agreement or any other Loan Document as being made or furnished on behalf of or to, and with the effect of irrevocably binding (if applicable), each Company.

SECTION 10.16.            Direction

The Company hereby directs the Collateral Agent to execute and deliver the Guaranty and Security Agreement and the Account Control Agreement dated as of the date hereof among the Guarantor, the Collateral Agent and the Administrative Agent. In connection with the execution thereof, the Collateral Agent shall be entitled to all rights, protections, immunities and indemnities afforded to it hereunder as if such rights, protections, immunities and indemnities were set forth therein. The Collateral Agent shall have no responsibility for the enforceability, completeness, validity or genuineness of the Guaranteed Obligations (as defined in the Guaranty and Security Agreement), and shall have no responsibility for the preparation, filing, continuation or correctness of any financing statements or the validity or perfection of any lien or security interest set forth in the Guaranty and Security Agreement.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ASME O HOLDINGS I FINCO LLC,
as Company I

By: ASME O Holdings I LP, its sole equity member

By	/s/ Matthew Jill
Name: Matthew Jill
Title: Authorized Signatory

ASME O HOLDINGS II FINCO LLC,
as Company II

By: ASME O Holdings II LP, its sole equity member

By	/s/ Matthew Jill
Name: Matthew Jill
Title: Authorized Signatory

ASME O HOLDINGS III FINCO LLC,
as Company III

By: ASME O Holdings III LP, its sole equity member

By	/s/ Matthew Jill
Name: Matthew Jill
Title: Authorized Signatory

ARES SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP,
as Servicer

By: Ares SME Management O GP LLC, as general partner

By: Ares Investment Holdings LLC, its managing member

By	/s/ Matthew Jill
Name: Matthew Jill
Title: Authorized Signatory

ASME O HOLDINGS I LP, as Parent I

By: Ares SME Management O GP LLC, as general partner

By: Ares Investment Holdings LLC, its managing member

By	/s/ Matthew Jill
Name: Matthew Jill
Title: Authorized Signatory

ASME O HOLDINGS II LP, as Parent II

By: Ares SME Management O GP LLC, as general partner

By: Ares Investment Holdings LLC, its managing member

By	/s/ Matthew Jill
Name: Matthew Jill
Title: Authorized Signatory

ASME O HOLDINGS III LP, as Parent III

By: Ares SME Management O GP LLC, as general partner

By: Ares Investment Holdings LLC, its managing member

By	/s/ Matthew Jill
Name: Matthew Jill
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By	/s/ Robertson Abraham
Name: Robertson Abraham
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Administrator

By	/s/ Robertson Abraham
Name: Robertson Abraham
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as Securities Intermediary

By	/s/ Robertson Abraham
Name: Robertson Abraham
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

SCHEDULE 1

Transaction Schedule

1.	Types of Financing	Available	Financing Limit

	Advances	yes

Financing Commitment: prior to any Commitment Increase Date: an aggregate amount equal to: U.S.$125,000,000, available in USD and any Permitted Non-USD Currency.

On and after the Financing Commitment Scheduled Increase Date, but without giving effect to any Commitment Increase Date: an aggregate amount equal to U.S.$250,000,000, available in USD and any Permitted Non-USD Currency.

After a Commitment Increase Date, if any: (a) an aggregate amount equal to U.S.$250,000,000 plus, (b) subject to Section 2.05, the sum of the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests.

Notwithstanding anything in this Agreement to the contrary, not more than the percentage of the Financing Limit corresponding to the percentage of the Aggregate Market Value set forth in clause 8 of the Concentration Limitations may be utilized in Permitted Non-USD Currencies.

2.	Lenders	Financing Commitment
JPMorgan Chase Bank, National Association

Financing Commitment: prior to any Commitment Increase Date: an aggregate amount equal to: U.S.$125,000,000, available in USD and any Permitted Non-USD Currency.

On and after the Financing Commitment Scheduled Increase Date, but without giving effect to any Commitment Increase Date: an aggregate amount equal to U.S.$250,000,000, available in USD and any Permitted Non-USD Currency.

After a Commitment Increase Date, if any: (a) an aggregate amount equal to U.S.$250,000,000 plus (b) subject to Section 2.05, the sum of the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests, as reduced from time to time pursuant to Section 4.07.

Notwithstanding anything in this Agreement to the contrary, not more than the percentage of the Financing Commitments corresponding to the percentage of the Aggregate Market Value set forth in clause 8 of the Concentration Limitations may be utilized in Permitted Non-USD Currencies.

3.	Scheduled Termination Date:	March 27, 2031; provided that if such day is not a Business Day, the Scheduled Termination Date shall be the immediately preceding Business Day.

4.	Interest Rates

The Applicable Margin ranges from 1.50% to 3.2693%, as further set forth in Annex A.

5.	Account Numbers (listed for each of Company I; Company II; and Company III in such order)

	Custodial Account:	[***]
	Interest Collection Account:	[***]
	Principal Collection Account:	[***]
	MV Cure Account:	[***]
	Unfunded Exposure Account:	[***]

Permitted Non-USD Currency Accounts:
CAD:

	CAD Custodial Account:	[***]
	CAD Interest Collection Account:	[***]
	CAD Principal Collection Account:	[***]
	CAD MV Cure Account:	[***]
	CAD Unfunded Exposure Account:	[***]

GBP:
	GBP Custodial Account:	[***]
	GBP Interest Collection Account:	[***]
	GBP Principal Collection Account:	[***]
	GBP MV Cure Account:	[***]
	GBP Unfunded Exposure Account:	[***]

Euro:
	Euro Custodial Account:	[***]
	Euro Interest Collection Account:	[***]
	Euro Principal Collection Account:	[***]
	Euro MV Cure Account:	[***]
	Euro Unfunded Exposure Account:	[***]

AUD:

	AUD Custodial Account:	[***]
	AUD Interest Collection Account:	[***]
	AUD Principal Collection Account:	[***]
	AUD MV Cure Account:	[***]
	AUD Unfunded Exposure Account:	[***]

NZD:

	NZD Custodial Account:	[***]
	NZD Interest Collection Account:	[***]
	NZD Principal Collection Account:	[***]
	NZD MV Cure Account:	[***]
	NZD Unfunded Exposure Account:	[***]

6.	Maximum Borrowing Base:	As of any date of determination, 115% of the Borrowing Base.

7.	Purchases of Restricted Securities

Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute, at the time of initial purchase, a Restricted Security. As used herein, “Restricted Security” means any security that forms part of a new issue of publicly and privately issued securities (a) with respect to which an Affiliate of any Lender that is a “broker” or a “dealer”, within the meaning of the Securities Exchange Act of 1934, participated in the distribution as a member of a selling syndicate or group within 30 days of the proposed purchase by the Company and (b) which the Company proposes to purchase from any such Affiliate of any Lender.

Addresses for Notices
The Companies:	ASME O Holdings I Finco LLC, ASME O Holdings II Finco LLC, ASME O Holdings III Finco LLC c/o Ares Management LLC 1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067	Attn: [***] Telephone: [***] Email: [***]

The Servicer:	Ares Sports, Media and Entertainment Opportunities LP c/o Ares Management LLC 1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067	Attn: [***] Telephone: [***] Email: [***]

The Administrative Agent:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: [***] Telephone: [***]

with a copy to
JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179

Attention: [***]

Telephone: [***]

Email: [***]

With a copy to:

[***]; [***]

With a copy to (solely with respect to the reporting to be delivered by the Company pursuant to Section 6.02(p)):

[***], [***], [***], [***], [***], [***]

The Collateral Agent, the Securities Intermediary, the Bank and the Collateral Administrator:	The Bank of New York Mellon Trust Company, National Association, 601 Travis St., 16th Floor Houston, Texas 77002	Attention: [***] Email: [***]

JPMCB:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: [***]

	with a copy to: JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: [***] Telephone: [***]

Each other Lender:	The address (electronic mail address) provided by it to the Administrative Agent.

SCHEDULE 2

[Reserved]

SCHEDULE 3

Eligibility Criteria

1.	Such obligation is a Senior Secured Loan, Second Lien Loan, Equity Asset, Liquid Debt Security, Music Rights Securitization or Holdco Loan and is not a Synthetic Security, a Zero-Coupon Obligation, a Structured Finance Obligation (other than Music Rights Securitizations), a Participation Interest, a letter of credit or an interest therein or a Mezzanine Obligation (or, for the avoidance of doubt, any other unsecured obligation of an obligor).

2.	Such obligation does not require the making of any future advance or payment by the Company to the issuer thereof or any related counterparty except in connection with a Delayed Funding Term Loan or a Revolving Loan.

3.	Such obligation is eligible to be entered into by, sold or assigned to the Company and pledged to the Collateral Agent.

4.	Such obligation is denominated and payable in USD or a Permitted Non-USD Currency and purchased at a price that is at least 90% of the par amount of such obligation.

5.	Such obligation is issued by a company organized in an Eligible Jurisdiction.

6.	It is an obligation upon which no payments are subject to deduction or withholding for or on account of any withholding Taxes (other than withholding under FATCA and withholding imposed on fees) imposed by any jurisdiction unless the related Portfolio Investment Obligor is required to make “gross-up” payments that cover the full amount of any such withholding Taxes (subject to customary conditions to such payments which the Company (or the Servicer on behalf of the Company) in its good faith reasonable judgment expects to be satisfied).

7.	Such obligation is not subject to an event of default (as defined in the Underlying Instruments for such obligation) in accordance with its terms (including the terms of its Underlying Instruments after giving effect to any grace and/or cure period set forth in the Underlying Instruments for such obligation, but not to exceed five (5) days) and no Indebtedness of the Portfolio Investment Obligor thereon ranking pari passu with or senior to such obligation is in default with respect to the payment of principal or interest or is subject to any other event of default that would trigger a default under the related Underlying Instruments (after giving effect to any grace and/or cure period set forth in such Underlying Instruments, but not to exceed five (5) days).

8.	The timely repayment of such obligation is not subject to non-credit-related risk as determined by the Servicer in its good faith and reasonable judgment.

9.	It is not at the time of purchase or commitment to purchase the subject of an offer other than an offer pursuant to the terms of which the offeror offers to acquire a debt obligation in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.

10.	Such obligation is not primarily backed by real estate.

11.	With respect to Credit Assets, either (a) such obligation provides for periodic payments of interest thereon solely in cash at least semi-annually or (b) such obligation is a Partial Deferrable Obligation.

12.	Such obligation will not cause the Company or the pool of Collateral to be required to register as an investment company under the Investment Company Act of 1940, as amended.

13.	The Portfolio Investment has been Delivered to the Collateral Agent.

14.	With respect to a Credit Asset, (a) the Administrative Agent is an “Eligible Assignee” (as such term, or comparable term, is defined in the Underlying Instruments in respect of such Portfolio Investment) and such Portfolio Investment is otherwise permitted to be entered into by, sold or assigned to the Administrative Agent and (b) if the administrative agent with respect to such Portfolio Investment is the Servicer or an Affiliate of the Servicer, the Company has delivered to the Collateral Agent to hold in custody in accordance with this Agreement (to be provided to the Administrative Agent following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event) an assignment agreement duly executed by the administrative agent in respect of such Portfolio Investment, naming the Administrative Agent as assignee.

15.	With respect to an Equity Asset, (a) either (i) such Equity Asset is freely pledgeable and transferable and, following the occurrence of an Event of Default or Market Value Event, able to be transferred or sold by the Collateral Agent without the consent of the Portfolio Investment Obligor thereunder or any other person or (ii) (A) all consents necessary for the transfer of such Equity Asset to the Company and pledge to the Collateral Agent have been obtained and all consents necessary to transfers or sales by the Collateral Agent of either (x) such Equity Asset or (y) the Equity Interests of the applicable Parent in the Company which directly holds such Equity Asset, in each case, following the occurrence of an Event of Default or Market Value Event have been obtained, or (B) the Administrative Agent elects, in its sole discretion, that such Equity Asset shall not be subject to this clause 15 by indicating such Equity Asset as “Eligible” on Schedule 7, and (b) the Administrative Agent shall have obtained evidence satisfactory to it that the Company owns such Equity Asset.

16.	With respect to an Equity Asset, it is fully paid and non-assessable and validly issued in accordance with all Applicable Laws and free of preemptive rights and other Liens except for restrictions on transfer arising under any applicable securities Laws and the related Underlying Instruments as of the Trade Date.

17.	Following the relevant Trade Date, such Portfolio Investment has not been amended to (a) reduce the principal amount of such Portfolio Investment, (b) postpone the maturity date or any scheduled prepayment date in respect of such Portfolio Investment as a result of a credit deterioration, (c) alter the pro rata allocation or sharing of payments or distributions required by any related Underlying Instruments in a manner materially adverse to the Company, (d) release any material guarantor of such Portfolio Investment from its obligations, which release has a material adverse effect on the credit quality of such Portfolio Investment), or (e) terminate or release any lien on a material portion on the collateral securing such Portfolio Investment, which termination or release has a material adverse effect on the credit quality of such Portfolio Investment, in each case without the prior written consent of the Administrative Agent (at the direction of the Required Lenders); provided that this clause 17 shall not be applicable for purposes of Section 1.03 of the Agreement.

18.	With respect to an Equity Asset, (a) no Bankruptcy Event has occurred with respect to the sponsor or issuer thereof, (b) the Company is not in default with respect to its material obligations relating to such Equity Asset (including, without limitation, failure of the Company with respect to its Portfolio Investment obligations (including to satisfy any capital call obligations)) beyond any applicable notice and cure period contained in the Underlying Instruments thereof, (c) there has been no change of control of the applicable Portfolio Investment Obligor following the Trade Date, (d) any change in investment strategy or change of control of the sponsor or issuer thereof, in each case, that, in the reasonable discretion of the Administrative Agent, has a material adverse effect on the value of the such Equity Asset, (e) no event has occurred which, in the sole discretion of the Administrative Agent, materially impairs the ability of the investment manager or any other officer or manager acting in a similar capacity to direct or cause the direction of the management, policies or investment strategy of such Equity Asset and (f) there has been no complete Write-Downs with respect to such Equity Asset.

SCHEDULE 4

[Attached to Annex A]

SCHEDULE 5

[Attached to Annex A]

SCHEDULE 6

[Reserved]

SCHEDULE 7

[Attached to Annex A]

SCHEDULE 8

[Attached to Annex A]

EXHIBIT A

Form of Request for Advance

JPMorgan Chase Bank, National Association, as Administrative Agent
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Attention: [***]

JPMorgan Chase Bank, National Association, as Administrative Agent
383 Madison Avenue
New York, New York 10179
Attention: [***]
Email: [***]

[***]

JPMorgan Chase Bank, National Association, as Lender
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
Attention: [***]

cc:

The Bank of New York Mellon Trust Company, National Association, as Collateral Agent and

Collateral Administrator

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: [***]

Email: [***]

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of March 27, 2026 (as amended, the “Agreement”), among [           ], as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), [           ], as servicer (the “Servicer”), the lenders party thereto, and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, you are hereby notified of the following:

(1)            The Company hereby requests a [Equity Asset Advance], [First Lien Liquid Credit Asset Advance], [First Lien Private Credit Asset Advance], [Other Credit Asset Advance] under Section 2.03 of the Agreement to be funded on [____________].

(2)            The aggregate amount of such Advance (s)requested hereby is [_________].1

1 Note: The requested Advance shall be in an amount such that, after giving effect thereto and the related purchase of the applicable Portfolio Investment(s) (if any), the Borrowing Base Test and Asset Advance Tests are each satisfied.

(3)            The currency of such proposed Advance(s) is [USD][AUD][NZD][CAD][EUR][GBP].

(4)            The proposed purchases (if any) relating to this request are as follows:

Security	Asset Type	Par	Price	Purchased Interest (if any)

We hereby certify that all conditions [to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement and] to an Advance set forth in Section 2.05 of the Agreement have been satisfied or waived as of the [related Trade Date (and shall be satisfied or waived as of the related Settlement Date) and] Advance date[, as applicable].

Very truly yours,

[__]

By
Name:
Title:

EXHIBIT B

Form of Partial Deferrable Obligation Notice

Portfolio Investment	Paid PIK in Quarter ended _____? (Y/N)	Coupon Paid (Cash / PIK)

EXHIBIT C

[Attached to Annex A]